UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

The Hershey Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2018 Annual Meeting of

Stockholders

Wednesday, May 2, 2018

10:00 a.m., Eastern Daylight Time

GIANT Center

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of The Hershey Company (the “Company”) will be held on Wednesday, May 2, 2018, beginning at 10:00 a.m., Eastern Daylight Time, at GIANT Center, 550 West Hersheypark Drive, Hershey, Pennsylvania. The purposes of the meeting are as follows:

1.	To elect the 11 nominees named in the Proxy Statement to serve as directors of the Company until the 2019 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018;

3.	To conduct an advisory vote regarding the compensation of the Company’s named executive officers; and

4.	To discuss and take action on any other business that is properly brought before the Annual Meeting.

The Proxy Statement accompanying this Notice of 2018 Annual Meeting of Stockholders describes each of these items in detail. The Proxy Statement contains other important information that you should read and consider before you vote.

The Board of Directors of the Company has established the close of business on March 5, 2018 as the record date for determining the stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

The Company is furnishing proxy materials to its stockholders through the Internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many of the Company’s stockholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of 2018 Annual Meeting of Stockholders and Proxy Statement, our proxy card, and our Annual Report on Form 10-K. We believe this process gives us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail.

By order of the Board of Directors,

Leslie M. Turner

Senior Vice President,

General Counsel and Corporate Secretary

March 22, 2018

Your vote is important. Instructions on how to vote are contained in our Proxy Statement and in the Notice of Internet Availability of Proxy Materials. Please cast your vote by telephone or over the Internet as described in those materials. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date and return the proxy/voting instruction card in the envelope provided.

Proxy Statement Summary

2018 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, May 2, 2018 10:00 a.m., Eastern Daylight Time

Place:	GIANT Center 550 West Hersheypark Drive Hershey, Pennsylvania 17033

Record Date:	March 5, 2018

VOTING MATTERS AND BOARD RECOMMENDATIONS

Voting Matter		Board Vote Recommendation	Page Number with More Information
Proposal 1:	Election of Directors	FOR each nominee	23
Proposal 2:	Ratification of Appointment of Independent Auditors	FOR	41
Proposal 3:	Advise on Named Executive Officer Compensation	FOR	84

This Proxy Statement Summary contains highlights of certain information in this Proxy Statement. Because it is only a summary, it does not contain all the information that you should consider prior to voting. Please review the complete Proxy Statement and the Company’s 2017 Annual Report on Form 10-K that accompanies the Proxy Statement for additional information.

OUR DIRECTOR NOMINEES

You have the opportunity to vote on the election of the following 11 nominees for director. Additional information regarding each director nominee’s experience, skills and qualifications to serve as a member of the Company’s Board of Directors (the “Board”) can be found in the Proxy Statement under Proposal No. 1 – Election of Directors.

Name	Age	Years on Board	Position	Independent	Committee Memberships*
Pamela M. Arway	64	8	Former President, Japan/Asia Pacific/Australia Region, American Express International, Inc.	Yes	Audit Finance & Risk
James W. Brown	66	1	Director, Hershey Trust Company; Member, Board of Managers, Milton Hershey School	Yes	Audit
Michele G. Buck	56	1	President and Chief Executive Officer, The Hershey Company	No	None
Charles A. Davis**	69	11	Chief Executive Officer, Stone Point Capital LLC	Yes	Audit*** Compensation*** Executive Finance and Risk*** Governance
Mary Kay Haben	61	5	Former President, North America, Wm. Wrigley Jr. Company	Yes	Executive Finance & Risk Governance+
James C. Katzman	50	0	Director, Hershey Trust Company; Member, Board of Managers, Milton Hershey School	Yes	None
M. Diane Koken	65	1	Director, Hershey Trust Company; Member, Board of Managers, Milton Hershey School	Yes	Compensation
Robert M. Malcolm	65	7	Former President, Global Marketing, Sales & Innovation, Diageo PLC	Yes	Executive Finance & Risk+ Governance
Anthony J. Palmer	58	7	President, Global Brands and Innovation, Kimberly-Clark Corporation	Yes	Audit Compensation
Wendy L. Schoppert	51	0.5	Former Executive Vice President and Chief Financial Officer, Sleep Number Corporation	Yes	Audit
David L. Shedlarz	69	10	Former Vice Chairman, Pfizer Inc.	Yes	Audit+ Executive Finance & Risk

*	Compensation = Compensation and Executive Organization Committee
Finance & Risk = Finance and Risk Management Committee

**	Lead Independent Director

***	Mr. Davis, as our Lead Independent Director, is an ex-officio member of the Audit Committee, the Compensation and Executive Organization Committee and the Finance and Risk Management Committee

+	Committee Chair

GOVERNANCE HIGHLIGHTS

Board Composition

•   11 director nominees; 10 are independent

•   Average age of director nominees is 61

•   Average tenure of director nominees is 5 years

•   5 new directors/director nominees over last 2 years

•   5 of 11 director nominees are female

•   Highly qualified directors reflect broad mix of business backgrounds, skills and experiences

Corporate Governance

•   Separate Chairman of the Board and Chief Executive Officer positions

•   Strong Lead Independent Director position

•   4 fully independent Board committees plus an Executive Committee

•   Executive session of independent directors held at each regularly-scheduled Board meeting

•   Declassified Board – all directors elected annually

•   Frequent Board and committee meetings to ensure awareness and alignment

¡    12 Board meetings in 2017

¡    33 standing committee meetings in 2017

•   On average, directors attended 88% of Board and committee meetings held in 2017

•   Generally, each committee chair required to step down after 4 consecutive years as chair

•   Annual Board and committee self-assessments and discussions with individual directors

•   Resignation requirement upon material change in director occupation (subject to acceptance by the Board)

•   Directors generally not nominated for re-election after 72nd birthday

•   Strong clawback and anti-hedging policies

•   Significant stock ownership requirements for directors and senior executives

•   Active role in risk oversight, including separate risk management committee

•   Annual advisory vote on named executive officer compensation

¡   Approximately 95% stockholder approval (based on votes cast) every year

•   2 directors elected by holders of common stock voting separately

EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program is intended to provide competitive compensation based on performance and contributions to the Company, to incentivize, attract and retain key executives, to align the interests of our executive officers and our stockholders and to drive stockholder value over the long term. To achieve these objectives, our executive compensation program includes the following key features:

•	We Pay for Performance by aligning our short- and long-term incentive compensation plans with business strategies to reward executives who achieve or exceed applicable Company and business division goals.

¡	In 2017, approximately 68% of the target total direct compensation for our Chief Executive Officer (“CEO”) and, on average, 60% of the target total direct compensation for our other named executive officers (“NEOs”) excluding Mr. Bilbrey, was tied to Company performance.

¡	Payouts under our annual cash incentive program for 2017 were 100% performance based.

¡	50% of the equity awards granted to our NEOs in 2017 took the form of performance stock units, which will be earned based on achievement of pre-determined performance goals.

¡	25% of the equity awards granted to our NEOs in 2017 took the form of stock options, which will only have value to our NEOs to the extent our stock price increases over the long term.

•	We Pay Competitively by targeting total direct compensation for our executive officers, in aggregate, at competitive pay levels using the median of our peer group for reference.

¡	We regularly review and, as appropriate, make changes to our peer group to ensure it is representative of our market for talent, our business portfolio, our overall size and our global footprint.

¡	We do not provide excessive benefits and perquisites to our executives.

•	We Align Our Compensation Program with Stockholder Interests by providing a significant amount of each NEO’s compensation opportunity in the form of equity and requiring executive stock ownership.

¡	Equity grants represented 67% of our CEO’s 2017 target total direct compensation and, on average, 51% of the 2017 target total direct compensation for our other NEOs, excluding Mr. Bilbrey.

¡	Stock ownership requirements for our NEOs range from 5x salary (for our CEO) to 3x salary (for NEOs other than our CEO).

CEO Target Total Direct Compensation for 2017
Compensation Element	% of Total	Description	Cash	Equity
Salary	15	Fixed annual cash amount	✓
Annual Cash Incentive	18	Variable annual cash payment	✓
Long-Term Incentive	67	Equity awards with 3-4 year vest periods		✓

Proxy Statement

The Board of Directors (the “Board”) of The Hershey Company (the “Company,” “we,” or “us”) is furnishing this Proxy Statement and the accompanying form of proxy in connection with the solicitation of proxies for the 2018 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on May 2, 2018, beginning at 10:00 a.m., Eastern Daylight Time (“EDT”), at GIANT Center, 550 West Hersheypark Drive, Hershey, Pennsylvania 17033.

Important Notice Regarding the Availability of Proxy Materials for the

2018 Annual Meeting of Stockholders to be held on May 2, 2018

The Notice of 2018 Annual Meeting of Stockholders and Proxy Statement, our proxy card, our Annual Report on Form 10-K and other annual meeting materials are available free of charge on the Internet at www.proxyvote.com. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about March 22, 2018. At that time, we also will begin mailing paper copies of our proxy materials to stockholders who requested them.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is entitled to attend and vote at the Annual Meeting?

A:	You can attend and vote at the Annual Meeting if, as of the close of business on March 5, 2018 (the “Record Date”), you were a stockholder of record of the Company’s common stock (“Common Stock”) or Class B common stock (“Class B Common Stock”). As of the Record Date, there were 149,301,289 shares of our Common Stock and 60,619,777 shares of our Class B Common Stock outstanding.

Q:	How do I gain admission to the Annual Meeting?

A:	If you are a registered stockholder, you must bring with you the Notice of Internet Availability of Proxy Materials and a government-issued photo identification (such as a valid driver’s license or passport) to gain admission to the Annual Meeting. If you did not receive a Notice of Internet Availability of Proxy Materials because you elected to receive a paper copy of the proxy materials, please bring the admission ticket printed on the top half of the proxy card supplied with those materials, together with your government-issued photo identification. If you receive your proxy materials by email, please call our Investor Relations Department at (800) 539-0261 and request an admission ticket for the meeting.

If you hold your shares in street name and want to attend the Annual Meeting, you must bring your government-issued photo identification, together with:

•	The Notice of Internet Availability of Proxy Materials you received from your broker, bank or other holder of record; or

•	A letter from your broker, bank or other holder of record indicating that you were the beneficial owner of Company stock as of the Record Date; or

•	Your most recent account statement indicating that you were the beneficial owner of Company stock as of the Record Date.

Q:	What is the difference between a registered stockholder and a stockholder who owns stock in street name?

A:	If you hold shares of Common Stock or Class B Common Stock directly in your name on the books of the Company’s transfer agent, you are a registered stockholder. If you own your Company shares indirectly through a broker, bank or other holder of record, then you are a beneficial owner and those shares are held in street name.

Q:	What are the voting rights of each class of stock?

A:	Stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date, and 10 votes for each share of Class B Common Stock held as of the Record Date. There are no cumulative voting rights.

Q:	Can I vote my shares before the Annual Meeting?

A:	Yes. If you are a registered stockholder, there are three ways to vote your shares before the Annual Meeting:

By Internet (www.proxyvote.com) – Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 1, 2018. Have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions on the website to vote your shares.

By telephone (800-690-6903) – Submit your vote by telephone until 11:59 p.m. EDT on May 1, 2018. Have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions provided by the recorded message to vote your shares.

By mail – If you received a paper copy of the proxy materials, you can vote by mail by filling out the proxy card enclosed with those materials and returning it pursuant to the instructions set forth on the card. To be valid, proxy cards must be received before the start of the Annual Meeting.

If your shares are held in street name, your broker, bank or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials that contains instructions on how to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.

Please see the Notice of Internet Availability of Proxy Materials or the information your bank, broker or other holder of record provided you for more information on these voting options.

Q:	Can I vote in person at the Annual Meeting instead of by proxy?

A:	If you are a registered stockholder, you can vote at the Annual Meeting any shares that were registered in your name as the stockholder of record as of the Record Date.

If your shares are held in street name, you cannot vote those shares at the Annual Meeting unless you have a legal proxy from the holder of record. If you plan to attend and vote your street-name shares at the Annual Meeting, you should request a legal proxy from your broker, bank or other holder of record and bring it with you to the Annual Meeting.

If you plan to vote at the Annual Meeting, please pick up a ballot at the designated voting booth upon your arrival. You may then either deposit your ballot in any of the designated ballot boxes located inside the meeting room before the meeting begins or submit your ballot to a meeting usher at the time designated during the meeting. Ballots will not be distributed during the meeting. Shares may not be voted after the polls close.

Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote your shares by proxy prior to the Annual Meeting.

Q:	Can I revoke my proxy or change my voting instructions once submitted?

A:	If you are a registered stockholder, you can revoke your proxy and change your vote prior to the Annual Meeting by:

•	Sending a written notice of revocation to our Corporate Secretary at 100 Crystal A Drive, Hershey, Pennsylvania 17033 (the notification must be received by the close of business on May 1, 2018);

•	Voting again by Internet or telephone prior to 11:59 p.m. EDT on May 1, 2018 (only the latest vote you submit will be counted); or

•	Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the Annual Meeting).

If your shares are held in street name, you should contact your broker, bank or other holder of record about revoking your voting instructions and changing your vote prior to the Annual Meeting.

If you are eligible to vote at the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote at the Annual Meeting by submitting a written ballot before the polls close.

Q:	What will happen if I submit my proxy but do not vote on a proposal?

A:	If you submit a valid proxy but fail to provide instructions on how you want your shares to be voted, your proxy will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, which is as follows:

•	“FOR” the election of all director nominees;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors; and

•	“FOR” the approval of the compensation of the Company’s named executive officers (“NEOs”).

If any other item is properly presented for a vote at the Annual Meeting, the shares represented by your properly submitted proxy will be voted at the discretion of the proxies.

Q:	What will happen if I neither submit my proxy nor vote my shares in person at the Annual Meeting?

A:	If you are a registered stockholder, your shares will not be voted.

If your shares are held in street name, your broker, bank or other holder of record may vote your shares on certain “routine” matters. The ratification of independent auditors is currently considered to be a routine matter. On this matter, your broker, bank or other holder of record can:

•	Vote your street-name shares even though you have not provided voting instructions; or

•	Choose not to vote your shares.

The other matters you are being asked to vote on are not routine and cannot be voted by your broker, bank or other holder of record without your instructions. When a broker, bank or other holder of record is unable to vote shares for this reason, it is called a “broker non-vote.”

Q:	How do I vote if I am a participant in one of the Company’s 401(k) Plans?

A:	If you are a participant in either The Hershey Company 401(k) Plan or The Hershey Company Puerto Rico 401(k) Plan, you may have certain voting rights with respect to shares of our Common Stock credited to your account in the plan. You do not own these shares. They are owned by the plan trustee.

Each of the plans provides you with voting rights based on the number of shares of Common Stock that were constructively invested in your plan account as of the close of business on the Record Date. We originally contributed these shares to the plan on your behalf as matching or supplemental retirement contributions. You may vote these shares in much the same way as registered stockholders vote their shares, but you have an earlier deadline. Your vote must be received by the plan trustee by 11:59 p.m. EDT on April 27, 2018. You may vote these shares by following the instructions provided on the Notice of Internet Availability of Proxy Materials and on the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, you also may vote by mail by signing, dating and returning the proxy/voting instruction card included with those materials.

The plan trustee will submit one proxy to vote all shares of Common Stock in the plan. The trustee will vote the shares of Common Stock credited to participants submitting voting instructions in accordance with their instructions and will vote the shares of Common Stock in the plan for which no voting instructions were received in the same proportion as the final votes of all participants who actually voted. Please note that if you do not submit voting instructions for the shares of Common Stock in your account by the voting deadline, those shares will be included with the other undirected shares and voted by the trustee as described above. Because the trustee submits one proxy to vote all shares of Common Stock in the plan, you may not vote plan shares in person at the Annual Meeting.

Q:	How do I vote my shares in the Company’s Automatic Dividend Reinvestment Service Plan?

A:	Computershare, our transfer agent, has arranged for any shares that you hold in the Automatic Dividend Reinvestment Service Plan to be included in the total registered shares of Common Stock shown on the Notice of Internet Availability of Proxy Materials or proxy card we have provided you. By voting these shares, you also will be voting your shares in the Automatic Dividend Reinvestment Service Plan.

Q:	What does it mean if I received more than one Notice of Internet Availability of Proxy Materials or proxy card?

A:	You probably have multiple accounts with us and/or brokers, banks or other holders of record. You should vote all of the shares represented by these Notices/proxy cards. Certain brokers, banks and other holders of record have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker, bank or other holder of record for more information. Additionally, Computershare can assist you if you want to consolidate multiple registered accounts existing in your name. To contact Computershare, visit their website at www.computershare.com/investor; or write to P.O. Box 505000, Louisville, KY 40233-5000; or for overnight delivery, to Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202; or call:

•	(800) 851-4216 Domestic Holders

•	(201) 680-6578 Foreign Holders

•	(800) 952-9245 Domestic TDD line for hearing impaired

•	(312) 588-4110 Foreign TDD line for hearing impaired

Q:	How many shares must be present to conduct business at the Annual Meeting?

A:	To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present, either in person or by proxy.

On most matters, the votes of the holders of the Common Stock and Class B Common Stock are counted together. However, there are some matters that must be voted on only by the holders of one class of stock. We will have a quorum for all matters to be voted on at the Annual Meeting if the following number of votes is present, in person or by proxy:

•	For any matter requiring the vote of the Common Stock voting separately: a majority of the votes of the Common Stock outstanding on the Record Date.

•	For any matter requiring the vote of the Class B Common Stock voting separately: a majority of the votes of the Class B Common Stock outstanding on the Record Date.

•	For any matter requiring the vote of the Common Stock and Class B Common Stock voting together without regard to class: a majority of the votes of the Common Stock and Class B Common Stock outstanding on the Record Date.

It is possible that we could have a quorum for certain items of business to be voted on at the Annual Meeting and not have a quorum for other matters. If that occurs, we will proceed with a vote only on the matters for which a quorum is present.

Q:	What vote is required to approve each proposal?

A:	Assuming that a quorum is present:

•	Proposal No. 1: Election of Directors – the two nominees to be elected by holders of our Common Stock voting separately as a class who receive the greatest number of votes cast “FOR,” and the nine nominees to be elected by holders of our Common Stock and Class B Common Stock voting together who receive the greatest number of votes cast “FOR,” will be elected as directors.

•	Proposal No. 2: Ratification of the Appointment of Ernst & Young LLP as Independent Auditors – the affirmative vote of the holders of at least a majority of the shares of Common Stock and Class B Common Stock (voting together as a class) represented at the Annual Meeting.

•	Proposal No. 3: Advise on Named Executive Officer Compensation – the affirmative vote of the holders of at least a majority of the shares of Common Stock and Class B Common Stock (voting together as a class) represented at the Annual Meeting.

Q:	Are abstentions and broker non-votes counted in the vote totals?

A:	Abstentions are counted as being present and entitled to vote in determining whether a quorum is present. Shares as to which broker non-votes exist will be counted as present and entitled to vote in determining whether a quorum is present for any matter requiring the vote of the Common Stock and Class B Common Stock voting together as a class, but they will not be counted as present and entitled to vote in determining whether a quorum is present for any matter requiring the vote of the Common Stock or Class B Common Stock voting separately as a class.

If you mark or vote “abstain” on Proposal Nos. 2 or 3, the abstention will have the effect of being counted as a vote “AGAINST” the proposal. Broker non-votes with respect to Proposal Nos. 1-3 are not included in vote totals and will not affect the outcome of the vote on those proposals.

Q:	Who will pay the cost of soliciting votes for the Annual Meeting?

A:	We will pay the cost of preparing, assembling and furnishing proxy solicitation and other required Annual Meeting materials. We do not use a third-party solicitor. It is possible that our directors, officers and employees might solicit proxies by mail, telephone, telefax, electronically over the Internet or by personal contact, without receiving additional compensation. We will reimburse brokers, banks and other nominees, fiduciaries and custodians who nominally hold shares of our stock as of the Record Date for the reasonable costs they incur furnishing proxy solicitation and other required Annual Meeting materials to street-name holders who beneficially own those shares on the Record Date.

CORPORATE GOVERNANCE

We have a long-standing commitment to good corporate governance practices. Our corporate governance policies and other documents establish the high standards of professional and personal conduct we expect of our Board, members of senior management and all employees, and promote compliance with various financial, ethical, legal and other obligations and responsibilities.

The business activities of the Company are carried out by our employees under the direction and supervision of our President and Chief Executive Officer (“CEO”). The Board is responsible for overseeing these activities. In doing so, each director is required to use his or her business judgment in the best interests of the Company. The Board’s responsibilities include:

•	Reviewing the Company’s performance, strategies and major decisions;

•	Overseeing the Company’s compliance with legal and regulatory requirements and the integrity of its financial statements;

•	Overseeing the Company’s policies and practices for identifying, managing and mitigating key enterprise risks;

•	Overseeing management, including reviewing the CEO’s performance and succession planning for key management roles; and

•	Overseeing executive and director compensation, and our compensation program and policies.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that, along with the charters of the Board committees, provide the basic framework for the Board’s operation and role in the governance of the Company. The guidelines include the Board’s policies regarding director independence, qualifications and responsibilities, access to management and outside advisors, compensation, continuing education, oversight of management succession and stockholding requirements. They also provide a process for directors to annually evaluate the performance of the Board.

The Governance Committee is responsible for overseeing and reviewing the Board’s Corporate Governance Guidelines at least annually and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available on the Investors section of our website at www.thehersheycompany.com.

Code of Conduct

The Board has adopted a Code of Conduct that applies to all of our directors, officers and employees worldwide. Adherence to this Code of Conduct assures that our directors, officers and employees are held to the highest standards of integrity. The Code of Conduct covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Audit Committee oversees the Company’s communication of, and compliance with, the Code of Conduct. The Code of Conduct, including amendments thereto or waivers granted to a director or officer, if any, can be viewed on the Investors section of our website at www.thehersheycompany.com.

Stockholder and Interested Party Communications with Directors

Stockholders and other interested parties may communicate with our directors in several ways. Communications regarding accounting, internal accounting controls or auditing matters may be emailed to the Audit Committee at auditcommittee@hersheys.com or addressed to the Audit Committee at the following address:

Audit Committee

c/o Corporate Secretary

The Hershey Company

100 Crystal A Drive

P.O. Box 810

Hershey, PA 17033-0810

Stockholders and other interested parties also can submit comments, confidentially and anonymously if desired, to the Audit Committee by calling the Hershey Concern Line at (800) 362-8321 or by accessing the Hershey Concern Line website at www.HersheysConcern.com.

Stockholders and other interested parties may contact any of the independent directors, including the Lead Independent Director, as well as the independent directors as a group, by writing to the specified party at the address set forth above or by emailing the independent directors (or a specific independent director, including the Lead Independent Director) at independentdirectors@hersheys.com. Stockholders and other interested parties may also contact any of the independent directors using the Hershey Concern Line telephone number or website noted above.

Communications to the Audit Committee, any of the independent directors and the Hershey Concern Line are processed by the Office of General Counsel. The Office of General Counsel reviews and summarizes these communications and provides reports to the applicable party on a periodic basis. Communications regarding any accounting, internal control or auditing matter are reported immediately to the Audit Committee, as are allegations about our officers. The Audit Committee will address communications from any interested party in accordance with our Board-approved Procedures for Submission and Handling of Complaints Regarding Compliance Matters, which are available for viewing on the Investors section of our website at www.thehersheycompany.com. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded to the Audit Committee or the independent directors, but copies are retained and made available to any director who wishes to review them.

Director Independence

The Board, in consultation with the Governance Committee, determines which of our directors are independent. The Board has adopted categorical standards for independence that the Board uses in determining which directors are independent. The Board bases its determination of independence for each director on the more stringent independence standards applicable to Audit Committee members regardless of whether such director serves on the Audit Committee. These standards are contained in the Board’s Corporate Governance Guidelines.

Applying these categorical standards for independence, as well as the independence requirements set forth in the listing standards of the New York Stock Exchange (the “NYSE Rules”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), the Board determined that the following directors recommended for election at the Annual Meeting are independent: Pamela M. Arway, James W. Brown, Charles A. Davis, Mary Kay Haben, James C. Katzman, M. Diane Koken, Robert M. Malcolm, Anthony J. Palmer, Wendy L. Schoppert and David L. Shedlarz. In addition, the Board determined the following directors who served in 2017 were independent: Robert F. Cavanaugh, James M. Mead, James E. Nevels and Thomas J. Ridge. The Board determined that John P. Bilbrey is not independent because he served as an executive officer of the Company until March 1, 2017, and that Michele G. Buck is not independent because she is an executive officer of the Company.

In making its independence determinations, the Board, in consultation with the Governance Committee, reviewed the direct and indirect relationships between each director and the Company and its subsidiaries, as well as the compensation and other payments each director received from or made to the Company and its subsidiaries.

In making its independence determinations with respect to Ms. Koken and Messrs. Brown and Katzman, the Board considered their roles as current members of the board of directors of Hershey Trust Company and the board of managers (governing body) of Milton Hershey School, as well as certain transactions the Company had or may have with these entities.

Hershey Trust Company, as trustee for the trust established by Milton S. and Catherine S. Hershey that has as its sole beneficiary Milton Hershey School (such trust, the “Milton Hershey School Trust”), is our controlling stockholder. Hershey Trust Company is in turn owned by the Milton Hershey School Trust. As such, Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust are considered affiliates of the Company under SEC rules. During 2017, we had a number of transactions with Hershey Trust Company, Milton Hershey School and companies owned by the Milton Hershey School Trust involving the purchase and sale of goods and services in the ordinary course of business and the leasing of real estate at market rates. We have outlined these transactions in greater detail in the section entitled “Certain Transactions and Relationships.” We have provided information about Company stock owned by Hershey Trust Company, as trustee for the Milton Hershey School Trust, and by Hershey Trust Company for its own investment purposes in the section entitled “Information Regarding Our Controlling Stockholder.”

Ms. Koken and Messrs. Brown and Katzman do not receive any compensation from The Hershey Company, from Hershey Trust Company or from Milton Hershey School other than compensation they receive or will receive in the ordinary course as members of the board of directors or board of managers of each of those entities, as applicable. In addition, Ms. Koken and Messrs. Brown and Katzman do not vote on Board decisions in connection with the Company’s transactions with Hershey Trust Company, Milton Hershey School and companies owned by the Milton Hershey School Trust. The Board therefore concluded that the positions Ms. Koken and Messrs. Brown and Katzman have as members of the board of directors of Hershey Trust Company and the board of managers of Milton Hershey School do not impact their independence.

Director Nominations

The Governance Committee is responsible for identifying and recommending to the Board candidates for Board membership. As our controlling stockholder, Hershey Trust Company, as trustee for the Milton Hershey School Trust, also may from time to time recommend to the Governance Committee, or elect outright, individuals to serve on our Board.

In administering its responsibilities, the Governance Committee has not adopted formal selection procedures, but instead utilizes general guidelines that allow it to adjust the selection process to best satisfy the objectives established for any director search. The Governance Committee considers director candidates recommended by any reasonable source, including current directors, management, stockholders (including Hershey Trust Company, as trustee for the Milton Hershey School Trust) and other sources. The Governance Committee evaluates all director candidates in the same manner, regardless of the source of the recommendation. The Governance Committee has established a policy that it will not recommend a candidate to the full Board until all members of the Governance Committee have interviewed and approved the candidate for nomination.

Occasionally, the Governance Committee engages a paid third-party consultant to assist in identifying and evaluating director candidates. The Governance Committee has sole authority under its charter to retain, compensate and terminate these consultants. In 2017, the Governance Committee retained Egon Zehnder to assist in identifying potential future director candidates as several current directors approach their 72nd birthday.

Stockholders desiring to recommend or nominate a director candidate must comply with certain procedures. If you are a stockholder and desire to nominate a director candidate at the 2019 Annual Meeting of Stockholders of the Company, you must comply with the procedures for nomination set forth in the section entitled “Information Regarding the 2019 Annual Meeting of Stockholders.” Stockholders who do not intend to nominate a director at an annual meeting may recommend a director candidate to the Governance Committee for consideration at any time. Stockholders desiring to do so must submit their recommendation in writing to The Hershey Company, c/o Corporate Secretary, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810, and include in the submission all of the information that would be required if the stockholder nominated the candidate at an annual meeting. The Governance Committee may require the nominating stockholder to submit additional information before considering the candidate.

There were no changes to the procedures relating to stockholder nominations during 2017, and there have been no changes to such procedures to date in 2018. These procedural requirements are intended to ensure the Governance Committee has sufficient time and a basis on which to assess potential director candidates and are not intended to discourage or interfere with appropriate stockholder nominations. The Governance Committee does not believe that these procedural requirements subject any stockholder or proposed nominee to unreasonable burdens. The Governance Committee and the Board reserve the right to change the procedural requirements from time to time and/or to waive some or all of the requirements with respect to certain nominees, but any such waiver shall not preclude the Governance Committee from insisting upon compliance with any and all of the above requirements by any other recommending stockholder or proposed nominees.

THE BOARD OF DIRECTORS

General Oversight

The Board has general oversight responsibility for the Company’s affairs. Although the Board does not have responsibility for day-to-day management of the Company, Board members stay informed about the Company’s business through regular meetings, site visits and other periodic interactions with management. The Board is deeply involved in the Company’s strategic planning process. The Board also plays an important oversight role in the Company’s leadership development and succession planning processes.

Composition

The Board is currently comprised of 13 members, each serving a one-year term that expires at the Annual Meeting. Ten of the 11 director nominees are considered independent under the NYSE Rules and the Board’s Corporate Governance Guidelines.

Leadership Structure

The Company’s governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its stockholders. The Board regularly evaluates its governance structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and CEO. This approach allows the Board to exercise its business judgment in determining the most appropriate leadership structure in light of the current facts and circumstances facing the Company, including the composition and tenure of the Board, the tenure of the CEO, the strength of the Company’s management team, the Company’s recent financial performance, the Company’s current strategic plan and the current economic environment, among other factors.

Effective March 1, 2017, the Board split the roles of Chairman of the Board and CEO, with Michele G. Buck assuming responsibility as President and CEO and John P. Bilbrey transitioning to the role of Non-Executive Chairman of the Board.

The Board recognizes the importance of strong independent Board leadership. Although no longer serving as an executive officer of the Company, Mr. Bilbrey is not independent due to his prior service as CEO. For that reason, Charles A. Davis currently serves as Lead Independent Director, a position he has held since May 2017. Having served on the Board since November 2007, Mr. Davis’s service helps ensure continuity of independent Board leadership as well as effective communication between the CEO, the Chairman of the Board and the independent directors.

Under the terms of the Board’s Corporate Governance Guidelines, the Lead Independent Director’s responsibilities include the following:

•	In the absence of the Chairman of the Board, presiding at all Board and stockholder meetings;

•	Calling meetings of the independent directors of the Board, in addition to the executive sessions of independent directors held during each Board meeting;

•	Establishing the agenda and presiding at all executive sessions and other meetings of the independent directors of the Board;

•	Communicating with the independent directors of the Board between meetings as necessary or appropriate;

•	Serving as a liaison between the Chairman of the Board and the independent directors, ensuring independent director consensus is communicated to the Chairman of the Board, and communicating the results of meetings of the independent directors to the Chairman of the Board and members of management, as appropriate;

•	Approving Board meeting agendas and schedules to assure there is sufficient time for discussion of all agenda items;

•	Approving Board meeting materials and other information sent to the Board;

•	Evaluating the quality and timeliness of information sent to the Board by the CEO and other members of management;

•	Assisting the Chairman of the Board on matters of Board succession planning and crisis management;

•	Overseeing the evaluation of the CEO;

•	Assisting the chair of the Governance Committee with Board and individual director evaluations; and

•	Being available for consultation and direct communication at the request of major stockholders.

The Board has determined that Mr. Davis is an independent member of the Board under the NYSE Rules and the Board’s Corporate Governance Guidelines.

Mr. Bilbrey is not standing for re-election as a director at the Annual Meeting. Pursuant to the terms of the Board’s Corporate Governance Guidelines, the directors have elected Mr. Davis to succeed Mr. Bilbrey as Chairman of the Board upon expiration of Mr. Bilbrey’s term, subject to Mr. Davis’s re-election as a director at the Annual Meeting.

The Board has established five standing committees to assist with its oversight responsibilities: (1) Audit Committee; (2) Compensation and Executive Organization Committee (“Compensation Committee”); (3) Finance and Risk Management Committee; (4) Governance Committee; and (5) Executive Committee. Each of the Audit Committee, the Compensation Committee, the Finance and Risk Management Committee, and the Governance Committee is comprised entirely of independent directors. Finally, Mr. Brown and Ms. Koken are direct representatives of the Company’s largest stockholder. This composition of our Board helps to ensure that boardroom discussions reflect the views of management, our independent directors and our stockholders.

Board Role in Risk Oversight

Our Board takes an active role in risk oversight. While management is responsible for identifying, evaluating, managing and mitigating the Company’s exposure to risk, it is the Board’s responsibility to oversee the Company’s risk management process and to ensure that management is taking appropriate action to identify, manage and mitigate key risks. The Board administers its risk oversight responsibilities both through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to committees for further consideration and evaluation.

The following table summarizes the role of the Board and each of its committees in overseeing risk:

Governing Body	Role in Risk Oversight
Board

•   Regularly reviews and evaluates the Company’s strategic plans and associated risks.

•   Oversees the Company’s enterprise risk management (“ERM”) framework and the overall ERM process.

•   Conducts annual succession plan reviews to ensure the Company maintains appropriate succession plans for members of senior management.

Audit Committee

•   Oversees compliance with legal and regulatory requirements and the Company’s Code of Conduct.

•   Oversees risks relating to key accounting policies.

•   Reviews internal controls with the Principal Financial Officer, Principal Accounting Officer and internal auditors.

•   Meets regularly with representatives of the Company’s independent auditors.

Compensation and Executive Organization Committee

•   Oversees risks relating to the Company’s compensation program and policies.

•   Oversees the process for conducting annual risk assessments of the Company’s compensation policies and practices.

•   Employs independent compensation consultants to assist in reviewing the Company’s compensation program, including the potential risks created by such program.

•   Oversees the Company’s succession planning and talent processes and programs.

Finance and Risk Management Committee

•   Reviews enterprise-level and other key risks identified through the Company’s ERM process as well as management’s plans to mitigate those risks.

•   Oversees key financial risks.

•   Oversees and approves proposed merger and acquisition activities and related risks.

•   Chair meets at least annually with the Audit Committee to discuss the Company’s risk management programs.

Governance Committee

•   Oversees risks relating to the Company’s governance structure and other corporate governance matters and processes.

•   Oversees compliance with key corporate governance documents, including the Corporate Governance Guidelines and the Insider Trading Policy.

Executive Committee

•   Reviews and approves, through a special committee of independent directors on the Executive Committee, any related party transactions between the Company and entities affiliated with the Company and certain of its directors.

The decision to administer the Board’s oversight responsibilities in this manner has an important effect on the Board’s leadership and committee structure, described in more detail above. The Board believes that its structure – including a strong Lead Independent Director, 10 of 11 independent directors and key committees comprised entirely of independent directors – helps to ensure that key strategic decisions made by senior management, up to and including the CEO, are reviewed and overseen by independent directors of the Board.

Experiences, Skills and Qualifications

The Governance Committee works with the Board to determine the appropriate characteristics, skills and experiences that should be possessed by the Board as a whole as well as its individual members. While the Governance Committee has not established minimum criteria for director candidates, in general, the Board seeks individuals with skills and backgrounds that will complement those of other directors and maximize the diversity and effectiveness of the Board as a whole. The Board also seeks individuals who bring unique and varied perspectives and life experiences to the Board. As such, the Governance Committee assists the Board by recommending prospective director candidates who will enhance the overall diversity of the Board. The Board views diversity broadly, taking into consideration the age, professional experience, race, education, gender and other attributes of its members. In addition, the Board’s Corporate Governance Guidelines describe the general experiences, qualifications, attributes and skills sought by the Board of any director nominee, including:

Qualifications, Attributes and Skills	Knowledge and Experience
✓ Integrity	✓ Finance
✓ Judgment	✓ International business
✓ Skill	✓ Marketing
✓ Diversity	✓ Mergers and acquisitions
✓ Ability to express informed, useful and constructive views	✓ Supply chain management
✓ Experience with business and other organizations of comparable size	✓ Information technology
✓ Ability to commit the time necessary to learn our business and to prepare for and participate actively in committee meetings and in Board meetings	✓ Human resources
✓ Experience and how it relates to the experiences of the other Board members	✓ Consumer products
✓ Overall desirability as an addition to the Board and its committees	✓ Government, public policy and regulatory affairs

In addition to evaluating new director candidates, the Governance Committee regularly assesses the composition of the Board in order to ensure it reflects an appropriate balance of knowledge, skills, expertise, diversity and independence. As part of this assessment, each director is asked to identify and assess the particular experiences, skills and other attributes that qualify him or her to serve as a member of the Board. Based on the most recent assessment of the Board’s composition completed in February 2018, the Governance Committee and the Board have determined that, in light of the Company’s current business structure and strategies, the Board has an appropriate mix of director experiences, skills, qualifications and backgrounds.

A description of the most relevant experiences, skills, attributes and qualifications that qualify each director nominee to serve as a member of the Board is included in his or her biography.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of the Board of Directors and Director Attendance at Annual Meeting

The Board held 12 meetings in 2017. Each incumbent director attended at least 82% of all of the meetings of the Board and committees of the Board on which he or she served in 2017, except for Ms. Koken, who was unable to attend two meetings due to scheduling conflicts known prior to her election as a director in 2017, and Mr. Ridge, who was unable to attend several meetings due to health-related matters. Average director attendance for all meetings equaled 88%.

In addition, the independent directors meet regularly in executive session at every Board meeting and at other times as the independent directors deem necessary. These meetings allow the independent directors to discuss important issues, including the business and affairs of the Company as well as matters concerning management, without any member of management present. Each executive session is chaired by the Lead Independent Director. In the absence of the Lead Independent Director, executive sessions are chaired by an independent director assigned on a rotating basis. Members of the Audit Committee, Compensation Committee, Finance and Risk Management Committee, and Governance Committee also meet regularly in executive session.

Directors are expected to attend our annual meetings of stockholders. Eleven of the twelve directors standing for election at the 2017 Annual Meeting of Stockholders of the Company attended that meeting.

Committees of the Board

The Board has established five standing committees. Membership on each of these committees, as of March 5, 2018, is shown in the following chart:

Name	Audit	Compensation and Executive Organization	Finance and Risk Management	Governance	Executive
Pamela M. Arway
John P. Bilbrey					Chair
James W. Brown
Charles A. Davis	*	*	*
Mary Kay Haben				Chair
M. Diane Koken
Robert M. Malcolm			Chair
James M. Mead		Chair
Anthony J. Palmer
Thomas J. Ridge
Wendy L. Schoppert
David L. Shedlarz	Chair

Committee Member

*	Ex-Officio

The Board’s Corporate Governance Guidelines require that every member of the Audit Committee, Compensation Committee, Finance and Risk Management Committee, and Governance Committee be independent.

The Board may also from time to time establish committees of limited duration for a special purpose. No such committees were established in 2017.

The table below identifies the number of meetings held by each standing committee in 2017, provides a brief description of the duties and responsibilities of each committee, and provides general information regarding the location of each committee’s charter:

Committee	Audit
Meetings	7
Duties and Responsibilities

•   Oversee the Company’s financial reporting processes and the integrity of the Company’s financial statements.

•   Oversee the Company’s compliance with legal and regulatory requirements.

•   Oversee the performance of the Company’s independent auditors and the internal audit function.

•   Approve all audit and non-audit services and fees.

•   Oversee (in consultation with the Finance and Risk Management Committee) the Company’s risk management processes and policies.

•   Review the adequacy of internal controls.

•   Review and discuss with management Quarterly Reports on Form 10-Q and Annual Report on Form 10-K prior to filing with the SEC.

•   Review and discuss with management earnings releases.

•   Administer the Company’s Procedures for Submission and Handling of Complaints Regarding Compliance Matters.

General Information

•   The Board has determined that all directors on the Audit Committee are financially literate. The Board has also determined that Messrs. Mead, Palmer and Shedlarz and Ms. Schoppert qualify as “audit committee financial experts” as defined in SEC regulations and that each has accounting or related financial management expertise.

•   Charter can be viewed on the Investors section of our website at www.thehersheycompany.com.

•   Charter prohibits any member of the Audit Committee from serving on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of the director to effectively serve on the Committee.

Committee	Compensation and Executive Organization
Meetings	9
Duties and Responsibilities

•   Establish executive officer compensation (other than CEO compensation) and oversee the compensation program and policies for all executive officers.

•   Evaluate the performance of the CEO and make recommendations to the independent directors of the Board regarding CEO compensation.

•   Review and recommend to the Board the form and amount of director compensation.

•   Make equity grants under and administer the Company’s Equity and Incentive Compensation Plan (the “EICP”).

•   Establish target award levels and make awards under the annual cash incentive component of the EICP.

•   Monitor executive compensation arrangements for consistency with corporate objectives and stockholders’ interests.

•   Review the executive organization of the Company.

•   Monitor the development of personnel available to fill key executive positions as part of the succession planning process.

General Information	• Charter can be viewed on the Investors section of our website at www.thehersheycompany.com.

Committee	Finance and Risk Management
Meetings	11
Duties and Responsibilities

•   Oversee management of the Company’s assets, liabilities and risks.

•   Review and make recommendations regarding capital projects, acquisitions and dispositions of assets and changes in capital structure.

•   Review the annual budget and monitor performance against operational plans.

•   Recommend to the Board the terms of the Company’s principal banking relationships, credit facilities and commercial paper programs.

•   Oversee (in consultation with the Audit Committee) the Company’s risk management processes and policies.

General Information	• Charter can be viewed on the Investors section of our website at www.thehersheycompany.com.

Committee	Governance
Meetings	6
Duties and Responsibilities

•   Review and make recommendations on the composition of the Board and its committees.

•   Identify, evaluate and recommend candidates for election to the Board consistent with the Board’s membership qualifications.

•   Review and make recommendations to the Board on corporate governance matters and policies, including the Board’s Corporate Governance Guidelines.

•   Administer the Company’s Related Person Transaction Policy as directed by the Board.

•   Evaluate the performance of the Board, its independent committees and each director.

General Information	• Charter can be viewed on the Investors section of our website at www.thehersheycompany.com.

Committee	Executive
Meetings	0
Duties and Responsibilities

•   Manage the business and affairs of the Company, to the extent permitted by the Delaware General Corporation Law, when the Board is not in session.

•   Review and approve, through a subcommittee consisting of the independent directors on the Executive Committee who are not affiliated with Hershey Trust Company, Hershey Entertainment & Resorts Company and/or Milton Hershey School, or any of their affiliates, any transaction not in the ordinary course of business between the Company and any of these entities, unless otherwise provided by the Board or the Corporate Governance Guidelines.

•   Currently, the Corporate Governance Guidelines provide that, unless directed otherwise by the independent members of the Board who have no affiliation with any of the above entities, such transactions will be reviewed and approved in advance by a special committee consisting of the directors elected by the holders of our Common Stock voting separately, and only in the absence of such directors will the subcommittee of the Executive Committee approve such transactions.

General Information

•   Charter can be viewed on the Investors section of our website at www.thehersheycompany.com.

•   For more information regarding the review, approval or ratification of related-party transactions, please refer to the section entitled “Certain Transactions and Relationships.”

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

✓	The Board of Directors unanimously recommends that stockholders vote FOR each of the nominees for director at the 2018 Annual Meeting

The first proposal to be voted on at the Annual Meeting is the election of 11 directors. If elected, the directors will hold office until the 2019 Annual Meeting of Stockholders of the Company or until their successors are elected and qualified.

Election Procedures

We have two classes of common stock outstanding: Common Stock and Class B Common Stock. Under our certificate of incorporation and by-laws:

•	One-sixth of the total number of our directors (which equates presently to two directors) will be elected by the holders of our Common Stock voting separately as a class. For the 2018 Annual Meeting, the Board has nominated Mary Kay Haben and Wendy L. Schoppert for election by the holders of our Common Stock voting separately as a class.

•	The remaining nine directors will be elected by the holders of our Common Stock and Class B Common Stock voting together without regard to class.

With respect to the nominees to be elected by the holders of the Common Stock and the Class B Common Stock voting together, the nine nominees receiving the greatest number of votes of the Common Stock and Class B Common Stock will be elected as directors. With respect to the nominees to be elected by the holders of the Common Stock voting separately as a class, the two nominees receiving the greatest number of votes of the Common Stock will be elected as directors.

The Board’s Corporate Governance Guidelines provide that directors will generally not be nominated for re-election after their 72nd birthday. All of the directors standing for election at the 2018 Annual Meeting satisfied the applicable age requirement at the time of their nomination.

All nominees for election as director have indicated their willingness to serve if elected. If a nominee becomes unavailable for election for any reason, the proxies will have discretionary authority to vote for a substitute.

Nominees for Director

The Board unanimously recommends the following nominees for election at the 2018 Annual Meeting. These nominees were recommended to the Board by the Governance Committee. In making its recommendation, the Governance Committee considered the experience, qualifications, attributes and skills of each nominee, as well as each director’s past performance on our Board, as reflected in the Governance Committee’s annual evaluation of Board and committee performance. This evaluation considers, among other things, each director’s individual contributions to the Board, the director’s ability to work collaboratively with other directors and the effectiveness of the Board as a whole.

Messrs. Bilbrey, Mead and Ridge are not standing for re-election at the Annual Meeting.

On the following pages, we provide certain biographical information about each nominee for director, as well as information regarding the nominee’s specific experience, qualifications, attributes and skills that qualify him or her to serve as a director and as a member of the committee(s) of the Board on which the nominee serves.

Director since May 2010 Age 64 Board Committees • Audit • Finance and Risk Management	Pamela M. Arway
Former President, Japan/Asia Pacific/Australia Region, American Express International, Inc., a global payments, network and travel company, and its subsidiaries (October 2005 to January 2008)
QUALIFICATIONS, ATTRIBUTES AND SKILLS

Throughout her 21-year career with American Express Company, Inc., Ms. Arway gained experience in the areas of finance, marketing, international business, government affairs, consumer products and human resources. She is a significant contributor to the Board in each of these areas.

PREVIOUS BUSINESS EXPERIENCE

•  Spent 21 years in positions of increasing responsibility at American Express Company, Inc. and its subsidiaries

CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS

•  Iron Mountain Incorporated (May 2014 to present)

•  DaVita Inc. (July 2009 to present)

EDUCATION • Bachelor’s degree in languages from Memorial University of Newfoundland • Masters of Business Administration degree from Queen’s University, Kingston, Ontario, Canada

Director since May 2017 Age 66 Board Committees • Audit	James W. Brown
Director, Hershey Trust Company; Member, Board of Managers, Milton Hershey School (February 2016 to present)
QUALIFICATIONS, ATTRIBUTES AND SKILLS

One of three representatives of Hershey Trust Company and Milton Hershey School being nominated to serve on the Board, Mr. Brown provides valuable perspectives not only as a representative of our largest stockholder, but also of the school that is its sole beneficiary. In addition, Mr. Brown has significant experience in government relations, finance and private equity/venture capital. His familiarity with policy and operations of both Pennsylvania State and U.S. Federal Government and his experience as an investor in and director of both public and private companies make him an important addition to the Board on matters of strategy and risk management.

PREVIOUS BUSINESS EXPERIENCE

•  Chief of Staff, United States Senator
Robert P. Casey, Jr.
(January 2007 to February 2016)

•  Partner, SCP Private Equity Partners
(January 1996 to December 2006)

•  Chief of Staff, Pennsylvania Governor
Robert P. Casey
(January 1989 to December 1994)

CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS

•  FS Investment Corporation III
(February 2016 to present)

¡   FS Multi-Strategy Alternatives Fund
(August 2017 to present)

EDUCATION

•  Bachelor’s degree, magna cum laude, from Villanova University

•  Juris Doctor degree from the University of Virginia Law School

Director since March 2017 Age 56 Board Committees • None	Michele G. Buck
President and Chief Executive Officer, The Hershey Company (March 2017 to present)
QUALIFICATIONS, ATTRIBUTES AND SKILLS

As the President and Chief Executive Officer, Ms. Buck is responsible for all day-to-day global operations and commercial activities of the Company. Having served at the Company for more than 12 years and as an executive in the consumer packaged goods industry for more than 25 years, Ms. Buck is a valuable contributor to the Board in the areas of marketing, consumer products, strategy, supply chain management and mergers and acquisitions. Her presence in the boardroom also ensures efficient communication between the Board and Company management.

PREVIOUS BUSINESS EXPERIENCE

•   Executive Vice President, Chief Operating Officer, The Hershey Company (June 2016 to March 2017)

•   President, North America, The Hershey Company (May 2013 to June 2016)

•   Senior Vice President, Chief Growth Officer, The Hershey Company (September 2011 to May 2013)

•   Senior Vice President, Global Chief Marketing Officer, The Hershey Company (December 2007 to September 2011)

CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS

•   New York Life Insurance (November 2013 to present)

EDUCATION

•   Bachelor’s degree from Shippensburg University of Pennsylvania

•   Master’s degree from the University of North Carolina

   Director since

   November 2007

   Age 69

   Board Committees

•  Audit (ex-officio)

•  Compensation (ex-officio)

•  Executive

•  Finance and Risk Management (ex-officio)

•  Governance

   Lead Independent

   Director since

   May 2017

Charles A. Davis
Chief Executive Officer, Stone Point Capital LLC, a global private equity firm (June 2005 to present)
QUALIFICATIONS, ATTRIBUTES AND SKILLS

Having served in the fields of investment banking and private equity for more than 40 years, Mr. Davis brings extensive experience in finance, investment banking and real estate to the Board. His experience as a leader in international business allows him to bring important insights to the Board as the Company continues to focus on its international footprint.

PREVIOUS BUSINESS EXPERIENCE

•  MMC Capital, Inc., the private equity business of Marsh & McLennan Companies, Inc.:

¡   Chairman (January 2002 to May 2005)

¡  Chief Executive Officer (January 1999 to May 2005)

¡   President (April 1998 to December 2002)

CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS

•  AXIS Capital Holdings Limited (November 2001 to present)

•  The Progressive Corporation (October 1996 to present)

EDUCATION

•  Bachelor’s degree from the University of Vermont

•  Masters of Business Administration degree from Columbia University Graduate School of Business

Director since August 2013 Age 61 Board Committees • Governance (Chair) • Executive • Finance and Risk Management	Mary Kay Haben
Former President, North America, Wm. Wrigley Jr. Company, a leading confectionery company (October 2008 to February 2011)
QUALIFICATIONS, ATTRIBUTES AND SKILLS

Throughout Ms. Haben’s 33-year career, she gained extensive experience managing businesses in the consumer packaged goods industry and developed a track record of growing brands and developing new products. Her knowledge of and ability to analyze the overall consumer packaged goods industry, evolving market dynamics and consumers’ relationships with brands make her a valuable contributor to the Board and the Company.

PREVIOUS BUSINESS EXPERIENCE

•  Group Vice President and Managing Director,
North America, Wm. Wrigley Jr. Company (April 2007 to October 2008)

•  Held several key positions during 27-year career
with Kraft Foods, Inc., a grocery manufacturing
and processing conglomerate

CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS

•  Trustee of Equity Residential (July 2011 to present); currently serves as Chair of the Compensation Committee

EDUCATION

•  Bachelor’s degree, magna cum laude, in business administration from the University of Illinois

•  Masters of Business Administration degree in marketing from the University of Michigan, Ross School of Business

One of two directors nominated for election by the holders of the Common Stock voting separately as a class.

Director Nominee Age 50 Board Committees • None	James C. Katzman
Director, Hershey Trust Company; Member, Board of Managers, Milton Hershey School (April 2017 to present)
QUALIFICATIONS, ATTRIBUTES AND SKILLS

One of three representatives of Hershey Trust Company and Milton Hershey School nominated to serve on the Board, Mr. Katzman will provide the Board with valuable perspectives of our largest stockholder and the school that is its sole beneficiary. In addition, he has extensive experience in corporate financial matters and merger transactions, developed throughout his career in investment banking, which will further add to the Board as it oversees the Company’s financial stewardship and transformation into an innovative snacking powerhouse. Mr. Katzman was recommended to the Governance Committee as a potential director nominee by Hershey Trust Company.

	PREVIOUS BUSINESS EXPERIENCE • Partner, Goldman Sachs Group, Inc. (December 2004 to March 2015) CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS • Brinker International, Inc. (January 2018 to present)	EDUCATION • Bachelor’s degree, cum laude, from Dartmouth College • Masters of Business Administration degree from Columbia University Graduate School of Business

Director since May 2017 Age 65 Board Committees • Compensation	M. Diane Koken
Director, Hershey Trust Company; Member, Board of Managers, Milton Hershey School (December 2015 to present)
QUALIFICATIONS, ATTRIBUTES AND SKILLS

One of three representatives of Hershey Trust Company and Milton Hershey School being nominated to serve on the Board, Ms. Koken brings to the Board valuable insights from our largest stockholder. Having served as Insurance Commissioner of Pennsylvania for three governors and as President of the National Association of Insurance Commissioners, Ms. Koken has considerable expertise in the areas of insurance, risk management and regulatory affairs. Her experience in the areas of legal operations and corporate governance, developed throughout her 22-year career at a national life insurer that culminated in her serving as Vice President, General Counsel and Corporate Secretary, further adds to the Board.

PREVIOUS BUSINESS EXPERIENCE • Commissioner of Insurance in Pennsylvania (August 1997 to February 2007) • Provident Mutual Life Insurance Company (October 1975 to July 1997)

CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS

•  Capital Blue Cross (December 2011 to present)

•  NORCAL Mutual (January 2009 to present)

•  Nationwide Corporation; Nationwide Mutual Insurance Company; Nationwide Mutual Fire Insurance Company (April 2007 to present)

EDUCATION

•  Bachelor’s degree, magna cum laude, in education from Millersville University

•  Juris Doctor degree from Villanova University School of Law

Director since December 2011 Age 65 Board Committees • Finance and Risk Management (Chair) • Executive • Governance	Robert M. Malcolm
Former President, Global Marketing, Sales & Innovation, Diageo PLC, a leading premium drinks company (June 2002 to December 2008)
QUALIFICATIONS, ATTRIBUTES AND SKILLS

Mr. Malcolm is a globally recognized expert in strategic marketing and is currently Executive in Residence, Center for Customer Insight and Marketing Solutions, McCombs School of Business, University of Texas. He brings to the Board significant experience in international business and in the marketing and sales of consumer products, including consumer packaged goods and fast-moving consumer goods.

PREVIOUS BUSINESS EXPERIENCE

•  Spent 24 years at The Procter & Gamble Company
in positions of increasing responsibility

CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS

•  Boston Consulting Group (senior advisor)

EDUCATION • Bachelor’s degree in marketing from the University of Southern California • Masters of Business Administration degree in marketing from the University of Southern California

Director since April 2011 Age 58 Board Committees • Audit • Compensation	Anthony J. Palmer
President, Global Brands and Innovation, Kimberly-Clark Corporation, a manufacturer and marketer of various personal care and health care products worldwide (April 2012 to present)
QUALIFICATIONS, ATTRIBUTES AND SKILLS

Having spent most of his professional career in the consumer packaged goods industry, Mr. Palmer brings to the Board substantial experience and insight in several key strategic areas for the Company, including fast-moving consumer packaged goods, international business, marketing and human resources.

PREVIOUS BUSINESS EXPERIENCE • Senior Vice President and Chief Marketing Officer, Kimberly-Clark Corporation (October 2006 to March 2012)

EDUCATION

•  Bachelor’s degree in business marketing from Monash University in Melbourne, Australia

•  Masters of Business Administration degree, with distinction, from the International Management Institute, Geneva, Switzerland

Director since December 2017 Age 51 Board Committees • Audit	Wendy L. Schoppert
Former Executive Vice President and Chief Financial Officer, Sleep Number Corporation, a bedding manufacturer, marketer and retailer (June 2011 to February 2014)
QUALIFICATIONS, ATTRIBUTES AND SKILLS

As Chief Financial Officer for Sleep Number Corporation, Ms. Schoppert gained extensive experience leading all finance functions including financial planning and analysis, accounting, tax, treasury, investor relations, decision support and IT. She began her career in the airline industry, serving in various financial, strategic, and general management leadership positions at American Airlines, Northwest Airlines and America West Airlines. Ms. Schoppert was identified as a potential director nominee by Egon Zehnder as part of the Governance Committee’s director succession planning process.

PREVIOUS BUSINESS EXPERIENCE

•  Senior Vice President and Chief Information Officer, Sleep Number Corporation (March 2008 to June 2011)

•  Senior Vice President, International and New Channel Development, Sleep Number Corporation (April 2005 to March 2008)

CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS

•  Bremer Financial Corporation (May 2017 to present)

•  Big Lots, Inc. (May 2015 to present)

•  Gaia, Inc. (October 2013 to present)

EDUCATION • Bachelor of Arts in mathematics and operations research from Cornell University • Masters of Business Administration in finance and general management from Cornell University
One of two directors nominated for election by the holders of the Common Stock voting separately as a class.

Director since August 2008 Age 69 Board Committees • Audit (Chair) • Executive • Finance and Risk Management	David L. Shedlarz
Former Vice Chairman, Pfizer Inc., a pharmaceutical, consumer and animal products health company (July 2005 to December 2007)
QUALIFICATIONS, ATTRIBUTES AND SKILLS

Mr. Shedlarz spent the majority of his professional career with Pfizer. At the time of his retirement in 2007, Mr. Shedlarz was responsible for operations including the animal health business, finance, accounting, strategic planning, business development, global sourcing, manufacturing, information systems and human resources, skills that are particularly valuable to the Board given his role as chair of the Audit Committee and a member of the Finance and Risk Management Committee. Mr. Shedlarz also brings to the Board considerable international business and leadership experience he gained while at Pfizer.

PREVIOUS BUSINESS EXPERIENCE

•   Executive Vice President and Chief Financial Officer, Pfizer Inc. (January 1999 to July 2005)

CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS

•   Teladoc, Inc. (September 2016 to present)

•   Pitney Bowes, Inc. (May 2001 to present)

•   Teachers Insurance and Annuity Association Board of Trustees (March 2007 to present)

EDUCATION

•  Bachelor’s degree in economics and mathematics from Oakland/Michigan State University

•  Masters of Business Administration degree in finance and accounting from the New York University, Leonard N. Stern School of Business

NON-EMPLOYEE DIRECTOR COMPENSATION

The Hershey Company Directors’ Compensation Plan

We maintain a Directors’ Compensation Plan that is designed to:

•	Attract and retain highly qualified, non-employee directors; and

•	Align the interests of non-employee directors with those of our stockholders by paying a portion of non-employee compensation in units representing shares of our Common Stock.

Directors who are employees of the Company receive no additional compensation for their service on our Board. Mr. Bilbrey, our current Chairman of the Board, who retired from the position of President and CEO on March 1, 2017, received no additional compensation for his Board service while he was an employee of the Company. Ms. Buck, who became our President and CEO and was appointed to the Board on March 1, 2017, received no additional compensation for her Board service.

The Board targets non-employee director compensation at the 50th percentile of compensation paid to directors at a peer group of companies we call the 2017 Peer Group. Information about the 2017 Peer Group is included in the section entitled “Setting Compensation” in the Compensation Discussion & Analysis. Each year, with the assistance of the Compensation Committee and the Compensation Committee’s compensation consultant, the Board reviews the compensation paid to directors at companies in the current peer group to determine whether any changes to non-employee director compensation are warranted.

As a result of its review in December 2016, the Board increased the annual restricted stock unit (“RSU”) award from $135,000 to $150,000 and increased the annual Governance Committee Chair retainer from $10,000 to $15,000. The Board increased the non-employee director stock ownership guidelines, as described below, from four times the annual retainer to five times the annual retainer. In addition, on February 22, 2017, in anticipation of Mr. Bilbrey’s transition to the role of Non-Executive Chairman of the Board, and upon the recommendation of the Compensation Committee, the Board approved an annual retainer of $150,000 for the Chairman of the Board position, to be paid in addition to the annual retainer for non-employee directors.

Accordingly, compensation paid to non-employee directors in 2017 was as follows:

Form of Compensation	Payment ($)
Annual retainer for Chairman of the Board(1) (2)	150,000
Annual retainer for other non-employee directors	100,000
Annual RSU award	150,000
Annual fee for Lead Independent Director(2)	25,000
Annual fees for chairs of Audit, Compensation, Finance and Risk Management, and Governance Committees(2)	15,000

(1) Applies	only when Chairman of the Board is a non-employee director.

(2) Paid	in addition to $100,000 annual retainer for non-employee directors.

The Board completed its annual review of non-employee director compensation in December 2017 and determined that the following changes were warranted for 2018 to ensure that the program remains aligned to the 50th percentile of compensation paid to directors from our 2017 Peer Group. The Board elected to increase the annual RSU award from $150,000 to $155,000 and to increase the annual Audit Committee Chair retainer from $15,000 to $20,000. Except for these changes, all other elements of the non-employee director compensation program described above remain unchanged for 2018.

Payment of Annual Retainer, Lead Independent Director Fee and Committee Chair Fees

The annual retainer and any applicable Lead Independent Director or committee chair fees for all non-employee directors are paid in quarterly installments on the 15th day of March, June, September and December, or the prior business day if the 15th is not a business day. Non-employee directors may elect to receive all or a portion of the annual retainer in cash or in Common Stock. Non-employee directors may also elect to defer receipt of all or a portion of the retainer, Lead Independent Director fee or committee chair fees until the date their membership on the Board ends. Lead Independent Director and committee chair fees that are not deferred are paid only in cash.

Non-employee directors choosing to defer all or a portion of their retainer, Lead Independent Director fee or committee chair fees may invest the deferred amounts in two ways:

•	In a cash account that values the performance of the investment based upon the performance of one or more third-party investment funds selected by the director from among the mutual funds or other investment options available to all employees participating in our 401(k) Plan. Amounts invested in the cash account are paid only in cash.

•	In a deferred common stock unit account that we value according to the performance of our Common Stock, including reinvested dividends. Amounts invested in the deferred common stock unit account are paid in shares of Common Stock.

Restricted Stock Units

RSUs are granted quarterly to non-employee directors on the first day of January, April, July and October. In 2017, the number of RSUs granted in each quarter was determined by dividing $37,500 by the average closing price of a share of our Common Stock on the New York Stock Exchange (“NYSE”) on the last three trading days preceding the grant date. RSUs awarded to non-employee directors vest one year after the date of grant, or earlier upon termination of the director’s membership on the Board by reason of retirement (termination of service from the Board after the director’s 60th birthday), death or disability, for any reason after a Change in Control as defined in our Executive Benefits Protection Plan (Group 3A) (“EBPP 3A”), or under such other circumstances as the Board may determine. Vested RSUs are payable to directors in shares of Common Stock or, at the option of the director, can be deferred as common stock units under the Directors’ Compensation Plan until the director’s membership on the Board ends. Dividend equivalent units are credited at regular rates on the RSUs during the restriction period and, upon vesting of the RSUs, are payable in shares of Common Stock or deferred as common stock units together with any RSUs the director has deferred.

As of March 5, 2018, Messrs. Bilbrey, Brown, Davis, Malcolm, Mead, Ridge and Shedlarz and Mmes. Arway, Haben and Koken had attained retirement age for purposes of the vesting of RSUs.

Other Compensation, Reimbursements and Programs

The Board occasionally establishes committees of limited duration for special purposes. When a special committee is established, the Board will determine whether to provide non-employee directors with additional compensation for service on such committee based on the expected duties of the committee, the anticipated number and length of any committee meetings, and other factors the Board, in its discretion, may deem relevant. No such committees were established in 2017.

We reimburse our directors for travel and other out-of-pocket expenses they incur when attending Board and committee meetings and for minor incidental expenses they incur when performing directors’ services. We also provide reimbursement for at least one director continuing education program each year. Directors receive travel accident insurance while traveling on the Company’s business and receive discounts on the purchase of our products to the same extent and on the same terms as our employees. Directors also are eligible to participate in the Company’s Gift Matching Program. Under the Gift Matching Program, the Company will match, upon a director’s request, contributions made by the director to one or more charitable organizations, on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 annually.

Stock Ownership Guidelines

Pursuant to the Board’s Corporate Governance Guidelines, non-employee directors are expected to own shares of Common Stock having a value equal to at least five times the annual retainer. Each non-employee director has until January 1 of the year following his or her fifth anniversary of becoming a director to satisfy the guideline. The Compensation Committee reviews the stock ownership guidelines annually to ensure they are aligned with external market comparisons.

2017 Director Compensation

The following table and explanatory footnotes provide information with respect to the compensation paid or provided to non-employee directors during 2017:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Pamela M. Arway	105,069	150,000	5,000	260,069
John P. Bilbrey*	209,028	125,417	5,000	339,445
James W. Brown	66,209	99,313	5,000	170,522
Robert F. Cavanaugh**	33,791	50,687	—	84,478
Charles A. Davis	121,621	150,000	5,000	276,621
Mary Kay Haben	109,931	150,000	5,000	264,931
M. Diane Koken	66,209	99,313	—	165,522
Robert M. Malcolm	109,931	150,000	5,000	264,931
James M. Mead	115,000	150,000	5,000	270,000
James E. Nevels**	42,239	50,687	—	92,926
Anthony J. Palmer	100,000	150,000	5,000	255,000
Thomas J. Ridge	100,000	150,000	5,000	255,000
Wendy L. Schoppert	7,337	—	300	7,637
David L. Shedlarz	115,000	150,000	—	265,000

*	Mr. Bilbrey became a non-employee director effective March 1, 2017, in connection with his retirement from the position of President and CEO of the Company.

**	Messrs. Cavanaugh and Nevels retired from the Board on May 3, 2017.

(1)	Includes amounts earned or paid in cash or shares of Common Stock at the election of the director or deferred by the director under the Directors’ Compensation Plan. Amounts credited as earnings on amounts deferred under the Directors’ Compensation Plan are based on investment options available to all participants in our 401(k) Plan or our Common Stock and, accordingly, the earnings credited during 2017 were not considered “above market” or “preferential” earnings.

The following table sets forth the portion of fees earned or paid in cash or Common Stock, and the portion deferred with respect to retainers and fees earned during 2017:

Name	Immediate Payment			Deferred and Investment Election
	Cash Paid ($)	Value Paid in Shares of Common Stock ($)	Number of Shares of Common Stock (#)	Value Deferred to a Cash Account ($)	Value Deferred to a Common Stock Unit Account ($)	Number of Deferred Common Stock Units (#)
Pamela M. Arway	105,069	—	—	—	—	—
John P. Bilbrey	—	—	—	209,028	—	—
James W. Brown	66,209	—	—	—	—	—
Robert F. Cavanaugh	33,791	—	—	—	—	—
Charles A. Davis	121,621	—	—	—	—	—
Mary Kay Haben	109,931	—	—	—	—	—
M. Diane Koken	66,209	—	—	—	—	—
Robert M. Malcom	109,931	—	—	—	—	—
James M. Mead	115,000	—	—	—	—	—
James E. Nevels	29,567	12,672	120	—	—	—
Anthony J. Palmer	—	100,000	930	—	—	—
Thomas J. Ridge	50,000	50,000	467	—	—	—
Wendy L. Schoppert	7,337	—	—	—	—	—
David L. Shedlarz	115,000	—	—	—	—	—

(2)	Represents the dollar amount recognized as expense during 2017 for financial statement reporting purposes with respect to RSUs awarded to the directors during 2017. RSUs awarded to directors are charged to expense in the Company’s financial statements at the grant date fair value on each quarterly grant date. The target annual grant date fair value of the RSUs for each director during 2017 was $150,000.

The following table provides information with respect to the number and market value of deferred common stock units and RSUs held as of December 31, 2017, based on the $113.51 closing price of our Common Stock as reported by NYSE on December 29, 2017, the last trading day of 2017. The information presented includes the accumulated value of each director’s deferred common stock units and RSUs. Balances shown below include dividend equivalent units credited in the form of additional common stock units on retainers and committee chair fees that have been deferred as common stock units and dividend equivalent units credited in the form of additional common stock units on RSUs.

Name	Number of Deferred Common Stock Units (#)	Market Value of Retainers and Committee Chair Fees Deferred to the Common Stock Unit Account as of December 31, 2017 ($)	Number of RSUs (#)	Market Value of RSUs as of December 31, 2017 ($)
Pamela M. Arway	—	—	1,421	161,298
John P. Bilbrey	—	—	1,178	133,715
James W. Brown	—	—	927	105,224
Robert F. Cavanaugh	31,053	3,524,826	—	—
Charles A. Davis	—	—	1,421	161,298
Mary Kay Haben	5,046	572,771	1,421	161,298
M. Diane Koken	—	—	927	105,224
Robert M. Malcom	—	—	1,421	161,298
James M. Mead	9,774	1,109,447	1,421	161,298
James E. Nevels	—	—	—	—
Anthony J. Palmer	—	—	1,421	161,298
Thomas J. Ridge	30,629	3,476,698	1,421	161,298
Wendy L. Schoppert	—	—	—	—
David L. Shedlarz	—	—	1,421	161,298

(3)	Represents the Company match for contributions made by the director to one or more charitable organizations during 2017 under the Gift Matching Program.

SHARE OWNERSHIP OF DIRECTORS, MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our outstanding voting securities and stock options by:

•	Stockholders who we believe owned more than 5% of our outstanding Common Stock or Class B Common Stock, as of March 5, 2018; and

•	Our directors, director nominees, NEOs and all directors and executive officers as a group, as of March 5, 2018.

Holder	Common Stock(1)	Exercisable Stock Options(2)	Percent of Common Stock(3)	Class B Common Stock	Percent of Class B Common Stock(4)
Hershey Trust Company, as trustee for the Milton Hershey School Trust(5) 100 Mansion Road Hershey, PA 17033 Milton Hershey School(5) Founders Hall Hershey, PA 17033	8,253,621	—	5.5	60,612,012	99.9
Hershey Trust Company(6)	149,500	—	**	—	—
BlackRock, Inc.(7) 55 East 52nd Street New York, NY 10055	12,459,680	—	8.3	—	—
Vanguard Group, Inc.(8) 100 Vanguard Blvd. Malvern, PA 19355	10,317,116	—	6.9	—	—
Pamela M. Arway*	12,546	—	**	—	—
John P. Bilbrey*	161,302	1,000,655	**	—	—
James W. Brown*	—	—	**	—	—
Michele G. Buck*	22,887	152,595	**	—	—
Charles A. Davis*	20,524	—	**	—	—
Mary Kay Haben*	—	—	**	—	—
James C. Katzman*	—	—	**	—	—
M. Diane Koken*	600	—	**	—	—
Patricia A. Little	1,743	35,990	**	—	—
Robert M. Malcolm*	8,482	—	**	—	—
James M. Mead*	700	—	**	—	—
Terence L. O’Day	29,423	150,820	**	—	—
Anthony J. Palmer*	10,809	—	**	—	—
Thomas J. Ridge*	3,752	—	**	—	—
Wendy L. Schoppert*	—	—	**	—	—
David L. Shedlarz*	15,630	—	**	—	—
Todd W. Tillemans	2,199	—	**	—	—
Mary Beth West	—	—	**	—	—
All directors and executive officers as a group (21 persons)	305,933	1,526,014	**	—	—

*	Director

**	Less than 1%

(1)	Amounts listed for NEOs and other executive officers include, if applicable, shares of Common Stock allocated by the Company to the officer’s account in The Hershey Company 401(k) Plan. Amounts listed also include the following RSUs that will vest and be paid to the following holders within 60 days of March 5, 2018:

Name	RSUs (#)
Pamela M. Arway	349
John P. Bilbrey	476
Michele G. Buck	3,754
Charles A. Davis	349
Patricia A. Little	1,037
Robert M. Malcolm	349
Terence L. O’Day	1,143
Anthony J. Palmer	349
Thomas J. Ridge	349
David L. Shedlarz	349
Todd W. Tillemans	2,199

Amounts listed also include shares for which certain of the directors and NEOs share voting and/or investment power with one or more other persons as follows: Ms. Arway, 12,197 shares owned jointly with her spouse; Ms. Koken, 600 shares held at Glenmede Trust Company; Mr. Malcolm, 8,133 shares owned jointly with his spouse; Mr. Palmer, 10,460 shares owned jointly with his spouse and Mr. Ridge, 3,403 shares owned jointly with his spouse.

(2)	This column reflects stock options that were exercisable by the NEOs and the executive officers as a group on March 5, 2018. For Mmes. Little and West and Mr. Tillemans, the column reflects stock options that will become exercisable within 60 days of March 5, 2018.

(3)	Based upon 149,301,289 shares of Common Stock outstanding on March 5, 2018.

(4)	Based upon 60,619,777 shares of Class B Common Stock outstanding on March 5, 2018.

(5)	Hershey Trust Company, as trustee for the Milton Hershey School Trust, has the right at any time to convert its Class B Common Stock into Common Stock on a share-for-share basis. If on March 5, 2018, Hershey Trust Company, as trustee for the Milton Hershey School Trust, converted all of its Class B Common Stock into Common Stock, Hershey Trust Company, as trustee for the Milton Hershey School Trust, would own beneficially 68,865,633 shares of our Common Stock (8,253,621 Common Stock shares plus 60,612,012 converted Class B Common Stock shares), or 32.8% of the 209,913,301 shares of Common Stock outstanding following the conversion (calculated as 149,301,289 Common Stock shares outstanding prior to the conversion plus 60,612,012 converted Class B Common Stock shares). For more information about the Milton Hershey School Trust, Hershey Trust Company, Milton Hershey School and the ownership and voting of these securities, please see the section entitled “Information Regarding Our Controlling Stockholder.”

(6)	Please see the section entitled “Information Regarding Our Controlling Stockholder” for more information about shares of Common Stock held by Hershey Trust Company as investments.

(7)	Information regarding BlackRock, Inc. and its beneficial holdings was obtained from a Schedule 13G/A filed with the SEC on January 25, 2018. The filing indicated that, as of December 31, 2017, BlackRock, Inc. had sole voting and investment power over 12,459,680 shares of Common Stock. The filing indicated that BlackRock, Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) and that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our Common Stock.

(8)	Information regarding Vanguard Group, Inc. and its beneficial holdings was obtained from a Schedule 13G/A filed with the SEC on February 9, 2018. The filing indicated that, as of December 31, 2017, Vanguard Group, Inc. had sole voting and investment power over 10,317,116 shares of Common Stock. The filing indicated that Vanguard Group, Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) and that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our Common Stock.

Ownership of Other Company Securities

Certain directors and NEOs hold Company securities not reflected in the beneficial ownership table above because they will not convert, or cannot be converted, to shares of Common Stock within 60 days of our March 5, 2018 Record Date. These securities include:

•	Certain unvested RSUs or deferred common stock units held by our directors and NEOs; and

•	Certain unvested stock options held by our NEOs.

The table below shows these holdings as of March 5, 2018. You can find additional information about RSUs and deferred common stock units held by directors in the Non-Employee Director Compensation section of this Proxy Statement. You can find additional information about stock options, RSUs and deferred common stock units held by the NEOs in the Executive Compensation section of this Proxy Statement.

Holder	Shares Underlying RSUs and Common Stock Units Not Beneficially Owned	Shares Underlying Stock Options Not Beneficially Owned
Pamela M. Arway*	1,041	—
John P. Bilbrey*	1,041	—
James W. Brown*	1,266	—
Michele G. Buck*	155,728	173,255
Charles A. Davis*	1,041	—
Mary Kay Haben*	6,807	—
James C. Katzman*	—	—
M. Diane Koken*	1,266	—
Patricia A. Little	37,086	61,853
Robert M. Malcolm*	1,041	—
James M. Mead*	11,535	—
Terence L. O’Day	5,868	52,520
Anthony J. Palmer*	1,041	—
Thomas J. Ridge*	31,670	—
Wendy L. Schoppert*	441	—
David L. Shedlarz*	1,041	—
Todd W. Tillemans	7,329	29,215
Mary Beth West	45,572	56,003

*	Director

Information Regarding Our Controlling Stockholder

In 1909, Milton S. and Catherine S. Hershey established a trust having as its sole beneficiary Milton Hershey School, a non-profit school for the full-time care and education of disadvantaged children located in Hershey, Pennsylvania. Hershey Trust Company, a state-chartered trust company, is trustee of the Milton Hershey School Trust.

In its capacity as trustee for the Milton Hershey School Trust, Hershey Trust Company is our controlling stockholder. In this capacity, it will have the right to cast 5.5% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock voting separately and 81.3% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock and Class B Common Stock voting together. The board of directors of Hershey Trust Company, with the approval of the board of managers (governing body) of Milton Hershey School, decides how funds held by Hershey Trust Company, as trustee for the Milton Hershey School Trust, will be invested. The board of directors of Hershey Trust Company generally decides how shares of The Hershey Company held by Hershey Trust Company, as trustee for the Milton Hershey School Trust, will be voted.

As of the Record Date, Hershey Trust Company also held 149,500 shares of our Common Stock as investments. The board of directors or management of Hershey Trust Company decides how these shares will be voted.

In all, Hershey Trust Company, as trustee for the Milton Hershey School Trust and as direct owner of investment shares, will be entitled to vote 8,403,121 shares of our Common Stock and 60,612,012 shares of our Class B Common Stock at the Annual Meeting. Stated in terms of voting power, Hershey Trust Company will have the right to cast 5.6% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock voting separately and 81.3% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock and Class B Common Stock voting together at the Annual Meeting.

Our certificate of incorporation contains the following important provisions regarding our Class B Common Stock:

•	All holders of Class B Common Stock, including Hershey Trust Company, as trustee for Milton Hershey School, may convert any of their Class B Common Stock shares into shares of our Common Stock at any time on a share-for-share basis.

•	All shares of Class B Common Stock will automatically be converted to shares of Common Stock on a share-for-share basis if Hershey Trust Company, as trustee for Milton Hershey School, or any successor trustee, or Milton Hershey School, as appropriate, ceases to hold more than 50% of the total Class B Common Stock shares outstanding and at least 15% of the total Common Stock and Class B Common Stock shares outstanding.

•	We must obtain the approval of Hershey Trust Company, as trustee for Milton Hershey School, or any successor trustee, or Milton Hershey School, as appropriate, before we issue any Common Stock or take any other action that would deprive Hershey Trust Company, as trustee for Milton Hershey School, or any successor trustee, or Milton Hershey School, as appropriate, of the ability to cast a majority of the votes on any matter where the Class B Common Stock is entitled to vote, either separately as a class or together with any other class.

AUDIT COMMITTEE REPORT

To Our Stockholders:

The Audit Committee is currently comprised of six directors, each of whom is considered independent under the NYSE Rules and the rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is financially literate and that each of Messrs. Mead, Palmer and Shedlarz and Ms. Schoppert qualifies as an “audit committee financial expert,” as that term is defined under the rules promulgated by the SEC.

Our role as the Audit Committee is to assist the Board in its oversight of:

•	The integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements;

•	The independent auditors’ qualifications and independence; and

•	The performance of the independent auditors and the Company’s internal audit function.

The Audit Committee operates under a written charter that was last reviewed by the Audit Committee on November 30, 2017.

Our duties as an Audit Committee include overseeing the Company’s management, internal auditors and independent auditors in their performance of the following functions, for which they are responsible:

Management

•	Preparing the Company’s financial statements;

•	Establishing effective financial reporting systems and internal controls and procedures; and

•	Reporting on the effectiveness of the Company’s internal control over financial reporting.

Internal Audit Department

•	Independently assessing management’s system of internal controls and procedures; and

•	Reporting on the effectiveness of that system.

Independent Auditors

•	Auditing the Company’s financial statements;

•	Expressing an opinion about the financial statements’ conformity with U.S. generally accepted accounting principles; and

•	Annually auditing the effectiveness of the Company’s internal control over financial reporting.

We meet periodically with management, the internal auditors and independent auditors, independently and collectively, to discuss the quality of the Company’s financial reporting process and the adequacy and effectiveness of the Company’s internal controls. Prior to the Company filing its Annual Report on Form 10-K for the year ended December 31, 2017 with the SEC, we also:

•	Reviewed and discussed the audited financial statements with management and the independent auditors;

•	Discussed with the independent auditors the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board;

•	Received the written disclosures and the letter from the independent auditors in accordance with applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and

•	Discussed with the independent auditors their independence from the Company.

We are not employees of the Company and are not performing the functions of auditors or accountants. We are not responsible as an Audit Committee or individually to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. In carrying out our duties as Audit Committee members, we have relied on the information provided to us by management and the independent auditors. Consequently, we do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based on the reports and discussions described in this report, and subject to the limitations on our role and responsibilities as an Audit Committee referred to above and in our charter, we recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 27, 2018.

Submitted by the Audit Committee:

David L. Shedlarz, Chair

Pamela M. Arway

James W. Brown

James M. Mead

Anthony J. Palmer

Wendy L. Schoppert

INFORMATION ABOUT OUR INDEPENDENT AUDITORS

The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by Ernst & Young LLP, our independent auditors for the fiscal year ended December 31, 2017 and KPMG, LLP, our independent auditors for the fiscal year ended December 31, 2016:

Nature of Fees	2017 ($)	2016 ($)

Audit Fees	4,745,504	5,170,365

Audit-Related Fees(1)	1,204,499	85,750

Tax Fees(2)	1,820,281	962,073

All Other Fees	1,995	—

Total Fees	7,772,279	6,218,188

(1)	Fees associated primarily with services related to due diligence for potential business acquisitions.

(2)	Fees pertaining primarily to tax consultation and tax compliance services.

The Audit Committee pre-approves all audit, audit-related and non-audit services performed by the independent auditors. The Audit Committee is authorized by its charter to delegate to one or more of its members the authority to pre-approve any audit, audit-related or non-audit services, provided that the approval is presented to the Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all services provided by Ernst & Young LLP in 2017.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT

OF INDEPENDENT AUDITORS

✓	The Board of Directors unanimously recommends that stockholders vote FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditors for 2018

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent auditors for 2018. Although not required to do so, the Board, upon the Audit Committee’s recommendation, has determined to submit the Audit Committee’s appointment of Ernst & Young LLP as our independent auditors to stockholders for ratification as a matter of good corporate governance.

The Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditors for 2018 will be considered ratified if a majority of the shares of the Common Stock and Class B Common Stock (voting together without regard to class) present and entitled to vote at the Annual Meeting are voted for the proposal. If stockholders do not ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2018, the Audit Committee will reconsider its appointment.

Representatives of Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement, if they so desire, and will respond to questions.

COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE COMPENSATION

This section discusses and analyzes the decisions we made concerning the compensation of our named executive officers (“NEOs”) for 2017. It also describes the process for determining executive compensation and the factors considered in determining the amount of compensation awarded to our NEOs. Our NEOs for 2017 are:

Name	Title

Michele G. Buck(1)	President and Chief Executive Officer (“CEO”)

Patricia A. Little	Senior Vice President, Chief Financial Officer (“CFO”)

Terence L. O’Day(2)	Senior Vice President, Chief Product Supply and Technology Officer

Todd W. Tillemans(3)	President, U.S.

Mary Beth West(4)	Senior Vice President, Chief Growth Officer

John P. Bilbrey(5)	Chairman of the Board, Former President and CEO

(1)	On March 1, 2017, Ms. Buck was promoted from Executive Vice President, Chief Operating Officer (“COO”) to President and CEO.

(2)	On May 2, 2017, Mr. O’Day was appointed Senior Vice President, Chief Product Supply and Technology Officer. Previously, he served as the Senior Vice President, Chief Supply Chain Officer.

(3)	On April 3, 2017, Mr. Tillemans was hired as President, U.S.

(4)	On May 1, 2017, Ms. West was hired as Senior Vice President, Chief Growth Officer.

(5)	On March 1, 2017, Mr. Bilbrey retired from the position of President and CEO. He continues to serve as Chairman of the Board, but he is not standing for re-election at the Annual Meeting.

Executive Summary

2017 Highlights

The Hershey Company (the “Company”), headquartered in Hershey, Pa., is a global confectionery leader known for bringing goodness to the world through its chocolate, sweets, mints and other great-tasting snacks. We have approximately 16,910 employees around the world who work every day to deliver delicious, quality products. We have more than 80 brands that drive approximately $7.5 billion in annual revenues. Building on its core business, the Company is expanding its portfolio to include a broader range of delicious snacks.

In February 2017, we announced the following Company expectations, which are substantially reflected in our 2017 incentive programs:

•	Increase net sales between 2% to 3% from 2016; and

•	Increase adjusted earnings per share-diluted(1) between 7% to 9% from 2016.

(1)	While we report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), we also use non-GAAP financial measures within Management’s Discussion and Analysis in the 2017 Annual Report on Form 10-K that accompanies this Proxy Statement in order to provide additional information to investors to facilitate the comparison of past and present performance. Some of the financial targets under our short- and long-term incentive programs are also based on non-GAAP financial measures. Non-GAAP financial measures are used by management in evaluating results of operations internally and in assessing the impact of known trends and uncertainties on our business, but they are not intended to replace the presentation of financial results in accordance with GAAP. Adjusted earnings per share-diluted is a non-GAAP financial measure. We define adjusted earnings per share-diluted as diluted earnings per share of the Company’s common stock (“Common Stock”), excluding unallocated mark-to-market (gains) losses on commodity derivatives, costs associated with business realignment activities, costs relating to the integration of acquisitions, non-service related components of our pension expense (“NSRPE”), goodwill, indefinite and long-lived asset impairment charges, settlement of the Shanghai Golden Monkey liability in conjunction with the purchase of the remaining 20% of the outstanding shares of Shanghai Golden Monkey, the gain realized on the sale of a trademark, costs associated with the early extinguishment of debt and other non-recurring gains and losses.

Actual results for 2017 were as follows:

Because we did not meet our expectations, our NEOs earned significantly below-target performance stock unit (“PSU”) payouts and slightly below-target annual cash incentive awards, further reinforcing our pay-for-performance philosophy.

Hershey Has Strong Pay-for-Performance Alignment

The Compensation and Executive Organization Committee (the “Compensation Committee”) of our Board of Directors (the “Board”) has oversight responsibility for our executive compensation framework and for aligning our executives’ pay with the Company’s performance. We believe we have a strong pay-for-performance alignment because a significant portion of each NEO’s target total direct compensation is tied to the financial performance of the Company as well as shareholder returns.

In 2017, approximately 68% of our CEO’s and 60% of our other NEOs’ target total direct compensation, excluding Mr. Bilbrey’s, was tied to Company performance, including a substantial portion tied to shareholder value. Specifically, 34% of our PSUs were tied to Total Shareholder Return (“TSR”). Combined with the other financial and strategic metrics that determine our NEOs’ compensation, we have aligned our executive compensation program with the long-term interests of our stockholders.

Over the last three years, we have delivered a TSR of 17.4%, which is at the 20th percentile of our 2015 peer group described in the section entitled “Performance Stock Unit Targets and Results.”

Because our TSR metric was below threshold for the 2015-2017 PSU cycle, our NEOs received a 0% payout for this metric, significantly reducing their overall PSU payout, as described in more detail in the section entitled “Performance Stock Unit Targets and Results.”

Our Stockholders Strongly Approve of Our Pay Practices

Last year, our stockholders overwhelmingly approved our “say-on-pay” resolution, with more than 95% of the votes cast by the holders of Common Stock and more than 99% of the combined votes cast by the holders of the Common Stock and Class B Common Stock voting in favor. Our Compensation Committee believes the results of last year’s “say-on-pay” vote affirmed our stockholders’ support of our Company’s executive compensation program. Consequentially, our approach to executive compensation in 2017 was substantially the same as the approach stockholders approved in 2016. At the 2017 Annual Meeting of Stockholders, our stockholders voted to continue having an annual “say-on-pay” vote as described in Proposal No. 3 – Advise on Named Executive Officer Compensation. We plan to ask stockholders to express a preference for the frequency of the “say-on-pay” vote at our 2023 Annual Meeting of Stockholders.

We believe our compensation and governance policies and practices are significant drivers of our stockholder support. These policies and practices include:

•	Pay for performance. A substantial percentage of each of our NEO’s target total direct compensation is variable, performance-based compensation.

•	Performance measures support strategic objectives. The performance measures we use for our variable, performance-based compensation reflect strategic and operating objectives, creating long-term value for our stockholders.

•	Appropriate risk-taking. We set performance goals that consider our publicly-announced financial expectations, which we believe will encourage appropriate risk taking. Our incentive programs are appropriately capped so as not to encourage excessive risk taking.

•	No tax gross-ups. We generally do not provide tax gross-ups, except for relocation expenses. In 2017, we provided a gross-up payment to Mr. Bilbrey to provide him with benefits to which he was entitled under the terms of his retirement agreement.

•	“Double-trigger” benefits in the event of a change in control. In the event of a change in control, the payment of severance benefits and the acceleration of vesting of time-based long-term incentive awards are “double-trigger” benefits. The severance payments and accelerated vesting of continuing incentive awards will not occur unless there is also a qualifying termination of employment upon or within two years following the change in control.

•	No re-pricings or exchanges of underwater stock options. Our stockholder-approved Equity and Incentive Compensation Plan (“EICP”) prohibits re-pricing or exchange of underwater stock options without stockholder approval.

•	Do not provide excessive perquisites. Executive perquisites are kept to a minimal level relative to a NEO’s total compensation and do not play a significant role in our executive compensation program.

•	Do not provide for the prepayment of dividends on unearned PSUs. Dividends are not paid on PSU awards during the three-year performance cycle.

•	Significant stock ownership guidelines. Our NEOs and other executives are required to accumulate and hold stock equal to a multiple of base salary. If an executive has not met his or her ownership requirement in a timely manner, the executive is required to retain a portion of shares received under long-term incentive awards until the requirements are met.

•	Anti-hedging policy. Our NEOs, directors and other insiders are prohibited from entering into hedging transactions related to our stock.

•	Anti-pledging policy. Our NEOs, directors and other insiders are prohibited from entering into pledging transactions related to our stock.

•	Clawbacks and other covenants.

¡	For the protection of the Company, we require our NEOs to enter into an Employee Confidentiality and Restrictive Covenant Agreement (“ECRCA”) as a condition of receipt of long-term incentive awards. Failure to comply with the ECRCA may subject the employee to cancellation of awards and a requirement to repay amounts received from awards.

¡	Under the EICP, when an individual’s actions result in the filing of financial documents not in compliance with financial reporting requirements, the Company has the right to recoup or require repayment of an award earned or accrued during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (“SEC”) of the financial document not in compliance with such financial reporting requirement.

The Role and Philosophy of the Compensation Committee

The Compensation Committee has primary responsibility for making compensation decisions for our NEOs other than our CEO. Our CEO’s compensation is approved by the independent members of the Board based on the recommendations of the Compensation Committee.

The Compensation Committee operates under a charter approved by the Board. The Compensation Committee uses information from Mercer (US) Inc. (“Mercer”), the Compensation Committee’s independent executive compensation consultant, input from our CEO (except for matters regarding her own pay) and assistance from our Human Resources Department to make decisions and to conduct its annual review of the Company’s executive compensation program.

The Compensation Committee works with a rolling agenda, with its heaviest workload occurring during the first quarter of the year. During this quarter, decisions are made with respect to annual and long-term incentives earned based on the prior year’s performance and target compensation levels are finalized for the current year. The Compensation Committee also reviews and approves this Compensation Discussion & Analysis. During the second and third quarters, the Compensation Committee reviews materials relating to peer group composition, tally sheets, competitive pay analysis and other information that forms the foundation for future decisions. The Compensation Committee uses the third and fourth quarters to finalize decisions relating to the peer group and compensation plan design for use in the upcoming year.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee and, pursuant to the provisions of the EICP, may appoint the CEO as a committee of the Board as necessary for the purpose of making equity grants under the EICP; provided, however, the Compensation Committee may not delegate the approval of certain transactions to a subcommittee or to the CEO if such transactions involve the approval or grant of equity-based compensation to an “officer” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”) or a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code (“IRC”) unless such subcommittee consists solely of members of the Compensation Committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act, and (ii) “outside directors” for the purposes of Section 162(m) of the IRC.

The philosophy of our executive compensation program is to provide a compelling, dynamic, market-based total compensation program tied to performance and aligned with our stockholders’ interests. Our goal is to ensure the Company has the talent it needs to maintain sustained long-term performance for our stockholders, employees and communities. The guiding principles that help us achieve this goal are:

•	Recruit and retain. Our program is designed to be market competitive and flexible to recruit and retain top talent for our critical roles.

•	Pay for performance. A significant portion of our executives’ compensation is tied to the performance of our Company, rewarding executives for both short-term and long-term progress towards our strategic and operational goals.

•	Aligned with strategy. Our compensation program is aligned with the strategies of our Company.

•	Aligned with stockholders. Our compensation program, through both design and payouts, is aligned with the long-term interests of our stockholders.

•	Reinforce robust succession planning. Our compensation program plays a key role in making sure we have the talent we need for long-term success and to deliver our Company strategies.

•	Data-driven decision making. We design our executive compensation program and make pay decisions considering a balance of information.

Compensation Advisor Independence

Under its engagement letter with the Compensation Committee, Mercer has acknowledged that the firm is retained by and performs its services for the Compensation Committee while working with management to provide advice, counsel and recommendations that reinforce the Company’s business strategy, economics, organization and management style. Mercer has provided and continues to provide services and products to the Company in addition to its work for the Compensation Committee, including services related to global compensation consulting and surveys for various geographies.

The Compensation Committee reviews all fees for services related to executive and director compensation provided by Mercer to the Compensation Committee, as well as fees for compensation-related products and services provided to the Company. Fees paid to Mercer and its affiliates for services provided in 2017 related to executive and director compensation and compensation-related products and services totaled $407,253 and $101,348, respectively. The decision to engage Mercer for compensation-related products and services was made by management.

The Compensation Committee also received and discussed with Mercer its letter to the Compensation Committee addressing factors relevant under the SEC and New York Stock Exchange (“NYSE”) rules in assessing Mercer’s independence from management and whether Mercer’s work for the Compensation Committee has raised any conflicts of interest, as well as Mercer’s belief that no conflict of interest exists and that it serves as an independent advisor to the Compensation Committee. The factors addressed included the extent of any business or personal relationships with any member of the Compensation Committee or any executive officer of the Company; Mercer’s and its affiliates’ provision of other services to the Company; the level of fees received from the Company as a percentage of total revenue of each of Mercer and Mercer’s parent company; the policies and procedures employed by Mercer to avoid conflicts of interest; and any ownership of Company stock by individuals employed by Mercer to advise the Compensation Committee. The Compensation Committee considered these factors before selecting or receiving advice from Mercer, and after considering these and other factors in their totality, the Compensation Committee identified no conflicts of interest with respect to Mercer’s advice.

In establishing compensation levels and awards for executive officers other than our CEO, the Compensation Committee takes into consideration the recommendations of Mercer and the Human Resources Department, evaluations by our CEO of each officer’s individual performance and Company performance. The Compensation Committee evaluates director compensation primarily on the basis of peer group data used for benchmarking director compensation provided by Mercer.

Compensation Components

Our executive compensation program includes the following key elements:

Element	Design	Purpose	Key 2017 Actions
Base Salary	Fixed compensation component. Reviewed annually and adjusted as appropriate.	Intended to attract and retain executives with proven skills and leadership abilities that will enable us to be successful.

Mmes. Buck and Little received an increase at the beginning of the year consistent with how the Company sets compensation as described below.(1) Mr. O’Day received an increase upon assuming expanded responsibilities in May 2017.

Annual Incentive Award	Variable, performance-based compensation component. Payable based on business results and individual performance.	Intended to motivate and reward executives for successful execution of strategic priorities.

Targets as a percentage of base salary were established at the beginning of 2017 for each NEO and at the time of hire for Mr. Tillemans and Ms. West.(1) Mr. O’Day’s target was subsequently increased upon assuming expanded responsibilities in May 2017. The plan design remained consistent with the previous year.

Long-Term Incentive Awards

Variable compensation component. Granted annually as a combination of Restricted Stock Units (“RSUs”), PSUs and stock options. PSUs and stock options are considered to be performance-based; the value of amounts actually earned depend on Company and stock price performance.

		Intended to motivate and reward executives for long-term Company financial performance and enhanced long-term stockholder value by balancing compensation opportunity and risk, while encouraging sustained performance and retention.	Targets as a percentage of base salary were established at the beginning of 2017 for each NEO and at the time of hire for Mr. Tillemans and Ms. West. The plan design remained consistent with the previous year.

(1)	Ms. Buck’s base salary and annual incentive target were adjusted when she was promoted to President and CEO, as described further in the sections entitled “Base Salary” and “Annual Incentives.”

The following charts illustrate the weighting of base salary, annual incentive awards and long-term incentive awards at target for our CEO and our other NEOs, excluding Mr. Bilbrey, during 2017:

Setting Compensation

The Compensation Committee’s annual compensation review for 2017 included an analysis of data, comparing the Company’s executive and director compensation levels against a peer group of publicly-held consumer products companies. Mercer provides the Compensation Committee with advice, counsel and recommendations with respect to the composition of the peer group and competitive data used for benchmarking our compensation program. The Compensation Committee uses this and other information provided by Mercer to reach an independent recommendation regarding compensation to be paid to our CEO, directors and other officers. The Compensation Committee’s final recommendation is then given to the independent directors of our Board for review and final approval.

Companies in the peer group used to benchmark executive and director pay levels for 2017 (the “2017 Peer Group”) are:

Brown-Forman Corporation	Hormel Foods Corporation
Campbell Soup Company	Kellogg Company
Colgate-Palmolive Company	McCormick & Company, Inc.
ConAgra Foods, Inc.	Mead Johnson Nutrition Company
Constellation Brands, Inc.	Molson Coors Brewing Company
Dean Foods Company	Mondelez International
Dr Pepper Snapple Group, Inc.	The Clorox Company
General Mills, Inc.	The J. M. Smucker Company

The Compensation Committee selected these companies after reviewing publicly-held companies offering products/services similar to ours, with annual revenues within a range of approximately one-half to two and one-half times our annual revenue (with the exception of Mondelez International whom we also consider a peer company for executive talent) and market capitalization within a reasonable range of our market capitalization. The 2017 Peer Group was composed of companies with annual revenues ranging from $3.7 billion to $25.9 billion (as of fiscal year 2016) and market capitalization ranging from $2.0 billion to $67.8 billion (as of December 31, 2016). Hershey’s fiscal year 2016 revenue of $7.4 billion and December 31, 2016 market capitalization of $22.0 billion were at the 48th and 66th percentiles, respectively. All of the companies in our 2017 Peer Group were included in our 2016 peer group.

Data from the 2017 Peer Group was supplemented by composite data from consumer products companies ranging in size from $3 billion to $17 billion in approximate annual sales. This information was included in three national surveys conducted by Aon Hewitt, Mercer and Willis Towers Watson. The survey composite data provided us with broader, industry-specific information regarding pay levels at consumer products companies for our NEOs.

The Compensation Committee reviewed a report summarizing compensation levels at the 25th, 50th and 75th percentiles of the 2017 Peer Group and the survey composite data for positions comparable to those held by each of our NEOs. The Compensation Committee also reviewed a report comparing the target total cash compensation (base salary plus target annual incentive) and target total direct compensation (base salary plus target annual incentive plus target long-term incentive) for each of the NEOs against these benchmarks. Hershey targets total direct compensation for its executive officers, in aggregate, at competitive pay levels using the median of our peer group for reference. Positioning varies by job, and the Committee considers a number of factors including market competitiveness, specific duties and responsibilities of the executive versus those of peers, experience and succession planning. The Committee believes it is appropriate to reward the executive management team with compensation above or below the competitive median if the financial targets associated with its variable pay programs are above or below target, respectively.

During 2017, the Compensation Committee received detailed tally sheets prepared by management. Each tally sheet captures comprehensive compensation, benefits and stock ownership data. The tally sheets provide the Compensation Committee with a complete picture of each executive’s current and projected compensation and the amount of each element of compensation or other benefit the executive would receive in the event of voluntary or involuntary termination, retirement, disability, death, or upon change in control. The Compensation Committee considers this information, as well as the benchmark information, when making compensation decisions.

Base Salary

Base salary is the largest fixed component of our executive compensation program and is determined by considering the relative importance of the position, the competitive marketplace and the individual’s performance, responsibilities and experience. Salary reviews are generally conducted annually at the beginning of the year. Each NEO’s base salary is compared to internal and external references. Base salary adjustments, if any, are made after considering market references, Company performance against financial goals and individual performance. CEO performance is evaluated by the Compensation Committee and independent members of the Board. The CEO evaluates the performance of her direct reports, including all NEOs, and reviews her recommendations for salary adjustments with the Compensation Committee prior to its approval of the base salary for each NEO. If a NEO has responsibility for a particular business unit, the business unit’s financial results also will be strongly considered.

On the basis of the foregoing considerations, the Compensation Committee, and all independent directors in the case of our CEO, approved base salaries for 2017 as follows:

Name	2017 Base Salary ($)	Increase from 2016 (%)		Percent of Target Total Direct Compensation (%)

Ms. Buck	1,100,000	46.7	(1)	14.8(1)

Ms. Little	645,810	3.0		25.3

Mr. O’Day	615,000	4.6	(2)	29.0(2)

Mr. Tillemans	625,000	N/A		31.3(3)

Ms. West	650,000	N/A		24.4(4)

Mr. Bilbrey	1,236,000	0.0		13.8(5)

(1)	Ms. Buck’s base salary was increased to $1,100,000 effective March 1, 2017 in connection with her promotion to President and CEO. The percent of target total direct compensation for Ms. Buck is based on a base salary of $1,036,731, reflecting her target base salary both before and after the March increase.

(2)	Mr. O’Day received a base salary increase on May 2, 2017 upon assuming expanded responsibilities. The percent of target total direct compensation for Mr. O’Day is based on a base salary of $605,480, reflecting his target base salary both before and after the May increase.

(3)	Mr. Tillemans was hired as President, U.S. effective April 3, 2017. The percent of target total direct compensation for Mr. Tillemans is based on a base salary of $456,731, reflecting his target base salary from his hire date through December 31, 2017.

(4)	Ms. West was hired as Senior Vice President, Chief Growth Officer effective May 1, 2017. The percent of target total direct compensation for Ms. West is based on a base salary of $425,000, reflecting her target base salary from her hire date through December 31, 2017.

(5)	On March 1, 2017, Mr. Bilbrey retired from the position of President and CEO. The percent of target total direct compensation for Mr. Bilbrey is based on a base salary of $223,431, reflecting his target base salary through February 28, 2017.

See Column (c) of the 2017 Summary Compensation Table for information regarding the base salary earned by each of our NEOs during 2017.

Annual Incentives

Our NEOs are eligible to receive an annual cash incentive award under the One Hershey Incentive Program (“OHIP”), a program established under our EICP.

The OHIP links the NEO’s payout opportunity to measures he or she can affect most directly. For 2017, our CEO and all employees reporting directly to her, including the NEOs, had common financial objectives tied to total Company performance consistent with their responsibility to manage the entire Company. Total Company performance targets are established in the context of our announced expectations for financial performance, prior year results and market conditions.

For 2017, our NEOs were eligible to earn individual OHIP awards as follows:

Name	2017 Target One Hershey Incentive Program (% of Base Salary)	Percent of Target Total Direct Compensation (%)
Ms. Buck	130(1)	18.3(1)
Ms. Little	85	21.5
Mr. O’Day	80(2)	21.7(2)
Mr. Tillemans	80	25.0(3)
Ms. West	80	19.5(4)
Mr. Bilbrey	150	20.7(5)

(1)	Ms. Buck’s target was initially set at 90% in January 2017. Upon her promotion to President and CEO, Ms. Buck’s target increased to 130%. The percent of target total direct compensation for Ms. Buck is based on a base salary of $1,036,731, reflecting her target base salary both before and after the March increase.

(2)	Mr. O’Day’s target was initially set at 65% in January 2017. Upon assuming expanded responsibilities, Mr. O’Day’s target increased to 80%. The percent of target total direct compensation for Mr. O’Day is based on a base salary of $605,480, reflecting his target base salary both before and after the May increase.

(3)	Mr. Tillemans was hired as President, U.S. effective April 3, 2017. The percent of target total direct compensation for Mr. Tillemans is based on a base salary of $456,731, reflecting his target base salary from his hire date through December 31, 2017.

(4)	Ms. West was hired as Senior Vice President, Chief Growth Officer effective May 1, 2017. The percent of target total direct compensation for Ms. West is based on a base salary of $425,000, reflecting her target base salary from her hire date through December 31, 2017.

(5)	On March 1, 2017, Mr. Bilbrey retired from the position of President and CEO. The percent of target total direct compensation for Mr. Bilbrey is based on a base salary of $223,431, reflecting his target base salary through February 28, 2017.

In determining the target OHIP percentage for each of the NEOs, the Compensation Committee, and the independent directors in the case of our CEO, considered the value of target total cash compensation against market references. Target total cash compensation levels for each of the NEOs fall within an appropriate range relative to the median for comparable positions given each incumbent’s performance, responsibilities and tenure in the role.

In general, the final OHIP award is determined by multiplying the NEO’s base salary, the applicable target percentage and performance scores ranging from 0% to 200% based on Company and individual performance. The Company performance goals are established at the beginning of each year by the Compensation Committee. Individual performance goals also are established at that time, or at the time of hire if later. If performance scores exceed the target objectives, a NEO may receive an OHIP payout greater than his or her target award value. If performance scores are below the target objectives, the NEO’s OHIP payout will be below his or her target award value, subject to no award if performance is below threshold levels.

For 2017, Company financial performance metrics accounted for 65% of each NEO’s target award under the program. The remaining 35% was based upon individual performance toward achievement of up to six individual performance goals focused on strategic priorities applicable to the NEO’s position, but tied to the overall Company’s top priorities for the year.

2017 OHIP Performance Targets and Results

The Company performance targets for the 2017 OHIP were as follows:

•	Consolidated net sales(1) of $7.625 billion, a 2.5% increase from 2016 reported results;

•	Adjusted earnings per share-diluted(2) of $4.77, a 8.2% increase from 2016 reported results; and

•	Operating cash flow(3) of $1.207 billion, a 3.0% increase from 2016.

Our financial performance during 2017 and the resulting financial performance scores for OHIP were as follows:

Metric	2017 Target ($)	2017 Actual ($)	Target Award (%)	Performance Score (%)
Net Sales(1)	7.625 billion	7.503 billion	45.00	40.98
Adjusted Earnings per Share-Diluted(2)	4.77	4.76	40.00	39.76
Operating Cash Flow(3)	1.207 billion	1.243 billion	15.00	17.16
Total One Hershey Incentive Program Company Score			100.00	97.90

(1)	Net Sales is measured on a constant currency basis, which is a non-GAAP performance measure. To calculate net sales on a constant currency basis, net sales for the current fiscal year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average rates during the comparable period of the prior fiscal year.

(2)	Adjusted earnings per share-diluted is a non-GAAP performance measure. For more information regarding how we define adjusted earnings per share-diluted, please see footnote (1) in the section entitled “Executive Summary.”

(3)	Operating cash flow is a non-GAAP performance measure. We define operating cash flow as the average of cash from operations less certain one-time items impacting comparability. For more information regarding our use of non-GAAP performance measures, please see footnote (1) in the section entitled “Executive Summary.”

We achieved below-target performance in net sales and adjusted earnings per share-diluted and above-target performance in operating cash flow. As a result, 65% of the 2017 OHIP award for each NEO was based on the Company performance score of 97.90%. The remainder of the OHIP award was determined by individual performance ratings.

Michele G. Buck, President and CEO

At the beginning of 2017, Ms. Buck served as our Executive Vice President, COO. On March 1, 2017, Ms. Buck was promoted to President and CEO. Her goals and evaluation reflected both roles. Ms. Buck was responsible for strategic leadership and delivery of the Company’s financial objectives, portfolio expansion to drive future growth, building critical capabilities and improving the Company’s operations.

Patricia A. Little, Senior Vice President, CFO

The individual performance goals for Ms. Little focused on enabling profitable growth through acquisition, delivering continued process improvements, delivering on our strategic plan and continuing to build global financial capability.

Terence L. O’Day, Senior Vice President, Chief Product Supply and Technology Officer

The individual performance goals for Mr. O’Day focused on delivering an agile supply chain network to fuel margins and enable growth, driving transformation of a simplified enterprise operating model and delivering a contemporized technology system to support enterprise goals.

Todd W. Tillemans, President, U.S.

The individual performance goals for Mr. Tillemans focused on maximizing the impact of commercial investments in the core confection business, delivering customer service levels, building capability within the commercial organization and achieving the financial objectives for the U.S. market.

Mary Beth West, Senior Vice President, Chief Growth Officer

The individual performance goals for Ms. West focused on developing a growth strategy and roadmap, unlocking growth on core brands, building marketing capability and enabling profitable growth through acquisition.

J. P. Bilbrey, Non-Executive Chairman of the Board and Former President and CEO

On March 1, 2017, Mr. Bilbrey retired from the position of President and CEO. He has continued to serve as non-executive Chairman of the Board. The individual performance goals for Mr. Bilbrey during his time as President and CEO centered on delivery of the Company’s financial goals, strategic leadership and succession planning.

Overall Results

Following the close of 2017, the Compensation Committee provided the independent directors with an assessment of Ms. Buck’s and Mr. Bilbrey’s 2017 performance and achievement relative to their respective individual performance goals. Our financial results were around target despite challenging industry conditions in the category. Mr. Bilbrey delivered on his strategic leadership and succession planning objectives, including a successful transition of the CEO role. Ms. Buck also delivered on her strategic leadership goals, including advancing the strategic direction of the company, enabling continued growth through portfolio expansion, improving the international business and upgrading talent and capabilities in critical areas. Based upon those assessments, the Compensation Committee recommended, and the Board approved, the individual performance awards and total OHIP payouts for Ms. Buck and Mr. Bilbrey as shown in the table below.

Ms. Buck provided the Compensation Committee with her assessment of each NEO’s 2017 performance and achievement in relation to their performance goals. Based upon those assessments, Ms. Buck recommended, and the Compensation Committee approved, the individual performance awards and total OHIP payouts as shown in the table below.

Based upon a 65% weight for the Company financial score of 97.90% of target and a 35% weight for the individual performance award, our NEOs earned the following 2017 OHIP awards:

Name	Award Target (%)		Award Target(1) ($)	Company Financial Performance Award (65% Weighting) ($)	Individual Performance Award (35% Weighting) ($)	2017 OHIP Award ($)

Ms. Buck	130	(2)	1,280,601	814,910	493,031	1,307,941

Ms. Little	85		548,631	349,121	182,420	531,541

Mr. O’Day	80	(3)	454,277	289,079	174,896	463,975

Mr. Tillemans	80		365,363	232,498	140,665	373,163

Ms. West	80		339,983	216,349	178,491	394,840

Mr. Bilbrey	150		335,146	213,270	164,221	377,491

(1)	Target award is based upon actual salary received in 2017.

(2)	Ms. Buck’s target was initially set at 90% in January 2017. Upon her promotion to President and CEO, Ms. Buck’s target increased to 130%.

(3)	Mr. O’Day’s target was initially set at 65% in January 2017. Upon assuming expanded responsibilities, Mr. O’Day’s target increased to 80%.

The 2017 OHIP payments are included in Column (g) of the 2017 Summary Compensation Table for each NEO.

Long-Term Incentives

We provide long-term incentive opportunities to motivate, retain and reward our NEOs for their contributions to multi-year performance in achieving strategies and improving long-term share value. In February of each year, the Compensation Committee awards long-term incentive grants, including PSUs, stock options and RSUs, to our NEOs.

The Compensation Committee, and the independent directors in the case of our CEO, determines the value of long-term incentive awards made to each NEO by considering the NEO’s target total direct compensation against internal and external references. The target award percentages approved in February 2017, or at the time of hire for Mr. Tillemans and Ms. West, expressed as a percentage of base salary, were:

Name	Target Long- Term Incentive Award (% of Salary)	Percent of Target Total Direct Compensation (%)

Ms. Buck	450	66.8	(1)

Ms. Little	210	53.2

Mr. O’Day	170	49.3	(2)

Mr. Tillemans	140	43.8	(3)

Ms. West	230	56.1	(4)

Mr. Bilbrey	475	65.5	(5)

(1)	The percent of target total direct compensation for Ms. Buck is based on a base salary of $1,036,731, reflecting her target base salary both before and after the March increase.

(2)	The percent of target total direct compensation for Mr. O’Day is based on a base salary of $605,480, reflecting his target base salary both before and after the May increase.

(3)	The percent of target total direct compensation for Mr. Tillemans is based on a base salary of $456,731, reflecting his target base salary from his hire date through December 31, 2017.

(4)	The percent of target total direct compensation for Ms. West is based on a base salary of $425,000, reflecting her target base salary from her hire date through December 31, 2017.

(5)	The percent of target total direct compensation for Mr. Bilbrey is based on a base salary of $223,431, reflecting his target base salary through February 28, 2017.

The Compensation Committee values RSUs and PSUs using the closing stock price of the Company’s Common Stock on the NYSE on the date of grant. The Compensation Committee values stock options using the value of the stock options at the date of grant as determined for financial reporting purposes (the Black-Scholes value). Target total direct compensation levels for each of the NEOs fall within an appropriate range relative to the median for comparable positions given each incumbent’s, performance, responsibilities and tenure in the role.

Performance Stock Unit Targets and Results

PSUs are granted to NEOs and other executives in a position to affect the Company’s long-term results. At the start of each three-year cycle, a contingent target number of PSUs is established for each executive. This target is expressed as a percentage of the executive’s base salary and is determined as part of a total compensation package based on the peer group and survey composite benchmarks. The PSU award generally represents approximately one-half of the recipient’s long-term incentive compensation target award. Dividends are not paid on PSU awards during the three-year performance cycle.

2015-2017 PSU Award

The performance objectives for the 2015-2017 performance cycle awarded in 2015 were based upon the following metrics:

•	Three-year relative TSR versus the 2015 peer group described below;

•	Three-year compound annual growth rate (“CAGR”) in organic net sales outside the United States and Canada;

•	Three-year CAGR in adjusted earnings per share-diluted measured against an internal target; and

•	Annual (as opposed to three-year) growth in adjusted earnings per share-diluted measured against an internal target for each year of the three-year performance cycle.

The Compensation Committee selected these metrics to measure performance against internal targets aligned with our stockholders’ interests and investment returns offered by our peer companies. The 2015 peer group originally included 15 companies with median revenues of $8.1 billion. Kraft Foods Group was subsequently removed from the 2015 peer group as a result of a corporate transaction. Therefore, 14 companies remained in the 2015-2017 cycle for use in assessing our Company’s 2015-2017 TSR.

Companies included in the 2015 peer group for the 2015-2017 PSU cycle award were:

Brown-Forman Corporation	Hormel Foods Corporation

Campbell Soup Company	Kellogg Company

ConAgra Foods, Inc.	McCormick & Company, Inc.

Constellation Brands, Inc.	Molson Coors Brewing Company

Dean Foods Company	Mondelez International

Dr Pepper Snapple Group, Inc.	The Clorox Company

General Mills, Inc.	The J. M. Smucker Company

The Compensation Committee approved the annual adjusted earnings per share-diluted target for each year of the three-year performance cycle at the beginning of the performance year. Payment of any amounts earned, including amounts based on the annual performance goals, will be made in shares of our Common Stock at the conclusion of the three-year performance cycle. The maximum award for any participant in a performance cycle is 250% of the contingent target award.

Targets and results for the 2015-2017 performance cycle and the Company’s TSR and financial performance during the three-year cycle were as follows:

Metric	Target	Actual Performance	Target Award Weighting (%)	Final Performance Score (%)
Total Shareholder Return	50th Percentile	20th Percentile	50.00	0.00

Three-year CAGR in Organic Net Sales Outside the United States and Canada	13.0% CAGR(1)	(4.4)% CAGR(1)	15.00	0.00

Three-year CAGR in Adjusted Earnings per Share-Diluted(2)	10.0% CAGR(1)	6.1% CAGR(1)	15.00	0.00

2015 Adjusted Earnings per Share-Diluted(2)	$4.34 (9.0% increase)	$4.12 (3.5% increase)	6.67	4.03

2016 Adjusted Earnings per Share-Diluted(2)	$4.37(1) (6.1% increase)	$4.45(1) (8.0% increase)	6.67	8.89

2017 Adjusted Earnings per Share-Diluted(2)	$4.77 (8.2% increase)	$4.76 (7.9% increase)	6.66	6.62

Total			100.00	19.54

(1)	Results for our barkTHINS business were excluded from the following metrics, as applicable, as this acquisition was made in April 2016:

•	Three-year CAGR in organic net sales outside the United States and Canada;

•	Three-year CAGR in adjusted earnings per share-diluted; and

•	2016 adjusted earnings per share-diluted.

(2)	Adjusted earnings per share-diluted is a non-GAAP performance measure. For more information regarding how we define adjusted earnings per share-diluted, please see footnote (1) in the section entitled “Executive Summary.”

At the conclusion of each three-year and annual performance period, if applicable, the Compensation Committee reviews the level of performance achieved and the percentage, if any, of the applicable portion of the target number of PSUs earned. In determining the final performance cycle score, negative adjustments may be made by the Compensation Committee to the Company’s performance score to take into account extraordinary or unusual items occurring during the period. No adjustments were made in determining the 19.54% performance score or the number of PSUs earned by our NEOs for the 2015-2017 performance cycle.

2016-2018 PSU Award

In December 2015, the Committee approved changes to the performance metrics and weightings for the 2016-2018 performance cycle to simplify our program, reduce complexity and improve focus on our current long-term growth strategies.

The performance objectives for the 2016-2018 performance cycle are based upon the following metrics:

•	Three-year relative TSR versus our 2016 peer group described below;

•	Three-year CAGR in Total Company net sales; and

•	Three-year CAGR in adjusted earnings per share-diluted measured against an internal target.

These metrics are weighted 34%, 33% and 33%, respectively. All of the companies in our 2015 peer group were included in our 2016 peer group, except that Colgate-Palmolive Company and Mead Johnson Nutrition Company were added in 2016. Kraft Foods Group was included in our 2015 peer group, but was not included in our 2016 peer group due to a merger occurring in 2015.

2017-2019 PSU Award

The performance metrics and weightings for the 2017-2019 performance cycle are the same as the 2016-2018 performance cycle. The three-year relative TSR metric is based on our 2017 Peer Group, which was unchanged from the 2016 peer group. The 2017 Peer Group is further described in the section entitled “Setting Compensation.”

O’Day Special PSU Award

On May 2, 2017, the Compensation Committee approved a special PSU award for Mr. O’Day. In recognition of his expanded role and overall accountability for the Company’s supply chain and information technology initiatives, as well as his day-to-day leadership of the Company’s announced Margin for Growth Program, the Compensation Committee granted Mr. O’Day 9,341 contingent target PSUs. In general, the PSUs will vest on May 2, 2019, the second anniversary of the grant date. The actual number of PSUs earned can range between 0% and 150% of the contingent target PSUs granted to Mr. O’Day, based on his performance relative to certain individual performance objectives established by the Committee in connection with the award.

See Column (e) of the 2017 Summary Compensation Table, Columns (f) through (h) of the 2017 Grants of Plan-Based Awards Table, Columns (i) and (j) of the Outstanding Equity Awards at 2017 Fiscal-Year End Table and Columns (d) and (e) of the 2017 Option Exercises and Stock Vested Table for more information about PSUs awarded to the NEOs.

Stock Options

Stock options are an important element of our long-term incentive program, enabling us to align the interests of NEOs with those of stockholders. In general, stock options are awarded annually to the Company’s executives as well as to other key managerial employees. Stock options entitle the holder to purchase a fixed number of shares of Common Stock at a set price during a specified period of time. The right to exercise the options is subject to a vesting schedule. Because stock options vest over time and only have value if the price of our Common Stock increases, they encourage efforts to enhance long-term stockholder value.

The Compensation Committee sets guidelines for the value of stock options to be awarded based on competitive compensation data. The stock option award represents approximately one-quarter of the NEO’s long-term incentive compensation target award. In 2017, the target number of stock options awarded to each NEO was determined by multiplying the NEO’s base salary by one-quarter of his or her target long-term incentive award percentage divided by the Black-Scholes value of each option on the grant date. The Black-Scholes option-pricing model is described in Note 10 to the Consolidated Financial Statements contained in the 2017 Annual Report on Form 10-K that accompanies this Proxy Statement. The actual number of options awarded may vary from the target level based on each NEO’s individual performance evaluation.

Stock options vest in equal increments over four years and have a 10-year term. As required by the EICP, the options have an exercise price equal to the closing market price of the Common Stock on the NYSE on the date of the award.

See Column (f) of the 2017 Summary Compensation Table, Columns (j) through (l) of the 2017 Grants of Plan-Based Awards Table, Columns (b) through (f) of the Outstanding Equity Awards at 2017 Fiscal-Year End Table and Columns (b) and (c) of the 2017 Option Exercises and Stock Vested Table for more information on stock options awarded to the NEOs.

Restricted Stock Units

The Compensation Committee sets guidelines for the value of the annual RSUs to be awarded based on competitive compensation data. These RSU awards represent approximately one-quarter of the NEO’s long-term incentive compensation target award. In 2017, the target number of RSUs awarded to each NEO was determined by multiplying the NEO’s base salary by one-quarter of his or her target long-term incentive award percentage divided by the closing price of the Company’s Common Stock on the NYSE on the grant date. The actual number of RSUs awarded may vary from the target level based on each NEO’s individual performance evaluation. Annual RSUs vest in equal increments over three years.

The Compensation Committee also awards RSUs to NEOs and other executives from time to time as special incentives. RSUs also are awarded by the Compensation Committee to replace compensation forfeited by newly-hired executive officers and by the CEO to employees other than executive officers from the RSU pool described below. Mr. Tillemans and Ms. West were each granted RSUs upon their hire to replace forfeited compensation from their prior employers. These replacement RSU awards vest in equal increments over three years.

See Column (e) of the 2017 Summary Compensation Table, Column (i) of the 2017 Grants of Plan-Based Awards Table, Columns (g) and (h) of the Outstanding Equity Awards at 2017 Fiscal-Year End Table and Columns (d) and (e) of the 2017 Option Exercises and Stock Vested Table for more information about RSUs awarded to the NEOs.

Equity Pools

To ensure flexibility in providing awards for recruitment, retention, performance recognition or in conjunction with a promotion, the Compensation Committee is authorized under the EICP to establish a stock option pool, a PSU pool, a RSU pool and a separate CEO discretionary equity pool for use by our CEO for such purposes. The pools are available for approximately 12 months from the date created. The Compensation Committee determines whether to establish any or all of these pools annually. Options, PSUs and RSUs remaining in any pool at the end of the period do not carry over to pools established for a subsequent period. The CEO may not make discretionary awards from any pool to the NEOs. Awards from the CEO pools and the CEO discretionary equity pool are made monthly according to an annually pre-determined schedule. The exercise price for the options is based on the closing price of our Common Stock on the date of the award.

Perquisites

Executive perquisites are kept to a minimal level relative to a NEO’s total compensation and do not play a significant role in our executive compensation program. The perquisites that we provide, include personal use of Company aircraft, security services for our CEO, and financial counseling and tax preparation reimbursement. See the footnotes to Column (i) of the 2017 Summary Compensation Table for information regarding the perquisites received by our NEOs.

Our CEO and the other NEOs are eligible to participate in our Gift Matching Program on the same basis as other employees, retirees or their spouses. Through the Gift Matching Program, we match contributions made to one or more non-profit organizations on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 per employee annually. These matching contributions are not considered compensation and are not included in Column (i) of the 2017 Summary Compensation Table.

Retirement Plans

NEOs participate in our tax-qualified defined benefit pension plan (“pension plan”) and tax-qualified defined contribution 401(k) plan (“401(k) plan”) on the same basis as other salaried employees of the Company. IRC regulations do not permit the Company to use base salary and other compensation paid above certain limits to determine the benefits earned by the NEOs under tax-qualified plans. The Company maintains a defined benefit Supplemental Executive Retirement Plan (“DB SERP”), a defined contribution Supplemental Executive Retirement Plan (“DC SERP”) and a Deferred Compensation Plan to provide these and additional benefits that are comparable to those offered by our peers. Under the provisions of the Deferred Compensation Plan, our NEOs may elect to defer payments from the OHIP, PSU and RSU awards, but not stock options or base salary.

The DB SERP was closed to new participants in 2006. No new participants have been or will be added to the DB SERP. NEOs and other senior executives reporting to the CEO not eligible for the DB SERP are considered by the Compensation Committee for participation in the DC SERP. In comparison, the DC SERP typically yields a lower benefit than the DB SERP upon retirement. The Company believes that the DB SERP, DC SERP and Deferred Compensation Plan help, in the aggregate, to attract and retain executive talent, as similar plans are often components of the executive compensation programs within our peer group. The DC SERP was established as part of our Deferred Compensation Plan and is not a separate plan.

See the 2017 Pension Benefits Table and accompanying narrative and the 2017 Non-Qualified Deferred Compensation Table and accompanying narrative for more information regarding the DB SERP, DC  SERP and other retirement benefits.

Employment Agreements

The Company entered into an employment agreement with Ms. Buck in February 2017, which provides for Ms. Buck’s continued employment as President and CEO and continued nomination as a member of the Board of Directors. The employment agreement does not have a specified term. Under the terms of the employment agreement, in the event Ms. Buck’s employment is terminated by the Company without Cause or she resigns for Good Reason (in each case as defined in the employment agreement), Ms. Buck will be entitled to certain severance benefits. In the event of her termination after a change in control, Ms. Buck will be eligible to receive benefits under the Executive Benefits Protection Plan (Group 3A) (“EBPP 3A”). She is not entitled to an excise tax gross-up. The employment agreement subjects Ms. Buck to certain non-competition and non-solicitation covenants under the ECRCA and to compensation recovery (clawback) to the extent required by applicable law and regulations.

See the section entitled “Potential Payments upon Termination or Change in Control” for information regarding the payments Ms. Buck would receive in the event of an applicable termination or change in control occurring on December 31, 2017.

In August 2012, the Company entered into an employment agreement with Mr. Bilbrey, the terms of which were substantially similar to the terms of Ms. Buck’s employment agreement. Mr. Bilbrey retired as our President and CEO effective March 1, 2017. In connection with his retirement, the Company and Mr. Bilbrey entered into a retirement agreement (“Retirement Agreement”) in February 2017 in order to set forth the benefits Mr. Bilbrey received in connection with his retirement. The Retirement Agreement superseded and replaced Mr. Bilbrey’s employment agreement.

Other than as set forth above, we have not entered into employment agreements with any NEO.

Severance and Change in Control Plans

All of the NEOs are covered by our EBPP 3A. The EBPP 3A is intended to help us attract and retain executive talent and maintain a stable work environment in the event of activity that could potentially result in a Change in Control. The severance protection provided under the EBPP 3A upon a Change in Control is based upon a “double trigger.” The terms of the plan generally provide that a covered NEO whose employment with the Company terminates in qualifying circumstances within two years after a Change in Control of the Company is entitled to certain severance payments and benefits. The EBPP 3A also provides severance benefits in the event of involuntary termination without Cause unrelated to a Change in Control or voluntary termination for Good Reason within two years after election of a new CEO. Change in Control, Cause and Good Reason are defined in the EBPP 3A.

See the discussion in the section entitled “Potential Payments upon Termination or Change in Control” for information regarding the payments that would be due to our NEOs under the EBPP 3A in the event of an applicable termination of employment or a Change in Control.

Compensation Policies and Practices

Clawbacks

Under the EICP, when an individual’s actions result in the filing of financial documents not in compliance with financial reporting requirements, the Company has the right to recoup or require repayment of an award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC of the financial document not in compliance with such financial reporting requirement. Repayment or clawback occurs where the material noncompliance results from misconduct, the participant’s knowledge or gross negligence in engaging in the misconduct or failing to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Action of 2002.

In 2008, the Company initiated the execution of the ECRCA by executive officers as a condition for the receipt of long-term incentive awards and, for new executive officers, also as a condition of employment. The purpose of the ECRCA is to protect the Company and further align the interests of the executive officer with those of the Company. The terms of the ECRCA prohibit the executive from misusing or disclosing the Company’s confidential information, competing with the Company in specific categories for a period of 12 months following separation from employment, recruiting or soliciting the Company’s employees, or disparaging the Company’s reputation in any way. For those officers or employees based outside the U.S., the restrictive covenants and terms may be modified to comply with local laws.

Failure to comply with the provisions of the ECRCA may result in cancellation of the unvested portion of PSU and RSU awards, cancellation of any unexercised stock options and a requirement for repayment of amounts received from equity awards during the last year of employment, as well as any amounts received from the DB SERP or DC SERP.

Tax Considerations

As in effect through the end of our fiscal year ended December 31, 2017, Section 162(m) of the IRC generally disallowed the Company’s ability to deduct compensation in excess of $1 million paid to our CEO or to our other NEOs who are employed on the last day of the fiscal year (other than officers who served as CFO during the year), but did not disallow a deduction for compensation that qualifies as “performance-based” under applicable Internal Revenue Service (“IRS”) regulations or that is paid after termination of employment. As a result of changes to Section 162(m) of the Code resulting from federal legislation referred to as the Tax Cuts and Jobs Act, the $1.0 million deduction limitation described above will be expanded to disallow the deduction for compensation payable to a larger group of employees, effective for tax years beginning after December 31, 2017. Performance-based compensation, including equity awards, will no longer be exempt from the 162(m) deduction limitation, subject to certain transition rules, and the employees (referred to as “covered employees”) to whom the deduction limitation will apply include the CEO and CFO (in each case, whether or not serving as executive officers as of the end of the fiscal year) and the three other most highly compensated executive officers. In addition, once considered a “covered employee” for a given year, the individual will be treated as a “covered employee” for all subsequent years.

The Compensation Committee has considered the effect of Section 162(m) of the IRC on the Company’s executive compensation program. The Compensation Committee exercises discretion in setting base salaries, structuring incentive compensation awards and in determining payments in relation to levels of achievement of performance goals. The Compensation Committee believes that the total compensation program for NEOs should be managed in accordance with the objectives outlined in the Company’s compensation philosophy and in the best overall interests of the Company’s stockholders. Accordingly, compensation paid by the Company may not be deductible because such compensation exceeds the limitations, or does not meet the “performance-based” or other requirements, for deductibility under Section 162(m) of the IRC.

Section 409A of the IRC specifies certain rules and limitations regarding the operation of our Deferred Compensation Plan and other retirement programs. Failure to comply with these rules could subject participants in those plans and programs to additional income tax and interest penalties. We believe our plans and programs comply with Section 409A of the IRC.

Stock Ownership Guidelines

The Compensation Committee believes that requiring NEOs and other executive officers to hold significant amounts of our Common Stock strengthens their alignment with the interest of our stockholders and promotes achievement of long-term business objectives. Our executive stock ownership policy has been in place for more than 20 years. The Compensation Committee reviews ownership requirements annually to ensure they are aligned with external market comparisons.

Executives with stock ownership requirements have five years from their initial election to their position to accumulate and hold the minimum number of shares required. For purposes of this requirement, “shares” include shares of our Common Stock that are owned by the executive, unvested time-based RSUs, PSUs earned for the annual segments of open performance cycles and vested RSUs and PSUs that have been deferred by the executive as Common Stock units under our Deferred Compensation Plan. It is anticipated that executives will hold a significant number of the shares earned from PSU and RSU awards and the exercise of stock options to satisfy their obligations. Minimum stockholding requirements for the CEO and the other NEOs are as follows:

Position	Stock Ownership Level

CEO	5 times base salary

CFO and Senior Vice Presidents	3 times base salary

Other executives subject to stockholding requirements	1 times base salary

The dollar value of shares which must be acquired and held equals a multiple of the individual executive’s base salary. Stockholding requirements are updated whenever a change in base salary occurs. Failure to reach the minimum within the five-year period results in a notification letter to the executive, with a copy to the CEO, and a requirement that future stock option exercises, RSU distributions and PSU payments be settled by retaining at least 50% of the shares of Common Stock received until the minimum ownership level is attained. The Compensation Committee receives an annual summary of each individual executive’s ownership status to monitor compliance.

COMPENSATION COMMITTEE REPORT

To Our Stockholders:

We have reviewed and discussed with management the Compensation Discussion & Analysis. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

Submitted by the Compensation and Executive Organization Committee of the Board of Directors:

James M. Mead, Chair

M. Diane Koken

Anthony J. Palmer

Thomas J. Ridge

The independent members of the Board of Directors who are not members of the Compensation and Executive Organization Committee join in the Compensation Committee Report with respect to the approval of Ms. Buck’s compensation.

Pamela M. Arway

James W. Brown

Charles A. Davis

Mary Kay Haben

Robert M. Malcolm

Wendy L. Schoppert

David L. Shedlarz

2017 Summary Compensation Table

The following table and explanatory footnotes provide information regarding compensation earned by, held by, or paid to, individuals holding the positions of Chief (Principal) Executive Officer and Chief (Principal) Financial Officer during 2017 and the three most highly compensated of our other executive officers, which collectively comprise our NEOs. In accordance with SEC rules, information is included for Mr. Bilbrey who ceased to serve as an Officer of the Company in March 2017. The following table provides information with respect to 2017, as well as 2016 and 2015 compensation where required. 2015 and 2016 information is not provided for Mr. Tillemans and Ms. West because they were not NEOs in those years.

Name and Principal Position(1)	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(5) ($)	Non- Equity Incentive Plan Compen- sation(6) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(7) ($)	All Other Compen- sation(8) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ms. Buck	2017	1,043,462	–	3,986,306	1,243,048	1,307,941	2,491,271	202,573	10,274,601
President and CEO	2016	720,352	–	6,208,007	356,418	713,907	832,570	67,490	8,898,744
	2015	655,310	–	746,418	685,505	403,015	587,394	73,220	3,150,862
Ms. Little	2017	645,809	–	1,114,210	342,326	531,541	–	251,353	2,885,239
Senior Vice President, CFO	2016	629,412	–	2,067,059	368,695	559,457	–	194,425	3,819,048
	2015	482,308	–	2,172,076	510,003	288,805	–	246,579	3,699,771
Mr. O’Day	2017	606,003	–	2,326,600	379,181	463,975	–	218,867	3,994,626
Senior Vice President, Chief Product Supply and Technology Officer	2016	590,061	–	1,354,674	252,782	466,330	–	188,577	2,852,424
	2015	572,845	–	538,594	485,067	269,435	–	168,052	2,033,993

Mr. Tillemans	2017	468,750	438,000	1,197,508	218,822	373,163	–	593,371	3,289,614
President, U.S.
Ms. West	2017	437,500	1,350,000	5,068,455	377,026	394,840	–	277,918	7,905,739
Senior Vice President, Chief Growth Officer
Mr. Bilbrey	2017	223,431	–	4,870,650	1,470,893	377,491	–	3,312,855	10,255,320
Non-Executive Chairman of the Board and former President and CEO	2016	1,240,753	–	5,031,976	1,470,896	2,100,725	2,700,403	134,823	12,679,576
	2015	1,204,616	–	3,146,305	2,844,073	1,005,930	2,438,084	170,991	10,809,999

(1)	Mr. Bilbrey was Chairman of the Board, President and CEO through February 28, 2017, retiring from the position of President and CEO on March 1, 2017. Mr. Bilbrey continues to serve as non-executive Chairman of the Board. Ms. Buck served as Executive Vice President, COO until March 1, 2017, when she was promoted to President and CEO. On May 2, 2017, Mr. O’Day was appointed Senior Vice President, Chief Product Supply and Technology Officer. Previously, he served as the Senior Vice President, Chief Supply Chain Officer. On April 3, 2017, Mr. Tillemans was hired as President, U.S. and on May 1, 2017, Ms. West was hired as Senior Vice President, Chief Growth Officer.

(2)	Column (c) reflects base salary earned, on an accrual basis, for the years indicated and includes IRC Section 125 deductions pursuant to The Hershey Company Flexible Benefits Plan and amounts deferred by the NEOs in accordance with the provisions of the 401(k) plan.

(3)	With the exception of Mr. Tillemans and Ms. West, Column (d) indicates that no discretionary bonuses were paid to the NEOs in 2017, 2016 or 2015. Mr. Tillemans and Ms. West, who joined the Company in April 2017 and May 2017, respectively, each received a cash sign-on bonus to replace awards forfeited at their prior employers.

(4)	Column (e) shows the aggregate grant date fair value of RSUs and contingent target PSU awards granted to the NEOs in the years indicated. The assumptions used to determine the grant date fair value of awards listed in Column (e) are set forth in Note 10 to the Company’s Consolidated Financial Statements included in our 2017 Annual Report on Form 10-K that accompanies this Proxy Statement. The amounts in Column (e) do not reflect the value of shares actually received or which may be received in the future with respect to such awards.

For 2017, the amount shown in Column (e) includes the aggregate grant date fair value of contingent target PSU awards for the 2017-2019 performance cycle and, with the exception of Mr. Tillemans and Ms. West, the 2017 adjusted earnings per share-diluted component of the 2015-2017 performance cycle. For Mr. O’Day, the amount shown in Column (e) also includes the aggregate grant date fair value of contingent target PSU awards for his special PSU award granted on May 2, 2017.

The number of contingent target PSUs awarded in 2017 to each NEO is shown on the 2017 Grants of Plan-Based Awards Table in Column (g). Assuming the highest level of performance is achieved for each of the PSU awards included in Column (e), the value of the awards at grant date for each of the NEOs would be as follows:

Name	Year	Maximum Value at Grant Date ($)
Ms. Buck	2017	6,305,597
	2016	1,968,242
	2015	1,732,476
Ms. Little	2017	1,786,573
	2016	1,612,558
	2015	1,105,137
Mr. O’Day	2017	2,831,634
	2016	1,393,633
	2015	1,251,856
Mr. Tillemans	2017	1,093,884
Ms. West	2017	1,868,879
Mr. Bilbrey	2017	7,839,113
	2016	8,194,305
	2015	7,308,849

The unvested portion of RSU awards is included in the amounts presented in Columns (g) and (h) of the Outstanding Equity Awards at 2017 Fiscal-Year End Table. The number of shares acquired and value received by the NEOs with respect to PSU and RSU awards that vested in 2017 is included in Columns (d) and (e) of the 2017 Option Exercises and Stock Vested Table.

As a result of his retirement on March 1, 2017, Mr. Bilbrey forfeited a prorated portion of his outstanding PSU awards, including those shown in Column (e) of the 2017 Summary Compensation Table. He also forfeited a prorated portion of his 2017 RSU grant, the value of which is included in Column (e) of the 2017 Summary Compensation Table.

(5)	Column (f) presents the grant date fair value of stock options awarded to the NEOs for the years indicated and does not reflect the value of shares actually received or which may be received in the future with respect to such stock options. The assumptions we made to determine the value of these awards are set forth in Note 10 to the Company’s Consolidated Financial Statements included in our 2017 Annual Report on Form 10-K that accompanies this Proxy Statement. The number of stock options awarded to each NEO during 2017 appears in Column (j) of the 2017 Grants of Plan-Based Awards Table. As a result of his retirement on March 1, 2017, Mr. Bilbrey forfeited a prorated portion of his 2017 stock option grant, the value of which is included in Column (e) of the 2017 Summary Compensation Table.

(6)	Column (g) reflects the OHIP payments made to each NEO based upon actual salary received in 2017.

(7)	Column (h) reflects the aggregate change in the actuarial present value of the NEO’s retirement benefit under the Company’s pension plan and the DB SERP. The change in value calculation uses the same discount rate and mortality rate assumptions as the 2016 and 2017 audited financial statements, as applicable, and measures the change in value between the pension plan measurement date in the 2016 and 2017 audited financial statements. The change in value during a year is primarily driven by three factors: 1) changes in valuation assumptions; 2) changes in the NEO’s pensionable earnings; and 3) an additional year of service and age. During 2016 and 2017, each of the three factors driving change caused a minor increase to the pension value. The impact when combining each of the three minor increases resulted in a relatively larger increase to the pension value. The amounts in Column (h) do not reflect amounts paid or that might be paid to the NEO.

Mmes. Little and West and Messrs. O’Day and Tillemans participate in the DC SERP rather than the DB SERP. The DC SERP is established under the Company’s Deferred Compensation Plan. DC SERP contributions for Mmes. Little and West and Messrs. O’Day and Tillemans are included in Column (i) as explained in more detail in footnote (8) below.

The NEOs also participate in our non-qualified, non-funded Deferred Compensation Plan under which deferred amounts are credited with notional earnings based on the performance of one or more third-party investment options available to all participants in our 401(k) plan. No portion of the notional earnings credited during 2017 was “above market” or “preferential.” Consequently, no Deferred Compensation Plan earnings are included in amounts reported in Column (h) above. See the 2017 Pension Benefits Table and the 2017 Non-Qualified Deferred Compensation Table for more information on the benefits payable to the NEOs under the pension plan, DB SERP and Deferred Compensation Plan.

(8)	All other compensation includes amounts as described below:

Name	Year	Retirement Income						Perquisites and Other Benefits
		401(k) Match ($)	Supple- mental 401(k) Match(a) ($)	Supple- mental Retirement Contri- bution ($)	DC SERP Contribution ($)	Core Retirement Contri- bution(b) ($)	Supple- mental Core Retirement Contri- bution(b) ($)	Personal Use of Company Aircraft(c) ($)	Security Services(d) ($)	Company- Paid Financial Counseling ($)	Reimburse- ment of Personal Tax Return Preparation Fee ($)	Relocation Expenses and Related Taxes(e) ($)	Attorney Fees(f) ($)	Separation Benefits(g) ($)
Ms. Buck	2017	12,150	66,932	967	—	—	—	100,455	—	10,300	1,500	—	10,269	—
	2016	11,925	38,627	913	—	—	—	4,325	—	10,200	1,500	—	—	—
	2015	11,925	31,261	859	—	—	—	18,975	—	10,200	—	—	—	—
Ms. Little	2017	12,150	42,087	—	150,658	8,100	28,058	—	—	10,300	—	—	—	—
	2016	11,925	29,395	—	114,777	7,950	19,596	—	—	10,782	—	—	—	—
	2015	11,925	9,363	—	59,135	7,950	6,242	—	—	12,379	—	139,585	—	—
Mr. O’Day	2017	12,150	35,205	—	131,542	8,100	23,470	—	—	8,400	—	—	—	—
	2016	11,925	26,752	—	107,437	7,950	17,835	—	—	8,400	—	8,278	—	—
	2015	11,925	23,754	—	99,110	7,950	15,836	—	—	8,400	1,077	—	—	—
Mr. Tillemans	2017	12,150	8,944	—	58,594	8,100	5,963	—	—	5,027	—	494,593	—	—
Ms. West	2017	12,150	7,538	—	54,688	8,100	5,025	—	—	6,914	—	183,503	—	—
Mr. Bilbrey	2017	8,557	—	—	—	—	—	945	17,306	2,500	—	—	688	3,282,859
	2016	11,925	89,176	1,034	—	—	—	—	8,680	8,400	1,500	—	14,108	—
	2015	11,925	87,882	980	—	—	—	52,825	7,479	8,400	1,500	—	—	—

(a)	Employees who earn over the IRS compensation limit and/or defer any portion of their OHIP award are eligible for the Supplemental 401(k) Match, contingent on the employee contributing an amount to the 401(k) plan equal to the annual pre-tax limit established by the IRS. Mmes. Buck, Little and West and Messrs. O’Day and Tillemans are eligible to receive a Supplemental 401(k) Match Contribution equal to 4.5% of the amount by which their eligible earnings (salary and OHIP) exceeds the IRS compensation limit. For 2016 and 2015, Mr. Bilbrey was eligible to receive a Supplemental 401(k) Match Contribution equal to 4.5% of the amount by which his eligible earnings (salary and OHIP) exceeded the IRS compensation limit.

(b)	As are all new hires of the Company since January 1, 2007, Mmes. Little and West and Messrs. O’Day and Tillemans are eligible to receive a contribution to their 401(k) plan account equal to 3% of base salary and OHIP up to the maximum amount permitted by the IRS. We call this contribution the Core Retirement Contribution (“CRC”). They also are eligible to receive a Supplemental Core Retirement Contribution (“Supplemental CRC”) equal to 3% of the amount by which their eligible earnings (salary and OHIP) exceeds the IRS compensation limit.

(c)	The value of any personal use of Company aircraft by the NEOs is based on the Company’s aggregate incremental per-flight hour cost for the aircraft used and flight time of the applicable flight. The incremental per-flight hour cost is calculated by reference to fuel, maintenance (labor and parts), crew, landing and parking expenses.

(d)	From time to time the Company provided security services to Mr. Bilbrey when the Company determined that conditions warranted such services for the safety and protection of Mr. Bilbrey and his family. The amount reported is the Company’s incremental cost for such services.

(e)	Mr. Tillemans and Ms. West joined the Company in 2017 and each received Company relocation benefits totaling $297,960 and $117,080, respectively, for shipment of household goods, temporary living assistance and miscellaneous allowances, home finding trips and assistance in purchasing their new residences, Mr. Tillemans and Ms. West also each received a net tax gross up totaling $196,633 and $66,423, respectively, to offset the amounts imputed to their income as a result of these benefits.

(f)	Reflects attorney fees paid or incurred in connection with the negotiation of Ms. Buck’s employment agreement and Mr. Bilbrey’s Retirement Agreement.

(g)	Reflects $3,012,779 paid to Mr. Bilbrey under his Retirement Agreement as a DB SERP-equivalent payment. For purposes of calculating this DB SERP-equivalent payment, Mr. Bilbrey was deemed to have retired on July 1, 2017 and to have completed 1,000 “hours of service” under the DB SERP in 2017 (as such term is defined in the DB SERP). In addition, reflects a gross-up payment of $270,080 in order to provide Mr. Bilbrey with benefits equivalent to what would have been provided had the payment been made under the DB SERP.

2017 Grants of Plan-Based Awards Table

The following table and explanatory footnotes provide information with regard to the potential cash award that each NEO had the opportunity to earn during 2017 under the OHIP, and with regard to PSUs, RSUs and stock options awarded to each NEO during 2017, as applicable. The amounts that were actually earned under the OHIP during 2017 by the NEOs are set forth in Column (g) of the 2017 Summary Compensation Table.

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Under- lying Options(5) (#)	Exercise or Base Price of Option Awards(6) ($)	Grant Date Fair Value of Stock and Option Awards(7) ($)
		Thresh- old ($)	Target ($)	Maximum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Ms. Buck	03/01/2017	4,482	1,280,601	2,561,202	18	23,055	57,638	11,262	77,160	109.40	5,229,354

Ms. Little	02/22/2017	1,920	548,631	1,097,262	5	6,620	16,550	3,111	21,735	107.95	1,456,536

Mr. O’Day	02/22/2017	1,590	454,277	908,554	11	14,275	35,688	3,431	24,075	107.95	1,705,734
	05/02/2017	—	—	—	934	9,341	14,012	—	—	107.06	1,000,047

Mr. Tillemans	04/03/2017	1,279	365,363	730,725	3	4,017	10,043	6,600	13,920	108.92	1,416,330

Ms. West	05/01/2017	1,190	339,983	679,966	6	6,983	17,458	39,707	24,530	107.05	5,445,481

Mr. Bilbrey	02/22/2017	1,173	335,146	670,292	23	29,047	72,618	13,511	93,390	107.95	6,341,543

(1)	Column (b) represents the grant date for the PSUs reflected in Columns (f), (g) and (h), the RSUs reflected in Column (i) and the stock options reflected in Column (j). All awards were made under the EICP.

(2)	Except for Mr. Tillemans and Ms. West, Columns (c), (d) and (e) represent the threshold, target and maximum potential amounts that each NEO had the opportunity to earn based on the OHIP targets approved for the NEOs in February 2017 and adjusted for Ms. Buck and Mr. O’Day’s target changes in March 2017 and May 2017, respectively. For Mr. Tillemans and Ms. West, Columns (c), (d) and (e) represent the threshold, target and maximum potential amounts that each NEO had the opportunity to earn based on the OHIP targets approved for the NEOs upon their respective hire dates. All amounts shown in Columns (c), (d) and (e) are based upon actual salary received in 2017.

The threshold amount is the amount that would have been payable had the minimum individual performance score been achieved and the Company performance score been zero. The target amount is the amount that would have been payable had the Company and individual performance scores been 100% on all metrics. The maximum amount is the amount that would have been payable had the maximum score been achieved on all metrics.

(3)	Columns (f), (g) and (h) represent the number of threshold, target and maximum potential PSUs that can be earned for the 2017-2019 performance cycle and, with the exception of Mr. Tillemans and Ms. West, the 2017 adjusted earnings per share-diluted component of the 2015-2017 performance cycle.

Each PSU represents the value of one share of our Common Stock. The number of PSUs earned for the 2017-2019 performance cycle and for the 2017 adjusted earnings per share-diluted component of the 2015-2017 performance cycle will depend upon achievement against the metrics explained in the Compensation Discussion & Analysis in the section entitled “Performance Stock Unit Targets and Results.”

Payment, if any, will be made in shares of the Company’s Common Stock at the conclusion of the three-year performance cycle. The Compensation Committee approved the targets for the annual adjusted earnings per share-diluted metrics at the beginning of each of the three years in the performance cycle. The minimum award as shown in Column (f) is the number of shares payable for achievement of the threshold level of performance on one of the metrics and the maximum award as shown in Column (h) is the number of shares payable for achievement of the maximum level of performance on all metrics.

For Mr. O’Day, Columns (f), (g) and (h) also include the number of threshold, target and maximum potential PSUs that can be earned for his special PSU award. Each PSU represents the value of one share of our Common Stock. The number of PSUs earned for this special award will depend upon achievement against the metrics explained in the Compensation Discussion & Analysis in the section entitled “Performance Stock Unit Targets and Results.” Payment, if any, will be made in shares of the Company’s Common Stock at the conclusion of the two-year performance cycle. The minimum award as shown in Column (f) is the number of shares payable for achievement of the threshold level of performance on one of the metrics and the maximum award as shown in Column (h) is the number of shares payable for achievement of the maximum level of performance on all metrics.

More information regarding PSUs and the 2017 awards can be found in the Compensation Discussion & Analysis and the Outstanding Equity Awards at 2017 Fiscal-Year End Table.

(4)	For each NEO, Column (i) represents the number of annual RSUs granted to Messrs. Bilbrey and O’Day and Ms. Little on February 22, 2017, Ms. Buck on March 1, 2017, Mr. Tillemans on April 3, 2017 and Ms. West on May 1, 2017. Target RSU awards were determined by multiplying one-quarter of the executive’s long-term incentive target percentage times his or her 2017 base salary, divided by the closing price of the Company’s Common Stock on the NYSE on the award date as shown in Column (k). Except for Mr. Tillemans and Ms. West, the actual number of RSUs awarded varied from the target level based on the executive’s performance evaluation for the year ended December 31, 2016. Annual RSU awards vest in thirds over three years.

For Mr. Tillemans and Ms. West, Column (i) also includes the number of RSUs granted to each NEO upon their respective hire dates to replace compensation forfeited at their respective prior employers. These RSU awards will vest in thirds over three years.

Information on the treatment of RSUs upon retirement, death, disability, termination, or Change in Control can be found in the section entitled “Potential Payments upon Termination or Change in Control.”

(5)	Column (j) represents the number of options awarded to each NEO. Target option awards were determined by multiplying one-quarter of the executive’s long-term incentive target percentage times his or her 2017 base salary, divided by the Black-Scholes value of (i) $15.75 per option for Messrs. Bilbrey and O’Day and Ms. Little, (ii) $16.11 per option for Ms. Buck, (iii) $15.72 per option for Mr. Tillemans and (iiii) $15.37 per option for Ms. West. The Black-Scholes value is based on the option exercise price, which is equal to the closing price of the Company’s Common Stock on the NYSE on the award date. Except for Mr. Tillemans and Ms. West, the actual number of options awarded varied from the target level based on the executive’s performance evaluation for the year ended December 31, 2016.

Stock option awards vest in 25% increments over four years and have a 10-year term. Information on the treatment of stock options upon retirement, death, disability, termination, or Change in Control can be found in the section entitled “Potential Payments upon Termination or Change in Control.”

(6)	Column (k) presents the exercise price for each option award based upon the closing price of the Company’s Common Stock on the NYSE on the award date shown in Column (b).

(7)	Column (l) presents the aggregate grant date fair value of the target number of PSUs reported in Column (g), the number of RSUs reported in Column (i) and the number of stock options reported in Column (j), in each case as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in determining these amounts are set forth in Note 10 to the Company’s Consolidated Financial Statements included in our 2017 Annual Report on Form 10-K that accompanies this Proxy Statement.

Outstanding Equity Awards at 2017 Fiscal-Year End Table

The following table and explanatory footnotes provide information regarding unexercised stock options and unvested stock awards held by our NEOs as of December 31, 2017:

Name	Option Awards(1)					Stock Awards
	Number of Securities Underlying Unexercised Options- Exercisable(2) (#)	Number of Securities Underlying Unexercised Options- Unexercisable(3) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ms. Buck	—	77,160	—	109.40	02/28/2027	69,158	8,165,406	56,560	6,420,126
	7,802	23,408	—	90.39	02/15/2026	—	—	19,528	2,216,623
	17,750	17,750	—	105.91	02/16/2025	—	—	—	—
	35,066	11,689	—	105.96	02/17/2024	—	—	—	—
	42,320	—	—	81.73	02/18/2023	—	—	—	—
	2,000	—	—	60.68	02/20/2022	—	—	—	—
Total	104,938	130,007	—	—	—	69,158	8,165,406	76,088	8,636,749
Ms. Little	—	21,735	—	107.95	02/21/2027	25,111	2,981,248	15,705	1,782,675
	8,071	24,214	—	90.39	02/15/2026	—	—	16,995	1,929,102
	14,415	14,415	—	100.65	04/14/2025	—	—	—	—
Total	22,486	60,364	—	—	—	25,111	2,981,248	32,700	3,711,777
Mr. O’Day	—	24,075	—	107.95	02/21/2027	5,253	614,029	11,573	1,313,651
	5,533	16,602	—	90.39	02/15/2026	—	—	13,820	1,568,708
	12,560	12,560	—	105.91	02/16/2025	—	—	9,341	1,060,297
	20,051	6,684	—	105.96	02/17/2024	—	—	—	—
	38,270	—	—	81.73	02/18/2023	—	—	—	—
	49,890	—	—	60.68	02/20/2022	—	—	—	—
Total	126,304	59,921	—	—	—	5,253	614,029	34,734	3,942,656
Mr. Tillemans	—	13,920	—	108.92	04/02/2027	6,600	761,904	10,043	1,139,981
Total	—	13,920	—	—	—	6,600	761,904	10,043	1,139,981
Ms. West	—	24,530	—	107.05	04/30/2027	39,707	4,583,777	15,705	1,782,675
Total	—	24,530	—	—	—	39,707	4,583,777	15,705	1,782,675
Mr. Bilbrey	18,677	—	—	107.95	02/28/2022	—	—	3,780	429,068
	128,800	—	—	90.39	02/28/2022	—	—	31,638	3,591,229
	147,285	—	—	105.91	02/28/2022	—	—	—	—
	191,275	—	—	105.96	02/28/2022	—	—	—	—
	210,645	—	—	81.73	02/28/2022	—	—	—	—
	207,370	—	—	60.68	02/20/2022	—	—	—	—
	71,275	—	—	55.48	02/28/2020	—	—	—	—
	25,328	—	—	51.42	02/21/2021	—	—	—	—
Total	1,000,655	—	—	—	—	—	—	35,418	4,020,297

(1)	Columns (b) through (f) represent information about stock options awarded to each NEO under the EICP. Stock option awards vest in 25% increments over four years and have a ten-year term. Information on the treatment of stock options upon retirement, death, disability, termination, or Change in Control can be found in the section entitled “Potential Payments upon Termination or Change in Control.”

(2)	Options listed in Column (b) are vested and may be exercised by the NEO at any time subject to the terms of the stock option.

(3)	Options listed in Column (c) were not vested as of December 31, 2017. The following table provides information with respect to the dates on which these options are scheduled to vest, subject to continued employment (or retirement, death or disability), prorating in the event of severance and possible acceleration in the event of a Change in Control:

Grant Date	Future Vesting Dates	Number of Options Vesting
		Ms. Buck	Ms. Little	Mr. O’Day	Mr. Tillemans	Ms. West	Mr. Bilbrey
05/01/2017	05/01/2018	—	—	—	—	6,132	—
	05/01/2019	—	—	—	—	6,133	—
	05/01/2020	—	—	—	—	6,132	—
	05/01/2021	—	—	—	—	6,133	—
04/03/2017	04/03/2018	—	—	—	3,480	—	—
	04/03/2019	—	—	—	3,480	—	—
	04/03/2020	—	—	—	3,480	—	—
	04/03/2021	—	—	—	3,480	—	—
03/01/2017	03/01/2018	19,290	—	—	—	—	—
	03/01/2019	19,290	—	—	—	—	—
	03/01/2020	19,290	—	—	—	—	—
	03/01/2021	19,290	—	—	—	—	—
02/22/2017	02/22/2018	—	5,433	6,018	—	—	—
	02/22/2019	—	5,434	6,019	—	—	—
	02/22/2020	—	5,434	6,019	—	—	—
	02/22/2021	—	5,434	6,019	—	—	—
02/16/2016	02/16/2018	7,803	8,071	5,534	—	—	—
	02/16/2019	7,802	8,071	5,534	—	—	—
	02/16/2020	7,803	8,072	5,534	—	—	—
04/15/2015	04/15/2018	—	7,207	—	—	—	—
	04/15/2019	—	7,208	—	—	—	—
02/17/2015	02/17/2018	8,875	—	6,280	—	—	—
	02/17/2019	8,875	—	6,280	—	—	—
02/18/2014	02/18/2018	11,689	—	6,684	—	—	—
Total per NEO		130,007	60,364	59,921	13,920	24,530	—

(4)	For Ms. Buck, Column (g) includes unvested annual RSUs awarded in February 2016 and in March 2017, which vest ratably over 3 years and unvested retention RSUs granted in February 2016, which cliff vest after 3 years. For Ms. Little, Column (g) includes unvested annual RSUs awarded in February 2016 and in February 2017, which vest ratably over 3 years, unvested retention RSUs granted in February 2016, which cliff vest after 3 years, and unvested new hire RSUs granted in April 2015, which vest ratably over 3 years. For Mr. O’Day, Column (g) includes unvested annual RSUs awarded in February 2016 and in February 2017, which vest ratably over 3 years. For Mr. Tillemans and Ms. West, Column (g) includes unvested new hire and replacement RSUs granted in April 2017 and May 2017, respectively, which vest ratably over 3 years. Column (h) sets forth the value of the RSUs reported in Column (g) using the $113.51 closing price per share of our Common Stock on the NYSE on December 29, 2017, the last trading day of 2017. Column (h) also includes the value of dividend equivalents accrued through December 31, 2017, on the RSUs included in Column (g).

(5)	Based on progress to date against the performance metrics established for open PSU performance cycles, the first number in Column (i) for each NEO is the maximum number of PSUs potentially payable for the 2017-2019 performance cycle ending on December 31, 2019 and the second number in Column (i) for each NEO is the maximum number of PSUs potentially payable for the 2016-2018 performance cycle ending on December 31, 2018. For Mr. O’Day only, the third number in Column (i) is the target number of PSUs potentially payable for his special PSU award, with a performance cycle ending on May 2, 2019. The actual number of PSUs earned, if any, will be determined at the end of each performance cycle and may be fewer or more than the number reflected in Column (i). Column (j) sets forth the value of PSUs reported in Column (i) using the $113.51 closing price per share of our Common Stock on the NYSE on December 29, 2017, the last trading day of 2017.

2017 Option Exercises and Stock Vested Table

The following table and explanatory footnotes provide information with regard to amounts paid to or received by our NEOs during 2017 as a result of the exercise of stock options or the vesting of stock awards:

Name	Option Awards(1)		Stock Awards(2), (3)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Ms. Buck	15,007	699,451	1,265	126,374
			1,289	145,000
Ms. Little	—	—	990	98,901
			5,468(4)	618,946	(4)
Mr. O’Day	37,875	2,365,714	894	89,311
			6,116(5)	713,300	(5)
Mr. Tillemans	—	—	—	—
Ms. West	—	—	—	—
Mr. Bilbrey	—	—	3,782	377,822
			18,838(6)	2,072,231	(6)

(1)	Column (b) represents the number of stock options exercised by each NEO during 2017, and Column (c) represents the market value at the time of exercise of the shares purchased less the exercise price paid.

(2)	For Mmes. Buck and Little and Messrs. Bilbrey and O’Day, the first number in Column (d), includes the number of PSUs earned from the 2015-2017 performance cycle that ended on December 31, 2017, as determined by the Compensation Committee, or, in the case of Ms. Buck and Mr. Bilbrey, by the independent members of our Board. The aggregate results of the 2015-2017 performance cycle exceeded the financial thresholds, but did not meet the financial targets, established at the start of the performance cycle; therefore, the number of PSUs included in Column (d) reflects payment at 19.54% of target. All of the applicable NEOs received payment of the award in Common Stock in February 2018. In accordance with the terms of the PSU award agreement, each PSU represents one share of our Common Stock valued in Column (e) at $99.90 the closing price of our Common Stock on the NYSE on February 20, 2018, the date the Compensation Committee approved the PSU payment.

(3)	For Mmes. Buck and Little and Mr. O’Day, the second number in Column (d) reflects annual RSUs that were distributed in 2017 from the 2016 award and the number in Column (e) sets forth the value of such RSUs at vesting on March 16, 2017 and cash credits equivalent to dividends accrued during the vesting period. Ms. Little elected to defer 100% of this award. As a result, on the vesting date of these RSUs, because the cash credits earned for the 1,332 shares deferred did not exceed the tax liability associated with those shares, 10 shares were liquidated to cover the tax liability. The remaining 1,322 shares were credited to Ms. Little’s Deferred Compensation account and she received a cash payment for the remaining liquidated share value (less cash withheld to meet tax obligations).

(4)	For Ms. Little, the second number in Column (d) also reflects RSUs that were distributed in 2017 from a 2015 award and the number in Column (e) sets forth the value of such RSUs at vesting on April 15, 2017 and cash credits equivalent to dividends accrued during the vesting period. Ms. Little elected to defer 100% of this award. Because the cash credits earned for the 4,136 shares deferred exceeded the tax liability associated with those shares, the 4,136 shares were credited to Ms. Little’s Deferred Compensation account and she received a cash payment for the remaining dividend value (less cash withheld to meet tax obligations).

(5)	For Mr. O’Day, the second number in Column (d) also reflects retention RSUs that were distributed in 2017 and the number in Column (e) sets forth the value of such RSUs at vesting on June 15, 2017 and cash credits equivalent to dividends accrued during the vesting period.

(6)	For Mr. Bilbrey, the second number in Column (d) reflects annual RSUs that were distributed in 2017 in connection with his retirement and the number in Column (e) sets forth the value of such RSUs at vesting on September 1, 2017 and cash credits equivalent to dividends accrued during the vesting period. These amounts are further described in the section entitled “Separation Payments under Retirement Agreement.”

2017 Pension Benefits Table

Ms. Buck is a participant in our pension plan and is fully vested in benefits under that plan. Ms. Buck is also eligible to participate in our non-qualified DB SERP. No benefit is payable under the DB SERP if the executive officer terminates employment prior to age 55 or if he or she does not have five years of service with the Company. As of December 31, 2017, Ms. Buck had attained age 55 with five years of service and therefore was fully vested in her DB SERP benefit. Mr. Bilbrey was also a participant in our pension and DB SERP plans prior to his retirement.

The combination of the pension and DB SERP plans was designed to provide a benefit upon retirement at or after reaching age 60 based on a joint and survivor annuity equal to 55% of final average compensation for an executive with 15 or more years of service (reduced pro rata for each year of service under 15). Effective January 1, 2007, the benefit payable under the DB SERP to an executive who was age 50 or over as of January 1, 2007, was reduced by 10%, and the benefit payable to an executive who had not attained age 50 as of January 1, 2007, was reduced by 20%. As a result, the benefit payable to Mr. Bilbrey was reduced by 10% and the benefit payable to Ms. Buck was reduced by 20%.

Under the terms of the DB SERP, final average compensation is calculated as the sum of (i) the average of the highest three calendar years of base salary paid over the last five years of employment with the Company and (ii) the average of the highest three OHIP awards, paid or deferred, for the last five years of employment with the Company. The benefit accrued under the DB SERP is payable upon retirement (subject to the provisions of Section 409A of the IRC) as a lump sum or a life annuity with 50% benefit continuation to the participant’s surviving spouse, or payment may be deferred in accordance with the provisions of the Company’s Deferred Compensation Plan. The lump sum is equal to the actuarial present value of the joint and survivor pension earned, reduced by the lump sum value of the benefits to be paid under the pension plan and the value of the executive’s Social Security benefits. If the executive terminates employment after age 55 but before age 60, the benefit is reduced for early retirement at a rate of 5% per year for the period until the executive would have turned 60.

On November 16, 2015, the Company and Mr. Bilbrey entered into an amendment to his existing employment agreement, the effect of which was to increase, from five to ten years, the duration of the look-back period for selecting the highest three years of base salary and annual incentive payment used to calculate Mr. Bilbrey’s final average compensation for determining his benefit under the DB SERP. The amendment also established the interest rate to be applied to the calculation of amounts payable to Mr. Bilbrey under the DB SERP as the rate equal to the Lump Sum Interest Rate (as defined in the DB SERP) as of October 31, 2015.

The following table and explanatory footnote provide information regarding the present value of benefits accrued under the pension plan and the DB SERP, as applicable, for each NEO as of December 31, 2017. The amounts shown for the DB SERP reflect the reduction for the present value of the benefits under the pension plan and Social Security benefits.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year(2) ($)
(a)	(b)	(c)	(d)	(e)
Ms. Buck	Pension Plan DB SERP	13 13	158,306 7,882,360	— —
Ms. Little	—	—	—	—
Mr. O’Day	—	—	—	—
Mr. Tillemans	—	—	—	—
Ms. West	—	—	—	—
Mr. Bilbrey	Pension Plan DB SERP	14 14	— —	199,178 24,640,059

(1)	These amounts have been calculated using discount rate, mortality and other assumptions consistent with those used for financial reporting purposes as set forth in Note 9 to the Company’s Consolidated Financial Statements included in our 2017 Annual Report on Form 10-K which accompanies this Proxy Statement. The actual payments would differ due to plan assumptions. The estimated vested DB SERP benefit, as of December 31, 2017, for Ms. Buck was $7,713,939. The amount is based on Ms. Buck’s final average under the terms of the DB SERP, as of December 31, 2017, as shown below:

Name	Final Average Compensation ($)
Ms. Buck	1,448,010
Ms. Little	—
Mr. O’Day	—
Mr. Tillemans	—
Ms. West	—
Mr. Bilbrey	—

(2)	These amounts were paid to Mr. Bilbrey from the pension plan and DB SERP.

2017 Non-Qualified Deferred Compensation Table

Our NEOs are eligible to participate in the Company’s Deferred Compensation Plan. The Deferred Compensation Plan is a non-qualified, non-funded plan that permits participants to defer compensation that would otherwise be paid to them currently. The Deferred Compensation Plan is intended to secure the goodwill and loyalty of participants by enabling them to defer compensation when the participants deem it beneficial to do so and by providing a vehicle for the Company to make, on a non-qualified basis, contributions that could not be made on the participants’ behalf to the 401(k) plan. The Company credits the Deferred Compensation Plan with a specified percentage of compensation for NEOs participating in the non-qualified DC SERP.

Our NEOs may elect to defer payments to be received from the OHIP, PSU and RSU awards, but not stock options or base salary. Amounts deferred under the DB SERP, DC SERP, OHIP, PSU and RSU awards are fully vested and are credited to the individual’s account under the Deferred Compensation Plan. Participants elect to receive payment at termination of employment or some other future date. DB SERP payments designated for deferral into the Deferred Compensation Plan are not credited as earned but are credited in full upon the participant’s retirement.

Payments are distributed in a lump sum or in annual installments for up to 15 years. All amounts are payable in a lump sum following a Change in Control (as such terms is defined in the EICP). All elections and payments under the Deferred Compensation Plan are subject to compliance with Section 409A of the IRC, which may limit elections and require a delay in payment of benefits in certain circumstances.

While deferred, amounts are credited with notional earnings as if they were invested by the participant in one or more investment options offered by the Deferred Compensation Plan. The investment options under the Deferred Compensation Plan consist of investment in a deferred common stock unit account that we value according to the performance of our Common Stock (for awards paid in stock) or in mutual funds or other investments available to participants in our 401(k) plan (for awards paid in cash). The participants’ accounts under the Deferred Compensation Plan fluctuate daily, depending upon performance of the investment options elected.

Effective January 1, 2007, we began crediting the deferred compensation accounts of all employees, including the NEOs, with the amount of employer matching contributions that exceed the limits established by the IRS for contribution to the 401(k) plan. These amounts are credited in the first quarter of the year after they are earned. As shown in the footnotes to the 2017 Summary Compensation Table, these amounts are designated as “Supplemental 401(k) Match” and are included as “All Other Compensation” in the year earned. These amounts also are included in Column (c) of the 2017 Non-Qualified Deferred Compensation Table in the year earned. With the exception of Mr. Tillemans and Ms. West, all of the NEOs are fully vested in the Supplemental 401(k) Match credits presented and will be paid at a future date or at termination of employment, as elected by the executive subject to the provisions of Section 409A of the IRC. Mr. Tillemans and Ms. West will vest in this benefit upon completion of two years of employment. If vested, they will receive payment for this benefit at termination of employment subject to the provisions of Section 409A of the IRC.

Effective January 1, 2007, we began crediting the deferred compensation accounts of all employees hired on or after January 1, 2007, including eligible NEOs, with the amount of Core Retirement Contributions that exceed the limits established by the IRS for contribution to the 401(k) plan. These amounts are credited in the first quarter of the year after they are earned. As shown in the footnotes to the 2017 Summary Compensation Table, these amounts are designated as “Supplemental Core Retirement Contribution” and are included as “All Other Compensation” in the year earned. These amounts also are included in Column (c) of the 2017 Non-Qualified Deferred Compensation Table in the year earned. Mmes. Little and West and Messrs. O’Day and Tillemans are eligible for a Supplemental CRC credit for 2017. Ms. Little and Mr. O’Day are fully vested in this benefit and will receive payment at termination of employment subject to the provisions of Section 409A of the IRC. Mr. Tillemans and Ms. West will vest in this benefit upon completion of two years of employment. If vested, they will receive payment for this benefit at termination of employment subject to the provisions of Section 409A of the IRC.

Mmes. Little and West and Messrs. O’Day and Tillemans are also eligible to participate in our DC SERP, a part of the Deferred Compensation Plan. The DC SERP provides annual allocations to the Deferred Compensation Plan equal to a percentage of compensation determined by the Compensation Committee in its sole discretion. In order to receive the annual DC SERP allocation, an executive must (i) defer into the 401(k) plan the maximum amount allowed by the Company or the IRS and (ii) be employed on the last day of the plan year, unless the executive terminates employment after age 55 and completion of five years of continuous employment preceding termination, dies or becomes disabled. After completing five years of service with the Company, an executive is vested in 10% increments based on his or her age. An executive age 46 with five years of service is 10% vested and an executive age 55 with five years of service is 100% vested. The annual DC SERP allocation for Mmes. Little and West and Messrs. O’Day and Tillemans is equal to 12.5% of base salary and OHIP award for the calendar year, whether paid or deferred. Mr. O’Day is 100% vested in his DC SERP benefit, while Mmes. Little and West and Mr. Tillemans are 0% vested because they have not yet completed five years of continuous employment with the Company.

The following table and explanatory footnotes provide information relating to the activity in the Deferred Compensation Plan accounts of the NEOs during 2017 and the aggregate balance of the accounts as of December 31, 2017:

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year-End(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Ms. Buck	—	66,629	1,002,294	—	10,270,182
Ms. Little	594,303	220,731	120,454	—	1,610,905
Mr. O’Day	—	190,112	177,068	—	1,933,567
Mr. Tillemans	—	71,096	—	—	71,096
Ms. West	—	64,750	—	—	64,750
Mr. Bilbrey	—	—	418,234	9,812,718	—

(1)	Column (b) reflects the value of RSU awards that otherwise would have been received by Ms. Little during 2017 had they not been deferred under the Deferred Compensation Plan.

(2)	For Ms. Buck, Column (c) reflects the Supplemental 401(k) Match contributions earned for 2017. For Mmes. Little and West and Messrs. O’Day and Tillemans, Column (c) reflects the DC SERP, the Supplemental 401(k) Match contributions and the Supplemental CRC earned for 2017. These contributions are included in Column (i) of the 2017 Summary Compensation Table.

(3)	Column (d) reflects the adjustment made to each NEO’s account during 2017 to reflect the performance of the investment options chosen by the executive. Amounts reported in Column (d) were not required to be reported as compensation in the 2017 Summary Compensation Table.

(4)	Column (e) reflects the aggregate value of vested amounts under the Deferred Compensation Plan paid to Mr. Bilbrey in connection with his retirement in 2017. In accordance with section 409A of the IRC, these payments were delayed for six months following Mr. Bilbrey’s separation from service.

(5)	Column (f) reflects the aggregate balance credited to each NEO as of December 31, 2017, including the 2017 amounts reflected in Columns (b), (c) and (d). The following table indicates the portion of the Column (f) balance that reflects amounts disclosed in a Summary Compensation Table included in proxy statements for years prior to 2017:

Name	Amounts Reported in Previous Years(a) ($)
Ms. Buck	3,869,602
Ms. Little	1,390,173
Mr. O’Day	1,735,009
Mr. Tillemans	—
Ms. West	—
Mr. Bilbrey	—

(a)	This amount reflects the fair market value as of December 31, 2017, of vested PSU, RSU and OHIP awards as well as DC SERP, Supplemental 401(k) Match and Supplemental CRC credits. The amounts disclosed in the Summary Compensation Table included in proxy statements for years prior to 2017 reflect the grant date value of such awards, rather than the fair market value as of December 31, 2017.

Potential Payments upon Termination or Change in Control

We maintain plans covering our NEOs that will require us to provide incremental compensation in the event of termination of employment or a Change in Control (as such term is defined in the applicable governing document), provided certain conditions are met. The following narrative takes each hypothetical termination of employment situation – voluntary resignation, termination for Cause, death, disability, retirement, termination without Cause, and resignation for Good Reason – and a Change in Control of the Company, and describes the additional amounts, if any, that the Company would pay or provide to the NEOs, or their beneficiaries, as a result. This narrative regarding hypothetical termination events does not include information on benefits the Company would pay or provide to Mr. Bilbrey upon the occurrence of such events as he was no longer an employee of the Company on December 31, 2017. Instead, the actual payments made to Mr. Bilbrey upon his retirement are described below under the section entitled “Separation Payments under Retirement Agreement.”

The narrative below and the amounts shown reflect certain assumptions we have made in accordance with SEC rules. We have assumed that the termination of employment or Change in Control occurred on December 31, 2017, and that the value of a share of our Common Stock on that day was $113.51, the closing price on the NYSE on December 29, 2017, the last trading day of 2017.

In addition, in keeping with SEC rules, the following narrative and amounts do not include payments and benefits which are not enhanced by a qualifying termination of employment or Change in Control. These payments and benefits are referred to as “vested benefits” and include:

•	Vested benefits accrued under the 401(k) and pension plans;

•	Accrued vacation pay, health plan continuation and other similar amounts payable when employment terminates under programs generally applicable to the Company’s salaried employees;

•	Vested Supplemental 401(k) Match and Supplemental CRC provided to the NEOs on the same basis as all other employees eligible for Supplemental 401(k) Match and Supplemental CRC;

•	Vested benefits accrued under the DB SERP and account balances held under the Deferred Compensation Plan as previously described in the sections entitled “2017 Pension Benefits Table” and “2017 Non-Qualified Deferred Compensation Table;” and

•	Stock options which have vested and become exercisable prior to termination of employment or Change in Control.

Voluntary Resignation (other than a Resignation for Good Reason)

We are not obligated to pay amounts over and above vested benefits to a NEO who voluntarily resigns. Vested stock options may not be exercised after the NEO’s resignation date unless the executive meets retirement eligibility requirements (separation after attainment of age 55 with at least five years of continuous service).

Termination for Cause

If we terminate a NEO’s employment for Cause, we are not obligated to pay the executive any amounts over and above vested benefits. The NEO’s right to exercise vested stock options expires upon termination for Cause, and amounts otherwise payable under the DB SERP are subject to forfeiture at the Company’s discretion. In general, a termination will be for Cause if the executive has been convicted of a felony or has engaged in gross negligence or willful misconduct in the performance of duties, material dishonesty or a material violation of Company policies, including our Code of Ethical Business Conduct, or bad faith actions in the performance of duties not in the best interests of the Company.

Death or Disability

If a NEO dies prior to meeting the vesting requirements under the DB SERP, no benefits are paid. As of December 31, 2017, Ms. Buck was fully vested in her DB SERP benefit and her estate would therefore be entitled to a payout of such benefits in the event of her death.

If a NEO dies or becomes disabled prior to meeting the vesting requirements under the 401(k) plan or for the Supplemental 401(k) Match, Supplemental CRC or DC SERP benefits, the accrued amounts under those plans become vested. Mr. Tillemans and Ms. West are not fully vested in these benefits. In the event of death or disability, Mr. Tillemans and Ms. West will receive $92,182 and $85,731, respectively, as a result of vesting. Ms. Little is not fully vested in her DC SERP benefit. In the event of death or disability Ms. Little will receive $353,632 as a result of vesting.

In the event of termination due to disability, long-term disability (“LTD”) benefits are generally payable until age 65, but may extend for longer if disability benefits begin after age 60, and are offset by other benefits such as Social Security. The maximum amount of the monthly LTD payments from all sources, assuming LTD began on December 31, 2017, is set forth in the table below:

	Long-Term Disability Benefit
Name	Maximum Monthly Amount ($)	Years and Months Until End of LTD Benefits (#)	Total of Payments ($)	Lump Sum Benefit(1) ($)
Ms. Buck	35,000	8 years 9 months	3,675,000	1,549,749
Ms. Little	25,000	7 years 5 months	2,225,000	727,265
Mr. O’Day	25,000	1 year 3 months	375,000	205,633
Mr. Tillemans	25,000	8 years 3 months	2,475,000	285,932
Ms. West	25,000	9 years 9 months	2,925,000	287,231

(1)	For Ms. Buck, amounts reflect additional DB SERP and pension plan benefits payable at age 65 that are attributable to vesting and benefit service credited during the disability period, along with additional SRC contributions through year prior to age 65. For Mr. O’Day, the amount reflects 15 additional months of CRC, Supplemental CRC and DC SERP credit upon disability. For Ms. Little, the amount reflects reflect two additional years of CRC, Supplemental CRC and DC SERP credit and vesting in the DC SERP upon disability. For Mr. Tillemans and Ms. West, the amount reflects an additional two years of CRC, Supplemental CRC and DC SERP credits, and vesting in their respective 401(k) Match, CRC, Supplemental 401(k) Match, Supplemental CRC and DC SERP upon disability.

Treatment of Stock Options upon Retirement, Death or Disability

In the event of retirement, death or disability, vested stock options remain exercisable for a period of three or five years, not to exceed the option expiration date. The exercise period is based upon the terms and conditions of the individual grant. Retirement is defined as separation after attainment of age 55 with at least five years of continuous service.

Options that are not vested at the time of retirement, death or disability will generally vest in full (subject to the exception described in the following sentence) and the options will remain exercisable for three or five years following termination, depending on the terms and conditions of the grant. Options granted in the year of retirement are prorated based upon the number of full calendar months worked in that year.

The following table provides the number of unvested stock options as of December 31, 2017, that would have become vested and remained exercisable during the three-year or five-year periods following death or disability, or retirement if applicable, on December 31, 2017, and the value of those options based on the excess of the fair market value of our Common Stock on December 29, 2017, the last trading day of 2017, over the applicable option exercise price. As of December 31, 2017, Ms. Buck and Mr. O’Day were considered retirement eligible based on the provisions of all outstanding option awards. Because Mmes. Little and West and Mr. Tillemans were not considered retirement eligible as of December 31, 2017, they would forfeit 60,364 stock options, 24,530 stock options and 13,920 stock options, respectively, upon voluntary separation.

	Stock Options
Name	Number(1) (#)	Value(2) ($)
Ms. Buck	130,007	1,081,473
Ms. Little	60,364	680,674
Mr. O’Day	59,921	663,615
Mr. Tillemans	13,920	63,893
Ms. West	24,530	158,464

(1)	Represents the total number of unvested options as of December 31, 2017.

(2)	Reflects the difference between $113.51 the closing price for our Common Stock on the NYSE on December 29, 2017, the last trading day of 2017, and the exercise price for each option. Options for which the exercise price exceeds $113.51 are not included in the calculations.

Treatment of RSUs upon Retirement, Death or Disability

Upon retirement, any unvested RSUs are forfeited. Unvested RSUs will vest in full upon death or disability.

The following table provides the number of unvested RSUs that would have vested on December 31, 2017, if the executive’s employment terminated that day due to death or disability:

	Restricted Stock Units
Name	Number(1) (#)	Value(2) ($)
Ms. Buck	69,158	8,165,406
Ms. Little	25,111	2,981,248
Mr. O’Day	5,253	614,029
Mr. Tillemans	6,600	761,904
Ms. West	39,707	4,583,777

(1)	Represents the total number of unvested RSUs as of December 31, 2017.

(2)	Based on the closing price of $113.51 for our Common Stock on the NYSE on December 29, 2017, the last trading day of 2017, plus accrued dividend equivalents.

Treatment of PSUs upon Retirement, Death or Disability

In general, in the event of retirement, death or disability, any unvested contingent PSUs are prorated based on the number of full or partial months worked in each of the open PSU cycles. Any remaining unvested contingent PSUs not prorated are forfeited. The special PSU award granted to Mr. O’Day in 2017 is subject to forfeiture in the event of his retirement. The following table provides the total number of contingent PSUs each NEO would be entitled to if the executive’s employment ended on December 31, 2017 due to death or disability, or retirement if applicable. As of December 31, 2017, Ms. Buck and Mr. O’Day were considered retirement eligible based on the provisions of all open PSU cycles, with the exception of Mr. O’Day’s special PSU award. Because Mmes. Little and West and Mr. Tillemans were not considered retirement eligible as of December 31, 2017, they would forfeit all of their contingent PSUs upon voluntary separation. Mr. O’Day would forfeit 9,341 contingent PSUs upon voluntary separation per the provisions of his special PSU award agreement.

	Performance Stock Units
Name	Number(1) (#)	Value(2) ($)
Ms. Buck	14,013	1,590,616
Ms. Little	7,616	864,492
Mr. O’Day	9,236	1,048,378
Mr. Tillemans	1,339	151,990
Ms. West	2,328	264,251

(1)	For the 2015-2017 PSU cycle, amount reflects the total number of contingent PSUs calculated by multiplying the number of contingent target PSUs by 19.54%, the final performance score for that cycle. For the 2016-2018 and 2017-2019 PSU cycles and Mr. O’Day’s special PSU award, amount reflects the total number of contingent PSUs at target.

(2)	Based on the closing price of $113.51 for our Common Stock on the NYSE on December 29, 2017, the last trading day of 2017.

Termination without Cause; Resignation for Good Reason

Under Ms. Buck’s employment agreement and the EBPP 3A, as applicable, we have agreed to pay severance benefits if we terminate a NEO’s active employment without Cause or if the NEO resigns from active employment for Good Reason, in each case as defined in the applicable document. Severance benefits consist of a lump sum payment calculated as a multiple of base salary and target OHIP as well as continuation of health and welfare benefits and financial planning and tax preparation benefits for a set period of time, as shown in the table below. Additionally, all NEOs would be entitled to receive a pro rata payment of the OHIP award, if any, earned for the year in which termination occurs, as well as outplacement services up to $35,000.

Benefit Entitlement
Plan	Severance Multiple	Health and Welfare Benefits	Financial Planning and Tax Preparation Benefits
Ms. Buck’s employment agreement and participants in EBPP 3A on or before February 22, 2011	2 times	24 months	24 months
Participants in EBPP 3A after February 22, 2011	1.5 times	18 months	18 months

If a NEO has not met retirement eligibility requirements and his or her employment is terminated for reasons other than for Cause, or if the NEO terminates for Good Reason, he or she will be eligible to exercise all vested stock options and a prorated portion of his or her unvested stock options held on the date of separation from service for a period of 120 days following separation. If the NEO is age 55 or older with five or more years of continuous service and his or her employment is terminated for reasons other than for Cause, or if the NEO terminates for Good Reason, the NEO will be entitled to exercise any vested stock options until the earlier of three or five years (based on the provisions of the individual grant) from the date of termination or the expiration of the options. In addition, if a NEO’s employment is terminated for reasons other than for Cause, or if the NEO terminates for Good Reason, the NEO will vest in a prorated portion of any unvested RSUs held on the date of separation from service.

The following table provides the incremental amounts that would have been payable to each NEO had his or her employment terminated on December 31, 2017, under circumstances entitling the NEO to severance benefits as described above:

Name	Salary ($)	One Hershey Incentive Program at Target ($)	Value of Benefits Continuation(1) ($)	Value of Financial Planning and Outplacement(2) ($)	Total ($)
Ms. Buck	2,200,000	2,860,000	40,232	68,000	5,168,232
Ms. Little	968,715	823,408	26,933	59,750	1,878,806
Mr. O’Day	1,230,000	984,000	26,151	68,000	2,308,151
Mr. Tillemans	937,500	750,000	2,898	59,750	1,750,148
Ms. West	975,000	780,000	27,043	59,750	1,841,793

(1)	Reflects projected medical, dental, vision and life insurance continuation premiums paid by the Company during the applicable time period following termination.

(2)	Value of maximum payment for financial planning and tax preparation continuation during the applicable time period following termination plus outplacement services of $35,000.

For information with respect to stock options and RSUs held by each NEO as of December 31, 2017, refer to the Outstanding Equity Awards at 2017 Fiscal-Year End Table.

Change in Control

The EBPP 3A provides for the vesting and payment of the following benefits to each of the NEOs upon a Change in Control:

•	An OHIP payment for the year in which the Change in Control occurs, calculated as the greater of target or the estimated payment based on actual performance through the date of the Change in Control;

•	To the extent not vested, full vesting of benefits accrued under the DB SERP and the Deferred Compensation Plan; and

•	To the extent not vested, full vesting of benefits under the 401(k) and pension plans.

Under our EICP, awards are continued as qualifying replacement awards after a Change in Control, and therefore, no accelerated vesting or payment will occur for such awards because of the Change in Control. In the event of termination of employment within two years following the Change in Control for any reason other than termination for Cause or resignation without Good Reason, the replacement awards will vest and become payable as described below.

The following table and explanatory footnotes provide information with respect to the incremental amounts that would have vested and become payable on December 31, 2017, if a Change in Control occurred on that date. All unvested awards would continue as qualifying replacement awards, and therefore are not included in the table below:

Name	One Hershey Incentive Program Related Payment(1) ($)	PSU Related Payments ($)	Vesting of Stock Options ($)	Vesting of Restricted Stock Units ($)	Retirement and Deferred Compensation Benefits(2) ($)	Total(3) ($)
Ms. Buck	—	—	—	—	—	—
Ms. Little	17,090	—	—	—	353,632	370,722
Mr. O’Day	—	—	—	—	—	—
Mr. Tillemans	—	—	—	—	92,182	92,182
Ms. West	—	—	—	—	85,731	85,731

(1)	With the exception of Ms. Little, the amount of the OHIP award earned for 2017 was greater than target. Therefore, no incremental amount attributable to that program would have been payable upon a Change in Control. For Ms. Little, reflects the difference between the target amount and the actual amount earned.

(2)	Reflects the full vesting value of DB SERP benefits and more favorable early retirement discount factors as provided under the EBPP 3A. Ms. Buck is fully vested in her DB SERP benefit and the more favorable early retirement factors do not apply to the CEO, so no additional benefit is applicable. For Ms. West and Mr. Tillemans, the amount includes the vesting of their respective DC SERP benefit, 401(k), Supplemental 401(k) Match, CRC and Supplemental CRC. For Ms. Little, the amount includes the vesting of her DC SERP benefit. Mr. O’Day is fully vested in his DC SERP benefit so no additional benefit is applicable.

(3)	For any given executive, the total payments made in the event of termination after a Change in Control would be reduced to the “safe harbor” limit under IRC Section 280G if such reduction would result in a greater after-tax benefit for the executive.

Termination without Cause or Resignation for Good Reason after Change in Control

If a NEO’s employment is terminated by the Company without Cause or by the NEO for Good Reason within two years after a Change in Control, we pay severance benefits under the EBPP 3A to assist the NEO in transitioning to new employment. These severance benefits as of December 31, 2017, consist of:

•	A lump sum cash payment equal to two (or, if less, the number of full and fractional years from the date of termination to the executive’s 65th birthday, but not less than one) times:

¡	The executive’s base salary; and

¡	The highest OHIP award payment paid or payable during the three years preceding the year of the Change in Control (but not less than the OHIP target award for the year of the termination);

•	For replacement PSU awards, full vesting of PSUs for the performance cycle ending in the year of the Change in Control. The cash payment will be based upon the greater of target or actual performance through the date of the Change in Control, with each PSU valued at the highest closing price for our Common Stock during the 60 days prior to the Change in Control;

•	For replacement PSU awards, full vesting of outstanding PSUs at target that are in the second year of the performance cycle and prorated vesting of outstanding PSUs at target that are in the first year of the performance cycle at the time of the Change in Control;

•	For replacement stock options and RSU awards (including accrued cash credits equivalent to dividends that would have been earned had the executive held Common Stock instead of RSUs), full vesting of all unvested stock options and RSUs;

•	Continuation of medical, dental, vision and life benefits for 24 months (or, if less, the number of months until the executive attains age 65, but not less than 12 months), or payment of the value of such benefits if continuation is not permitted under the terms of the applicable plan;

•	For executives who do not participate in the pension plan, a lump sum equal to the CRC rate times the sum of their base salary and OHIP earnings times the number of years in their severance period (two, or, if less, the number of full and fractional years from the date of termination to the executive’s 65th birthday, but not less than one). IRS limitations imposed on the 401(k) and pension plans will not apply for this purpose;

•	Outplacement services up to $35,000 and reimbursement for financial counseling and tax preparation services for two years;

•	An enhanced matching contribution cash payment equal to the 401(k) matching contribution rate of 4.5% multiplied by the executive’s base salary and last OHIP payment calculated as if such amounts were paid during the years in the executive’s severance period. For this purpose, the IRS limitations imposed on the 401(k) plan do not apply;

•	For executives who participate in the DB SERP, an enhanced benefit reflecting an additional two years of credit; and

•	For executives who participate in the DC SERP, an enhanced benefit reflecting a cash payment equal to the applicable percentage rate multiplied by his or her base salary and last OHIP payment calculated as if such amounts were paid during the years in the executive’s severance period.

The following table provides the severance payments and all other amounts that would have vested and become payable if a Change in Control occurred and the executive’s employment terminated on December 31, 2017:

Name	Lump Sum Cash Severance Payment ($)	PSU Related Payments(1) ($)	Vesting of Stock Options(2) ($)	Vesting of RSUs ($)	Value of Medical and Other Benefits Continuation ($)	Value of Financial Planning and Outplace- ment(3) ($)	Value of Enhanced DB SERP/ DC SERP and 401(k) Benefit(4) ($)	Total(5) ($)
Ms. Buck	5,060,000	928,928	1,081,473	8,165,406	40,232	68,000	6,620,929	21,964,968
Ms. Little	2,410,535	1,499,307	680,674	2,981,248	36,241	68,000	482,107	8,158,112
Mr. O’Day	2,214,000	1,009,635	663,615	614,029	12,726	68,000	213,822	4,795,827
Mr. Tillemans	1,125,000	154,588	63,893	761,904	3,880	68,000	450,000	2,627,265
Ms. West	2,340,000	268,729	158,464	4,583,777	36,388	68,000	468,000	7,923,358

(1)	Amounts reflect vesting of PSUs awarded, as follows:

•	For the performance cycle which ended on December 31, 2017, the difference between target and actual performance as of December 31, 2017, and the difference between a value per PSU of $115.45 the highest closing price for our Common Stock on the NYSE during the last 60 days of 2017, and a value per PSU of $113.51 the closing price of our Common Stock on the NYSE on December 29, 2017, the last trading day of 2017;

•	For the performance cycle ending December 31, 2018, at target performance, with a value per PSU of $115.45 the highest closing price for our Common Stock on the NYSE during the last 60 days of 2017; and

•	For the performance cycle ending December 31, 2019, and for Mr. O’Day’s special PSU award, one-third of the contingent target units awarded, at target performance, with a value per PSU of $115.45 the highest closing price for our Common Stock on the NYSE during the last 60 days of 2017.

Because Mr. O’Day and Ms. Buck were retirement eligible as of December 31, 2017, as of that date they had already vested in a portion of the PSU awards for the performance cycles ending December 31, 2018 and December 31, 2019. Accordingly, with respect to these NEOs, the amount for the performance cycle ending December 31, 2018, reflects only (i) an incremental payment of the portion of the PSU award that would vest upon termination following a Change in Control (i.e. 1/3 of the total award) and (ii) an incremental benefit equal to the difference between a value per PSU of $115.45 the highest closing price of our Common Stock on the NYSE during the last 60 days of 2017, and a value per PSU of $113.51 the closing price of our Common Stock on the NYSE on December 29, 2017, the last trading day of 2017, while the amount for the performance cycle ending December 31, 2019, reflects only an incremental benefit equal to the difference between a value per PSU of $115.45 and a value per PSU of $113.51.

(2)	Reflects the value of unvested options that would vest upon the executive’s employment termination following a Change in Control based on the excess, if any, of the value of our Common Stock of $113.51 on December 29, 2017, the last trading day of 2017, over the exercise price for the options. Information regarding unvested options as of December 31, 2017 can be found in the Outstanding Equity Awards at 2017 Fiscal-Year End Table.

(3)	Value of maximum payment for financial planning and tax preparation continuation for two years following termination of employment plus outplacement services of $35,000.

(4)	For Ms. Buck, this value reflects the amounts of enhanced DB SERP, 401(k) Match and Supplemental 401(k) Match over a 24 month period. For Mmes. Little and West and Mr. Tillemans, the value reflects the amounts of DC SERP, CRC, Supplemental CRC, 401(k) Match and Supplemental 401(k) Match that would have been paid had they remained employees for 24 months after their termination. For Mr. O’Day, the value reflects the amounts of DC SERP, CRC, Supplemental CRC, 401(k) Match and Supplemental 401(k) Match that would have been paid had he remained an employee for 12 months after his termination.

(5)	For any given executive the total payments made in the event of termination after a Change in Control would be reduced to the “safe harbor” limit under IRC Section 280G if such reduction would result in a greater after-tax benefit for the executive.

Separation Payments under Retirement Agreement

Pursuant to Mr. Bilbrey’s Retirement Agreement, he received all of the payments and benefits to which he was entitled upon a voluntary termination of his employment on March 1, 2017 under the terms and conditions of his employment agreement, the EICP and each award agreement governing outstanding stock options, RSUs and PSUs issued thereunder, the Deferred Compensation Plan and the DB SERP, including the following:

•	Retirement treatment for stock options, RSUs and PSUs, which resulted in accelerated vesting of 236,739 stock options, accelerated vesting and distribution of 18,838 RSUs and a non-forfeitable right to receive 33,643 contingent target PSUs;

•	A lump sum distribution of vested amounts under the Deferred Compensation Plan equal to $9,812,718;

•	Payment under the DB SERP equal to $24,640,059;

•	A lump sum payment equal to $3,282,859 as a DB SERP-equivalent payment;

•	A lump sum distribution of vested pension benefits equal to $199,178;

•	Participation in the Company’s retiree medical program; and

•	A retiree life insurance benefit of $25,000.

In addition, Mr. Bilbrey received $688 for the payment of legal fees and expenses he incurred in connection with the negotiation and execution of his Retirement Agreement. Under the terms of the Retirement Agreement, Mr. Bilbrey remains subject to all of the terms and conditions of (i) his ECRCA with the Company, dated as of February 25, 2009 and (ii) all provisions of his employment agreement that survive the termination of his employment with the Company. In consideration of the payments and benefits provided to Mr. Bilbrey under the Retirement Agreement, he executed a release of all claims against the Company.

CEO Pay Ratio Disclosure

The annual total compensation of our CEO for fiscal year 2017 was $10,600,386. This differs from the value reported in the Summary Compensation Table included in this Proxy Statement because Ms. Buck did not become CEO until March 1, 2017. In accordance with the requirements set forth in Item 402(u) of Regulation S-K, we adjusted Ms. Buck’s compensation to reflect what she would have earned if she had been CEO for the entire fiscal year. The median of the annual total compensation for all employees, excluding the CEO, for fiscal year 2017 was $28,173. As a result, we estimate that the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee for fiscal year 2017 was 376 to 1.

We identified the median employee using base salary, including overtime, earned in the first nine months of 2017 for all employees, excluding our CEO, as of October 10, 2017, the second Tuesday in October in 2017. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology used for calculating the total compensation of our NEOs as set forth in the Summary Compensation Table.

PROPOSAL NO. 3 – ADVISE ON NAMED EXECUTIVE

OFFICER COMPENSATION

✓	The Board of Directors unanimously recommends that stockholders vote FOR approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC rules, and as required under Section 14A of the Exchange Act, we are providing stockholders an opportunity to conduct an advisory vote regarding the compensation of our NEOs as disclosed in this Proxy Statement.

Prior to submitting your vote, we encourage you to read our Compensation Discussion & Analysis and the accompanying executive compensation tables for details about our executive compensation program, including information about the 2017 compensation of our NEOs.

As discussed in more detail in the Compensation Discussion & Analysis, we believe our executive compensation program is competitive and governed by pay-for-performance principles. We emphasize compensation opportunities that reward results. Our stock ownership requirements and use of stock-based incentives reinforce the alignment of the interests of our executives with those of our long-term stockholders. In doing so, our executive compensation program supports our strategic objectives and mission.

Accordingly, we ask you to approve the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of The Hershey Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion & Analysis, the Executive Compensation Tables and the related narrative discussion.”

Because your vote is advisory, it will not be binding upon the Board. However, as noted in the Compensation Discussion & Analysis, the Compensation Committee and the Board will, as deemed appropriate, take into account the outcome of the vote when considering future decisions affecting executive compensation.

The affirmative vote of the holders of at least a majority of the shares of Common Stock and Class B Common Stock (voting together as a class) represented at the Annual Meeting, in person or by proxy, is required to approve this proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as any person who is the beneficial owner of more than 10% of our outstanding Common Stock, to file reports with the SEC and NYSE showing their ownership and changes in ownership of the Company’s securities. Copies of these reports also must be furnished to us. Based on an examination of these reports and on written representations provided to us, it is our opinion that all reports for 2017 were timely filed.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Item 404 of SEC Regulation S-K requires that we disclose any transaction or series of similar transactions, or any currently proposed transaction(s), in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any of the following persons had or will have a direct or indirect material interest:

•	Our directors or nominees for director;

•	Our executive officers;

•	Persons owning more than 5% of any class of our outstanding voting securities; or

•	The immediate family members of any of the persons identified in the preceding three bullets.

Policies and Procedures Regarding Transactions with Related Persons

The Board has adopted a written Related Person Transaction Policy that governs the review, approval or ratification of related person transactions. The Related Person Transaction Policy may be viewed on the Investors section of our website at www.thehersheycompany.com.

Under the Related Person Transaction Policy, each related person transaction, and any significant amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of our Board composed solely of independent directors who have no interest in the transaction. We refer to each such committee as a Reviewing Committee. The Related Person Transaction Policy also permits the disinterested members of the full Board to act as a Reviewing Committee.

The Board has designated the Governance Committee as the Reviewing Committee primarily responsible for the administration of the Related Person Transaction Policy. In addition, the Board has designated special Reviewing Committees to oversee certain transactions involving the Company and Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and companies owned by or affiliated with any of the foregoing. Finally, the Related Person Transaction Policy provides that the Compensation Committee will review and approve, or review and recommend to the Board for approval, any employment relationship or transaction involving an executive officer of the Company and any related compensation.

When reviewing, approving or ratifying a related person transaction, the Reviewing Committee will examine all material facts about the related person’s interest in, or relationship to, the transaction, including the approximate dollar value of the transaction. If the related person transaction involves an outside director or nominee for director, the Reviewing Committee also may consider whether the transaction would compromise the director’s status as an “independent director,” “outside director” or “non-employee director” under the Board’s Corporate Governance Guidelines, the NYSE Rules, the Code or the Exchange Act.

Transactions with Hershey Trust Company, Milton Hershey School and the Milton Hershey School Trust

During 2017, there were no transactions with the Company in which any executive officer, director or nominee for director, or any of their immediate family members, had a direct or indirect material interest that would need to be disclosed pursuant to Item 404 of SEC Regulation S-K, nor were any such transactions planned.

In any given year, we may engage in certain transactions with Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and companies owned by or affiliated with any of the foregoing. These transactions are typically immaterial, ordinary-course transactions that do not constitute related person transactions. However, from time to time we may also engage in related person transactions with Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and/or their subsidiaries and affiliates. Under the Board’s Corporate Governance Guidelines, a special Reviewing Committee normally composed of the directors elected by the holders of the Common Stock voting separately as a class reviews and makes recommendations to the Board regarding these transactions. The Corporate Governance Guidelines also authorize the independent directors having no affiliation with Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust or their affiliates to designate a different special Reviewing Committee to review these transactions.

Effective August 24, 2017, the Company entered into a Stock Purchase Agreement with Hershey Trust Company, as trustee for the Milton Hershey School Trust, pursuant to which the Company agreed to purchase 1,500,000 shares of the Company’s common stock from Hershey Trust Company at a price equal to $106.01 per share, for a total purchase price of $159,015,000. The transaction was approved by the independent directors of the Company’s Board having no affiliation with Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust or their affiliates.

The Company was not a participant in any other transactions in 2017, and does not currently contemplate being a participant in any transactions in 2018, with any stockholder owning more than 5% of any class of the Company’s outstanding voting securities that would need to be disclosed pursuant to Item 404 of SEC Regulation S-K.

During 2017, we engaged in transactions in the ordinary course of our business with Hershey Trust Company, Milton Hershey School and companies affiliated with Hershey Trust Company, Milton Hershey School and the Milton Hershey School Trust. These transactions involved the sale and purchase of goods and services as well as the leasing of real estate at market rates. The transactions were primarily with Hershey Entertainment & Resorts Company, a company that is owned by the Milton Hershey School Trust. All sales and purchases were made on terms and at prices we believe were generally available in the marketplace and were in amounts that were not material to us or to Hershey Entertainment & Resorts Company. Therefore, these transactions did not require approval under our Related Person Transaction Policy.

Although our transactions with Hershey Trust Company, Milton Hershey School and the companies affiliated with each of the foregoing and with the Milton Hershey School Trust (including Hershey Entertainment & Resorts Company) are either immaterial or otherwise not required to be disclosed under Item 404 of SEC Regulation S-K, because of our relationship with these entities, we have elected to disclose the aggregate amounts of our purchase and sale transactions with these entities for your information. In this regard:

•	Our total sales to these entities in 2017 were approximately $1.5 million; and

•	Our total purchases from these entities in 2017 were approximately $2.5 million.

We do not expect the types of transactions or the amount of payments to change materially in 2018.

From January 1, 2017 through May 31, 2017, the Company leased to Hershey Entertainment & Resorts Company a portion of a building owned and occupied by the Company in Hershey, Pennsylvania. The leased area consisted of approximately 67,500 square feet of storage space in the building that was not being utilized by the Company. The lease was first entered into on January 1, 2011, and had a term of one year. The lease permitted Hershey Entertainment & Resorts Company to renew the lease for subsequent one-year terms and, if space was available, to request an increase in the area occupied. Hershey Entertainment & Resorts Company had renewed the lease for additional one-year terms each year since 2012. The lease was on terms we believe were generally available in the marketplace and was not material to us or Hershey Entertainment & Resorts Company. Rent during 2017 was $123,750, which included a pro rata allocation of utilities, insurance, maintenance and other operating costs. This lease terminated May 31, 2017.

Effective June 1, 2017, the Company entered into a new lease with Hershey Entertainment & Resorts Company for a portion of a separate building owned and occupied by the Company in Hershey, Pennsylvania. The new leased area consists of approximately 17,660 square feet of storage space in the building that is not being utilized currently by the Company. The lease permits Hershey Entertainment & Resorts Company to renew the lease for subsequent one-year terms and, if space is available, to request an increase in the area occupied. The lease is on terms we believe are generally available in the marketplace and is not material to us or Hershey Entertainment & Resorts Company. Rent during 2017 was $40,692 and for 2018 is expected to be $69,757, which amounts include a pro rata allocation of utilities, insurance, maintenance and other operating costs.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

Mmes. Haben and Koken and Messrs. Malcolm, Mead, Palmer, Ridge and Shedlarz served as members of our Compensation Committee at various times during 2017. None of the members of our Compensation Committee served as one of our officers or employees during 2017 or at any time in the past, and neither they nor any other director served as an executive officer of any entity for which any of our executive officers served as a director or member of its compensation committee.

None of the members of our Compensation Committee has a relationship with us that is required to be disclosed under Item 404 of SEC Regulation S-K.

OTHER MATTERS

Householding of Proxy Materials

The SEC has adopted rules that allow us to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required annual meeting materials to two or more stockholders sharing the same address. We may do this only if the stockholders at that address share the same last name or if we reasonably believe that the stockholders are members of the same family. If we are sending a Notice of Internet Availability of Proxy Materials, the envelope must contain a separate notice for each stockholder at the shared address. Each Notice of Internet Availability of Proxy Materials must contain a unique control number that each stockholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.

We believe this rule is beneficial both to our stockholders and to the Company. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, stockholders at a shared address may revoke their consent to the householding program and receive their Notice of Internet Availability of Proxy Materials in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you have elected to receive paper copies of our proxy materials and want to receive a separate copy of these materials for our 2018 Annual Meeting, please call our Investor Relations Department, toll free, at (800) 539-0261. If you consented to the householding program and wish to revoke your consent for future years, simply call, toll free, (866) 540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Information Regarding the 2019 Annual Meeting of Stockholders

The 2019 Annual Meeting of Stockholders is expected to be held on May 1, 2019. To be eligible for inclusion in the proxy materials for the 2019 Annual Meeting of Stockholders, a stockholder proposal must be received by our Corporate Secretary by no later than November 22, 2018, and must comply in all respects with applicable rules of the SEC. Stockholder proposals should be addressed to The Hershey Company, c/o Corporate Secretary, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

A stockholder may present a proposal not included in our proxy materials from the floor of the 2019 Annual Meeting of Stockholders only if our Corporate Secretary receives notice of the proposal, along with additional information required by our by-laws, between January 2, 2019 and February 1, 2019. Notice should be addressed to The Hershey Company, c/o Corporate Secretary, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

The notice must contain the following additional information:

•	The stockholder’s name and address;

•	The stockholder’s shareholdings;

•	A brief description of the proposal;

•	A brief description of any financial or other interest the stockholder has in the proposal; and

•	Any additional information that the SEC would require if the proposal were presented in a proxy statement.

A stockholder may nominate a director from the floor of the 2019 Annual Meeting of Stockholders only if our Corporate Secretary receives notice of the nomination, along with additional information required by our by-laws, between January 2, 2019 and February 1, 2019. The notice must contain the following additional information:

•	The stockholder’s name and address;

•	A representation that the stockholder is a holder of record of any class of our equity securities;

•	A representation that the stockholder intends to make the nomination in person or by proxy at the meeting;

•	A description of any arrangement the stockholder has with the individual the stockholder plans to nominate and the reason for making the nomination;

•	The nominee’s name, address and biographical information;

•	The written consent of the nominee to serve as a director if elected; and

•	Any additional information regarding the nominee that the SEC would require if the nomination were included in a proxy statement regardless of whether the nomination may be included in such proxy statement.

Any stockholder holding 25% or more of the votes entitled to be cast at the 2019 Annual Meeting of Stockholders is not required to comply with these pre-notification requirements.

By order of the Board of Directors,

Leslie M. Turner

Senior Vice President,

General Counsel and Corporate Secretary

March 22, 2018

HERSHEY
THE HERSHEY COMPANY P.O. BOX 810 HERSHEY, PA 17033-0810
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 1, 2018. Have your proxy and voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - (800) 690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT on May 1, 2018. Have your proxy and voting instruction card in hand when you call and follow the instructions from the telephone voting site.
VOTE BY MAIL
Mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope we have provided or return it to The Hershey Company, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
401(k) PLAN AND PR 401(k) PLAN PARTICIPANTS
Your voting instructions must be received no later than 11:59 p.m. EDT on April 27, 2018. Use any of the voting methods above to submit your voting instructions.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E38980-P02672-Z71788
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY AND VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
THE HERSHEY COMPANY
The Board of Directors recommends you vote FOR each of the following nominees:
For All
Withhold All
For All
Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors
Nominees:
01) P. M. Arway
02) J. W. Brown
03) M. G. Buck
04) C. A. Davis
05) M. K. Haben
06) J. C. Katzman
07) M. D. Koken
08) R. M. Malcolm
09) A. J. Palmer
10) W. L. Schoppert
11) D. L. Shedlarz
The Board of Directors recommends you vote FOR Proposals 2 and 3:
2. Ratify the appointment of Ernst & Young LLP as independent auditors for 2018.
3. Approve named executive officer compensation on a non-binding advisory basis.
The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.
NOTE: Please follow the instructions above to vote by Internet or telephone, or mark, sign (exactly as name(s) appear(s) above) and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.
For Against Abstain
Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date

HERSHEY
Admission Ticket
THE HERSHEY COMPANY
2018 Annual Meeting of Stockholders
Wednesday, May 2, 2018 10:00 a.m. EDT
GIANT Center
550 West Hersheypark Drive Hershey, PA 17033
Presenting this Admission Ticket at
HERSHEY’S CHOCOLATE WORLD Attraction entitles you to 25% off selected items from 9:00 a.m. until 6:00 p.m. EDT on May 2, 2018.
Offer good on May 2, 2018, only.
Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to be held on May 2, 2018:
The Notice of 2018 Annual Meeting and Proxy Statement, 2017 Annual Report to Stockholders and proxy card are available at www.proxyvote.com.
FOLD AND DETACH HERE
FOLD AND DETACH HERE
E38981-P02672-Z71788
THE HERSHEY COMPANY
STOCKHOLDER’S PROXY AND VOTING INSTRUCTION CARD
The undersigned hereby appoints M. G. Buck and K. S. Purcell, and each of them, as proxies, with full power of substitution, to attend The Hershey Company (the “Company”) Annual Meeting of Stockholders to be held at 10:00 a.m. EDT, May 2, 2018, at GIANT Center, 550 West Hersheypark Drive, Hershey, Pennsylvania, or at any adjournment thereof (“Annual Meeting”), and to vote all of the undersigned’s shares of the Company’s Common Stock in the manner directed on the reverse side of this card. The shares represented by this proxy, when executed properly, will be voted in the manner directed. If direction is not given but the card is signed, this proxy will be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2 and FOR Proposal 3 as set forth on the reverse side, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.
SPECIAL INFORMATION for participants in The Hershey Company 401(k) Plan (“401(k) Plan”) and The Hershey Company Puerto Rico 401(k) Plan (“PR 401(k) Plan”): This proxy also provides voting instructions for shares held on the record date for the Annual Meeting by Vanguard Fiduciary Trust Company (“Vanguard”),* as trustee of the 401(k) Plan or as custodian appointed by Banco Popular de Puerto Rico, trustee of the PR 401(k) Plan, as applicable. If you are a participant in either plan, this paragraph (and not the paragraph above) applies with respect to voting these plan shares. By marking and returning this card, you will direct Vanguard (i) how to vote the shares of Common Stock allocated to your account in that plan and (ii) how to vote a portion of the shares of Common Stock allocated to the accounts of other participants in that plan who have not submitted voting instructions by the voting deadline. If Vanguard receives your properly marked and executed card on or before April 27, 2018, Vanguard will vote these shares in the manner directed by you. If direction is not given or is received after April 27, 2018, Vanguard will vote these shares in the 401(k) Plan or PR 401(k) Plan, as applicable, in the same proportion, respectively, as the final aggregate vote of the 401(k) Plan or PR 401(k) Plan participants who submitted timely votes on the matter.
This proxy is solicited on behalf of the Board of Directors pursuant to a separate Notice of 2018 Annual Meeting and Proxy Statement dated March 22, 2018, receipt of which is hereby acknowledged. The shares of Common Stock represented by this proxy shall be entitled to one vote for each such share held. Except with regard to voting separately as a class on the election of M. K. Haben and W. L. Schoppert, shares of Common Stock will vote together with shares of Class B Common Stock without regard to class.
THIS PROXY AND VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
*Vanguard Fiduciary Trust Company, in its capacity as trustee or custodian, has appointed Broadridge as agent to tally the vote.

HERSHEY
THE HERSHEY COMPANY P.O. BOX 810
HERSHEY, PA 17033-0810
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 1, 2018. Have your proxy and voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - (800) 690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT on May 1, 2018. Have your proxy and voting instruction card in hand when you call and follow the instructions from the telephone voting site.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E38982-P02672-Z71788
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
THE HERSHEY COMPANY
The Board of Directors recommends you vote FOR each of the following nominees:
1. Election of Directors
Nominees:
01) P. M. Arway
02) J. W. Brown
03) M. G. Buck
04) C. A. Davis
05) J. C. Katzman
06) M. D. Koken
07) R. M. Malcolm
08) A. J. Palmer
09) D. L. Shedlarz
For All
Withhold All
For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR Proposals 2 and 3:
2. Ratify the appointment of Ernst & Young LLP as independent auditors for 2018.
3. Approve named executive officer compensation on a non-binding advisory basis.
For
Against
Abstain
The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.
NOTE: Please follow the instructions above to vote by Internet or telephone, or mark, sign (exactly as name(s) appear(s) above) and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.
Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date

HERSHEY
Admission Ticket
THE HERSHEY COMPANY
2018 Annual Meeting of Stockholders
Wednesday, May 2, 2018
10:00 a.m. EDT
GIANT Center
550 West Hersheypark Drive Hershey, PA 17033
Presenting this Admission Ticket at
HERSHEY’S CHOCOLATE WORLD Attraction entitles you to 25% off selected items from 9:00 a.m. until 6:00 p.m. EDT on May 2, 2018.
Offer good on May 2, 2018, only.
Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to be held on May 2, 2018:
The Notice of 2018 Annual Meeting and Proxy Statement, 2017 Annual Report to Stockholders and proxy card are available at www.proxyvote.com.
FOLD AND DETACH HERE
FOLD AND DETACH HERE
E38983-P02672-Z71788
THE HERSHEY COMPANY
CLASS B COMMON STOCK
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned, having received the Notice of 2018 Annual Meeting and Proxy Statement of The Hershey Company (the “Company”) dated March 22, 2018, appoints M. G. Buck and K. S. Purcell, and each of them, as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of the Company’s Class B Common Stock at the Annual Meeting of Stockholders to be held at 10:00 a.m. EDT, May 2, 2018, at GIANT Center, 550 West Hersheypark Drive, Hershey, Pennsylvania, or at any adjournment thereof.
The shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder(s), who shall be entitled to cast ten votes for each such share held. If direction is not given but the card is signed, this proxy will be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2 and FOR Proposal 3 as set forth on the reverse side, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.
This proxy is continued on the reverse side.